Exhibit 10.1
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                              AMENDED AND RESTATED


                                CREDIT AGREEMENT


                                      AMONG


                            ITHACA INDUSTRIES, INC.,


                                 VARIOUS BANKS,

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                   AS CO-AGENT


                                       AND


                             BANKERS TRUST COMPANY,
                                    AS AGENT



                         ------------------------------



                          DATED AS OF DECEMBER 16, 1996



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                            TABLE OF CONTENTS



                                                                    PAGE

SECTION 1.     Amount and Terms of Credit........................     1
  1.1      The Commitments.......................................     1
  1.2      Minimum Amount of Each Revolving
             Loan Borrowing......................................     4
  1.3      Notice of Borrowing...................................     4
  1.4      Disbursement of Funds.................................     5
  1.5      Notes.................................................     6
  1.6      Pro Rata Borrowings...................................     7
  1.7      Interest..............................................     7
  1.8      Increased Costs, etc..................................     8
  1.9      Compensation..........................................     9
  1.10     Change of Lending Office..............................     9
  1.11     Replacement of Banks..................................     9

SECTION 2.     Letters of Credit.................................    10
  2.1      Letters of Credit.....................................    10
  2.2      Minimum Stated Amount.................................    12
  2.3      Letter of Credit Requests.............................    12
  2.4      Letter of Credit Participations.......................    13
  2.5      Agreement to Repay Letter of Credit Drawings..........    15
  2.6      Increased Costs.......................................    16

SECTION 3.     Commitment Commission; Fees; Reductions
             of Commitment.......................................    17
  3.1      Fees..................................................    17
  3.2      Voluntary Termination of Unutilized
             Commitments.........................................    18
  3.3      Mandatory Reduction of Commitments....................    19

SECTION 4.     Prepayments; Payments; Taxes......................    19
  4.1      Voluntary Prepayments.................................    19
  4.2      Mandatory Repayments and Commitment
             Reductions..........................................    20
  4.3      Method and Place of Payment...........................    24
  4.4      Net Payments..........................................    24

SECTION 5.     Conditions Precedent to Loans on
             the Initial Borrowing Date..........................    27
  5.1      Execution of Agreement; Notes.........................    27
  5.2      Officer's Certificate.................................    27
  5.3      Opinions of Counsel...................................    27
  5.4      Corporate Documents; Proceedings;
             Management..........................................    28
5.5        Employee Benefit Plans; Shareholders'
             Agreements; Management Agreements;
             Employment Agreements; Collective



                                -i-

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             Bargaining Agreements; Debt Agreements..............    28
  5.6      Effective Date of Reorganization Plan.................    29
  5.7      Pledge Agreement......................................    29
  5.8      Security Agreement....................................    30
  5.9      Cash Collateral Agreement.............................    31
  5.10     Intentionally Omitted.................................    31
  5.11     Mortgages; Title Insurance; Surveys; etc..............    31
  5.12     Adverse Change, etc...................................    32
  5.13     Litigation............................................    32
  5.14     Fees, etc.............................................    33
  5.15     Solvency Certificate; Environmental
             Analyses; Insurance Analyses; Accounts
             Receivable Audit; Real Estate Appraisals............    33
  5.16     Consent Letter........................................    34
  5.17     Pro Forma Balance Sheet...............................    34
  5.18     Initial Borrowing Base Certificate....................    34

SECTION 6.     Conditions Precedent to All
             Credit Events.......................................    34
  6.1      No Default; Representations and
             Warranties..........................................    34
  6.2      Notice of Borrowing; Letter of Credit
             Request.............................................    35

SECTION 7.     Representations, Warranties and
             Agreements..........................................    35
  7.1      Corporate Status......................................    35
  7.2      Corporate Power and Authority.........................    36
  7.3      No Violation..........................................    36
  7.4      Governmental Approvals................................    37
  7.5      Financial Statements; Financial Condition;
             Undisclosed Liabilities; Projections; etc...........    37
  7.6      Litigation............................................    38
  7.7      True and Complete Disclosure..........................    38
  7.8      Use of Proceeds; Margin Regulations...................    39
  7.9      Tax Returns and Payments..............................    39
  7.10     Compliance with ERISA.................................    40
  7.11     The Security Documents................................    40
  7.12     Properties............................................    42
  7.13     Capitalization........................................    42
  7.14     Subsidiaries..........................................    43
  7.15     Compliance with Statutes, etc.........................    43
  7.16     Investment Company Act................................    43
  7.17     Public Utility Holding Company Act....................    43
  7.18     Environmental Matters.................................    44
  7.19     Labor Relations.......................................    45
   7.20    Patents, Licenses, Franchises and
             Formulas............................................    45
  7.21     Indebtedness..........................................    45
  7.22     Reorganization Plan...................................    46
  7.23     Indebtedness of Holdings and Its
             Non-Ithaca Subsidiaries.............................    46
  7.24     Acknowledgment of Obligations; No Claims..............    46
  7.25     Term Loans............................................    46

SECTION 8.     Affirmative Covenants.............................    47
  8.1      Information Covenants.................................    47
  8.2      Books, Records and Inspections........................    52

  8.3      Maintenance of Property; Insurance....................    52
  8.4      Corporate Franchises..................................    53
  8.5      Compliance with Statutes, etc.........................    54
  8.6      Compliance with Environmental Laws....................    54
  8.7      ERISA.................................................    55
  8.8      End of Fiscal Years; Fiscal Quarters..................    56
  8.9      Performance of Obligations............................    56
  8.10     Payment of Taxes......................................    56
  8.11     Interest Rate Protection..............................    56
  8.12     Registry..............................................    56
  8.13     Accounts..............................................    57
  8.14     Successor Cash Collateral Agreement...................    59

SECTION 9.     Negative Covenants................................    59
  9.1      Liens.................................................    59
  9.2      Consolidation, Merger, Purchase or Sale
             of Assets, etc......................................    62
  9.3      Dividends.............................................    64
  9.4      Leases................................................    64
  9.5      Indebtedness..........................................    64
  9.6      Advances, Investments and Loans.......................    65
  9.7      Transactions with Affiliates..........................    66
  9.8      Capital Expenditures..................................    67
  9.9      Consolidated Fixed Charge Coverage Ratio..............    67
  9.10     Minimum EBITDA........................................    67
  9.11     Consolidated Interest Coverage Ratio..................    68
  9.12     Limitation on Voluntary Payments and
             Modifications of Indebtedness;
             Modifications of Certificate of
             Incorporation, By-Laws and Certain
             Other Agreements; etc...............................    68
  9.13     Limitation on Certain Restrictions on
             Subsidiaries........................................    69
  9.14     Limitation on Issuance of Capital Stock...............    69
  9.15     Business..............................................    70
  9.16     Limitation on Creation of Subsidiaries
             and Entering into Partnerships and
             Joint Ventures......................................    70

 SECTION 10.....................................Events of Default
  70
  10.1     Payments..............................................    70
  10.2     Representations, etc..................................    71
  10.3     Covenants.............................................    71
  10.4     Default Under Other Agreements........................    71
  10.5     Bankruptcy, etc.......................................    71
  10.6     ERISA.................................................    72
  10.7     Security Documents....................................    73
  10.8     Judgments.............................................    73
  10.9     Change of Control.....................................    73

SECTION 11.    Definitions and Accounting Terms..................    74



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  11.1     Defined Terms.........................................    74

SECTION 12.    The Agent and Co-Agent............................   102
  12.1     Appointment...........................................   102
  12.2     Nature of Duties......................................   103
  12.3     Lack of Reliance on the Agent and
             Co-Agent............................................   103
  12.4     Certain Rights of the Agent
             and Co-Agent........................................   103
  12.5     Reliance..............................................   104
  12.6     Indemnification.......................................   104
  12.7     The Agent and Co-Agent in Their
             Individual Capacities...............................   104
  12.8     Holders...............................................   105
  12.9     Resignation by the Agent and the Co-Agent.............   105

SECTION 13.    Miscellaneous.....................................   106
  13.1     Payment of Expenses, etc..............................   106
  13.2     Right of Setoff.......................................   107
  13.3     Notices...............................................   108
  13.4     Benefit of Agreement..................................   108
  13.5     No Waiver; Remedies Cumulative........................   110
  13.6     Payments Pro Rata.....................................   110
  13.7     Calculations; Computations............................   111
  13.8     GOVERNING LAW; SUBMISSION TO
             JURISDICTION; VENUE; WAIVER
             OF JURY TRIAL.......................................   111
  13.9     Counterparts..........................................   113
  13.10    Effectiveness.........................................   113
  13.11    Headings Descriptive..................................   113
  13.12    Amendment or Waiver...................................   113
  13.13    Survival..............................................   114
  13.14    Domicile of Loans.....................................   114

SCHEDULE I      Commitments
SCHEDULE II     Real Property
SCHEDULE III    Environmental Matters
SCHEDULE IV     Existing Indebtedness
SCHEDULE V      Insurance


                                      -iv-

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SCHEDULE VI     ERISA Matters
SCHEDULE VII    Excepted Accounts
SCHEDULE VIII   Existing Liens
SCHEDULE IX     Existing Bankers Trust Letters of Credit


EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Term Note
EXHIBIT B-2     Revolving Note
EXHIBIT B-3     Swingline Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Opinion of Paul, Weiss, Rifkind, Wharton & Gar
                rison
EXHIBIT E       Officers' Certificate
EXHIBIT F       Pledge Agreement
EXHIBIT G       Security Agreement
EXHIBIT H       Cash Collateral Agreement
EXHIBIT I       Intentionally Omitted
EXHIBIT J       Intentionally Omitted
EXHIBIT K       Solvency Certificate
EXHIBIT L       Consent Letter
EXHIBIT M       Borrowing Base Certificate
EXHIBIT N       Letter Agreement
EXHIBIT O       Assignment and Assumption Agreement
EXHIBIT P       Business Plan
EXHIBIT Q       Reorganization Plan
EXHIBIT R       Section 4.04(b)(iii) Certificate

         AMENDED AND RESTATED CREDIT AGREEMENT, originally dated as of December 1, 1992, among ITHACA INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more agencies, branches or affiliates, as Co-Agent (in such capacity, the "Co-Agent") and BANKERS TRUST COMPANY, as Agent, or any of their respective predecessors in interest, and amended and restated by the parties hereto as of December __, 1996 (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                         W I T N E S S E T H:


         WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to amend and restate the Original Credit Agreement and to make available to the Borrower the respective credit facilities provided for herein;

         NOW, THEREFORE, IT IS AGREED:

         AMENDMENT AND RESTATEMENT

         The Borrower, the Banks, the Agent and the Co-Agent hereby agree to the amendment and restatement in its entirety of the Original Credit Agreement by this Agreement, and upon the Effective Date, the original Credit Agreement shall be deemed so amended and restated. On and after the Effective Date, all references herein shall be deemed to constitute references to this Amended and Restated Credit Agreement.

         SECTION 1.  AMOUNT AND TERMS OF CREDIT.

         1.1 THE COMMITMENTS. (a) Pursuant to the Original Credit Agreement, and subject to and upon the terms and conditions set forth therein, each Bank with a Term Loan Commitment severally agreed to make, and did make, an original term loan (each as amended and restated hereunder, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans do not exceed for any Bank, in initial aggregate principal amount, that amount which equals the Term Loan Commitment of such Bank on the Initial Borrowing Date (after giving effect to the repayment and reduction of Term Loans pursuant to Section 1.02). Once repaid, Term Loans may not be reborrowed.

         (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a loan or loans (each, a "Revolving

Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) may be repaid and reborrowed in accordance with the provisions hereof,
(ii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the pro ceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Revolving Loan Sub-Commitment of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Revolving Loan Commitment of such Bank at such time, and (iii) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the lesser of (A) the Borrowing Base at such time or (B) the Total Revolving Loan Sub-Commitment at such time.

         (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Initial Bor rowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collec tively, the "Swingline Loans"), which Swingline Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, (ii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and Letter of Credit Outstandings at such time, an amount equal to the lesser of (A) the Borrowing Base at such time less the aggregate principal amount of all outstanding Revolving Loans made by Defaulting Banks and (B) the Adjusted Total Revolving Loan Sub-Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Sub-Commitment on such date), and (iii) shall not exceed at any time outstanding the Maximum Swingline Amount.

         (d) On any Business Day, BTCo may, in its sole dis cretion, give notice to the Banks that its outstanding Swing line Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) PRO RATA based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Re volving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing, and (v) the amount of the Borrowing Base, the Total Revolving Loan Sub-Commitment or the Adjusted Total Revolving Loan Sub-Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but ad justed for any payments received from the Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the Revolving Loan Commitments of such Bank, if not terminated pursuant to the terms hereof, shall be reduced on a dollar for dollar basis, PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds rate for the first three days and at the rate otherwise applicable to Revolving Loans for each day thereafter.

         1.2 MINIMUM AMOUNT OF EACH REVOLVING LOAN BORROWING. Borrowings of Revolving Loans shall be made in aggregate principal amounts of not less than
(a) on the Initial Borrowing Date, the sum of (i) $22,185,598.61 (which amount shall be used to reduce repay in part the outstanding principal amount of the Term Loans and thereby reduce such outstanding principal amount from $77,185,598.61 to $55,000,000) PLUS (ii) the aggregate other amounts, if any, necessary to consummate the terms of the Reorganization Plan, PROVIDED that the aggregate of the amounts set forth in (i) and (ii) shall not exceed the Total Revolving Loan Sub-Commitment and (b) thereafter, $1,000,000 and, if greater in either case, in integral multiples of $500,000; PROVIDED FURTHER, that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $500,000 and, if greater, in integral multiples of $250,000. More than one Borrowing may occur on the same date. All Borrowings made on the Initial Borrowing Date pursuant to clause (a)(i) of the immediately preceding sentence, shall be deemed to have been made in connection with the amendment and restatement of the Original Credit Agreement without necessity of the actual delivery of a Notice of Borrowing by the Borrower or the transfer of money among the parties hereto.

         1.3 NOTICE OF BORROWING. (a) Except as set forth in Section 1.02, whenever the Borrower desires to make a Bor rowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office at least one Business Day's prior notice of each Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to
(i) specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and the dates of the most recent December Clean-Down Period and May Clean-Down Period and (ii) certify that there are no Defaults or Events of Default hereunder. The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 12:00 noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

       (ii) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing, believed by BTCo in good faith to be from a President, a Chief Operating Officer, an Executive Vice President, a Vice President, a Treasurer or an Assistant Treasurer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans.

      (iii) Mandatory Borrowings shall be made upon the no tice specified in
Section 1.01(d), with the Borrower irrevo cably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

         1.4 DISBURSEMENT OF FUNDS. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 p.m. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its PRO RATA portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.07. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

         1.5 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans of each Bank shall be evidenced (i) if Term Loans, by a promissory note duly ex ecuted and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Term Loan of such Bank as of the Initial Borrowing Date (after giving effect to the reduction described in Section 1.02) and be payable in the principal amount of the Term Loan evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in Section 1.07, (vi) be subject to mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the aggregate principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date,
(v) bear interest as provided in Section 1.07, (vi) be subject to mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Initial Borrowing Date, (iii) be in a stated aggregate principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.07, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) Each Bank will note on its internal records the amount of each of its Loans and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

         1.6 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be made by the Banks PRO RATA on the basis of their Revolving Loan Commitments; PROVIDED that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks PRO RATA on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

         1.7 INTEREST. (a) The Borrower agrees to pay in terest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate as each shall be in effect from time to time.

         (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Loans from time to time, such interest to be payable on demand.

         (c) Accrued (and theretofore unpaid) interest in respect of each Loan shall be payable (i) monthly in arrears on the last Business Day of each month, and (ii) on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (d) For each fiscal year (commencing with the fiscal year commencing closest to February 1, 1997), the Borrower shall, on or prior to the Quarterly Payment Date occurring in April of such fiscal year, deliver to the Agent and the Banks an officer's certificate setting forth the Applicable Margin determined in accordance with the definition thereof set forth herein (together with the calculations supporting such determination). The Applicable Margin as so determined shall be the Applicable Margin for such fiscal year. If the amounts of interest payments made by the Borrower during the portion of such fiscal year prior to the delivery of such officers' certificate are less than the amounts applicable to such fiscal year by reason of the determination of Applicable Margin as set forth in such officers' certificate, then such deficiency shall be payable on the date of the delivery of such officers' certificate.

         1.8 INCREASED COSTS, ETC. If at any time after the date of this Agreement any Bank determines that the introduc tion of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or compa rable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation on an after-tax basis for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's determination of compensation owing under this Section 1.08 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.08, will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

         1.9 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all rea sonable losses, expenses and liabilities which such Bank may sustain as a consequence of any default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank.

         1.10 CHANGE OF LENDING OFFICE. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.08, Section 2.06 or
Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use rea sonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation can be made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.10 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.08, 2.06 and 4.04.

         1.11 REPLACEMENT OF BANKS. If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, the Borrower shall have the right, if no Default or Event of Default then exists, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") acceptable to the Agent or, at the option of the Borrower, to replace only the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.11, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans) of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only the Revolving Loan Commitment, the outstanding Revolving Loans) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and
(y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective

Replaced Bank continues to have outstanding Term Loans hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

         SECTION 2.  LETTERS OF CREDIT.

         2.1 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that BTCo issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by BTCo or in such other form as has been approved by BTCo (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by BTCo or in such other form as has been approved by BTCo (each such documentary letter of credit, a "Trade Letter of Credit" and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries as set forth in
Section 2.01(b). Notwithstanding anything herein to the contrary, each Existing Bankers Trust Letter of Credit shall, without necessity of action by or on behalf of the Borrower, BTCo or any other Person, be (i) deemed a Letter of Credit hereunder for all purposes hereof and of the other Credit Documents and
(ii) entitled to all benefits of this Agreement and the other Credit Documents.

         (b) BTCo hereby agrees that it will, at any time and from time to time on or after the Initial Borrowing Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in
Section 2.01(a), PROVIDED that BTCo shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

        (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain BTCo from issuing such Letter of Credit or any requirement of law applicable to BTCo or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over BTCo shall prohibit, or request that BTCo refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon BTCo with respect to such Letter of Credit any restriction or reserve or capital requirement (for which BTCo is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not ap plicable, in effect or known to BTCo as of the date hereof and which BTCo in good faith deems material to it; or

       (ii) BTCo shall have received notice from any Bank of the type described in the penultimate sentence of Section 2.03(b) prior to the issuance of such Letter of Credit.

               (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would either (x) exceed $25,000,000 or (y) exceed, when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, an amount equal to the lesser of
   (A) the Borrowing Base at such time less the aggregate principal amount of all outstanding Revolving Loans made by Defaulting Banks and (B) the Adjusted Total Revolving Loan Sub-Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the Final Maturity Date, on terms acceptable to BTCo) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof or (y) the Final Maturity Date.

         2.2 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall be not less than $250,000 or such lesser amount as is acceptable to BTCo.

         2.3 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and BTCo at least ten Business Days' (or two Business Days in the case of Trade Letters of Credit, or, in each case such shorter period as is acceptable to BTCo in any given case) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless BTCo has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied (and in the case of Section 6, such condition(s) shall not have been waived in accordance with the terms hereof), or that the issuance of such Letter of Credit would violate Section 2.01(c), then BTCo may issue the requested Letter of Credit for the account of the Borrower in accordance with BTCo's usual and customary practices. Upon its issuance of any Letter of Credit, BTCo shall promptly notify each Bank of such issuance, which notice shall be accompanied by a copy of the Letter of Credit actually issued.

         2.4 LETTER OF CREDIT PARTICIPATIONS. (a) Immedi ately upon the issuance by BTCo of any Letter of Credit, BTCo shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than BTCo (each such Bank, in its capacity under this Section 2.04, a "Partici pant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from BTCo, without recourse or warranty (except as provided in Section 2.04(b)), an undivided interest and participation, to the ex tent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.11 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, BTCo shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been de livered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BTCo under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct and in accordance with the requirement of the preceding sentence (to the extent appli cable), shall not create for BTCo any resulting liability to the Borrower or any Bank.

         (c) In the event that BTCo makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to BTCo pursuant to Section 2.05(a), BTCo shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and, subject to Section 2.04(b), each Participant shall promptly and unconditionally pay to BTCo the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If BTCo so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to BTCo in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to BTCo, such Participant agrees to pay to BTCo, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to BTCo at the overnight Federal Funds Rate. The failure of any Participant to make available to BTCo its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to BTCo its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to BTCo such other Participant's Adjusted Percentage of any such payment.

         (d) Whenever BTCo receives a payment of a reimburse ment obligation as to which it has received any payments from the Participants pursuant to clause
(c) above, BTCo shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate ag gregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) In addition to its obligations under 2.04(b), upon the request of any Participant, BTCo shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

         (f) Subject to Section 2.04(b), the obligations of the Participants to make payments to BTCo with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

        (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

       (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (includ ing any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

      (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any re spect;

       (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

        (v)    the occurrence of any Default or Event of Default.

         2.5 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse BTCo, by making payment to BTCo in immediately available funds at the Payment office, for any payment or disbursement made by BTCo under or in respect of any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement by BTCo, with interest on the amount so paid or disbursed by BTCo, to the extent not reimbursed prior to 12:00 noon (New York time) on the date of such payment or disbursement by BTCo, from and including the date paid or disbursed to but excluding the date BTCo was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin, PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by BTCo (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin plus 2%, in each such case, with interest to be payable on demand. BTCo shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Sec tion 2.05 to reimburse BTCo with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of

Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing or any of the items enumerated in Section 2.04(f), clauses (i) to (v), inclusive; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse BTCo for any wrongful payment made by BTCo under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of BTCo.

         2.6 INCREASED COSTS. If, after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by BTCo or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by BTCo or participated in by any Participant, or (ii) impose on BTCo or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to BTCo or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by BTCo or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of BTCo or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by BTCo or any Participant (a copy of which demand shall be sent by BTCo or such Participant to the Agent), the Borrower shall pay to BTCo or such Participant such additional amount or amounts as will compensate such Bank on an after-tax basis for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. BTCo or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by BTCo or such Participant (a copy of which certificate shall be sent by BTCo or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate BTCo or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

         SECTION 3.  COMMITMENT COMMISSION; FEES; REDUCTIONS OF
COMMITMENT.

         3.1 FEES. (a) The Borrower agrees to pay the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Initial Borrowing Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in immediately available funds in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

         (b) The Borrower agrees to pay to the Agent for dis tribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 2.5% of the daily Stated Amount of such Letters of Credit. Accrued Letter of Credit Fees payable in immediately available funds with respect to Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date, and all accrued Letter of Credit Fees with respect to Letters of Credit shall be due and payable in immediately available funds upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower agrees to pay to BTCo, for its own account, a facing fee in respect of each Letter of Credit is sued for its account hereunder (the "Facing Fee") (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Standby Letter of Credit, PROVIDED that in any event the minimum amount of the Facing Fee for each Standby Letter of Credit shall be $500 (it being agreed that, at the time of any termination or expiration of a Standby Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Standby Letter of Credit, the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Standby Letters of Credit as provided in the following sentence), and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof, PROVIDED that in any event the minimum amount of the Facing Fee for each Trade Letter of Credit shall be $500. Accrued Facing Fees payable with respect to Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date, and all accrued Facing Fees with respect to Letters of Credit shall be due and payable in immediately available funds upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (d) The Borrower shall pay to BTCo, for its own ac count, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which BTCo is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower shall pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

         3.2 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. Upon at least two Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Un utilized Revolving Loan Commitment, PROVIDED that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of
(x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         3.3 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on December 31, 1996, unless the Initial Borrowing Date has occurred on or before such date.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the Initial Borrowing Date.

         (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

         (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to any of Sections 4.02(d) through
(i), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

         (e) Each reduction to the Total Revolving Loan Com mitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

         SECTION 4.  PREPAYMENTS; PAYMENTS; TAXES.

         4.1 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 noon (New York time) at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 noon (New York time) on such Business Day), whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid and the amount of such prepayment, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans); and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

         4.2 MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS. (a) (i) On any day on which the sum of the aggregate out standing principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Sub-Commitment as then in effect, the Borrower shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Sub-Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office, on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

       (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

         (b) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall, within one Business Day after the delivery thereof in accordance with Section 8.01(k), prepay principal of Swingline Loans in such amounts as are needed to eliminate the Borrowing Base Deficiency. To the extent that a Borrowing Base Deficiency continues to exist after repayment in full of all Swingline Loans, the Borrower shall prepay the principal of Revolving Loans made by Non-Defaulting Banks in an amount equal to such remaining Borrowing Base Deficiency and, to the extent such Borrowing Base Deficiency exceeds the principal amount of then outstanding Revolving Loans made by Non-Defaulting Banks, pay an amount of cash or Cash Equivalents equal to such excess (up to a maximum amount equal to the Letter of Credit Outstanding at such time) to the Agent at the Payment Office, such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account established by the Agent; PROVIDED that such amounts shall, so long as no Default or Event of Default then exists, be released from time to time to the extent in excess of the Borrowing Base Deficiency.

         (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then out standing, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(d) through (i), inclusive, a "Scheduled Repayment," and each such date, a "Scheduled Repayment Date"):

SCHEDULED REPAYMENT DATE                       AMOUNT

January 31, 1997                               $2,000,000
January 31, 1998                               $5,000,000
January 31, 1999                               $4,000,000
Final Maturity Date                           $44,000,000

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (other than to any Subsidiary of the Borrower made by the Borrower or any other Subsidiary of the Borrower), an amount equal to 100% of the cash proceeds of the respective equity issuance (net of customary underwriting discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans; PROVIDED, HOWEVER, that in the case of cash proceeds received by the Borrower or any of its Subsidiaries from the exercise of warrants, options or similar securities by or on behalf of an employee of the Borrower or such Subsidiary, the Borrower may defer such application until the Borrower shall have received (and not so applied), in the aggregate, $50,000 of such proceeds. The amount of each prin cipal repayment of Term Loans made as required by this
Section 4.02(d) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than (i) Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.05 as such Sec tion is in effect on the Effective Date, and (ii) additional Indebtedness permitted to be incurred by the Borrower pursuant to Section 9.05 as such Section may be modified by the Superma jority Banks from time to time but only to the extent that the Supermajority Banks expressly waive the applicability of this Section 4.02(e) with respect to the incurrence of such addi tional Indebtedness or expressly permit the proceeds thereof to be used for purposes other than for repayments pursuant to this
Section 4.02(e)), an amount equal to the cash proceeds of the respective incurrence of Indebtedness (net of customary under writing or placement discounts and commissions and other rea sonable costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans. The amount of each principal repayment of Term Loans made as required by this Section 4.02(e) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, no later than five Business Days following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (aa) sales of inventory in the ordinary course of business and (bb) sales of other assets to the extent permitted by Sections 9.02(ii), 9.02(vi) and 9.02(vii) and (cc) sales of "Assets Held for Disposition" in an aggregate amount equal to the amount set forth therefor in the Business
Plan), an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as a mandatory repayment of principal of outstanding Term Loans; PROVIDED, HOWEVER, that if the Borrower or any of its subsidiaries receives during any fiscal month proceeds of sales of such "Assets Held for Disposition" which, together with proceeds of such sales previously received by the Borrower or its Subsidiaries, are in excess of the aggregate amount set forth therefor in the Busi ness Plan ("Excess Proceeds"), the Borrower may defer such ap plication and repayment until the 45th day immediately following the end of such fiscal month of the immediately succeeding month. The amount of each repayment of Term Loans made as re quired by this Section 4.02(f) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 100% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans. The amount of each repayment of Term Loans made as required by this Section 4.02(g) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within five Business Days following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event and any amounts required to be applied (which are in fact applied) to the repayment of any other Indebtedness secured (to the extent permitted by this Agreement) by the property subject to such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans, PROVIDED that so long as no Default or Event of Default then exists, such proceeds (other than (i) proceeds received in respect of any key-man life insurance required to be maintained pursuant to Section 8.03 and
(ii) proceeds received in excess of $5,000,000 in respect of any single Recovery Event, it being understood that if such amount exceeds $5,000,000, then the entire amount and not just the portion in excess of $5,000,000 shall be subject to mandatory prepayment as provided in this Section 4.02(h)) shall not be required to be so applied on such date to the extent that the Borrower delivers a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED, FURTHER, that if all or any portion of such proceeds not so applied to the repayments of the Term Loans are not so used within such one year period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans. The amount of each repayment of Term Loans made as required by this Section 4.02(h) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, no later than five Business Days following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives an Excess Tax Refund, an amount equal to 100% of the amount of such refund that constitutes an Excess Tax Refund shall be ap plied as a mandatory repayment of principal of outstanding Term Loans. The amount of each repayment of Term Loans made as re quired by this Section 4.02(i) shall be applied to reduce the then Scheduled Repayments in inverse order of maturity after giving effect to all prior reductions thereto.

            (j) Notwithstanding anything to the contrary con tained elsewhere in this Agreement, (i) all then-outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the Final Maturity Date.

            4.3 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.4 NET PAYMENTS. (a) All payments made by the Borrower hereunder, or by the Borrower under any Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the juris diction in which it is organized or in which the principal of fice or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any amounts are payable in respect of Taxes pur suant to the preceding sentence, then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or ap plicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. If any Taxes are so levied or im posed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or im posed and paid by such Bank.

            (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees, (i) in the case of any such Bank that is a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Initial Borrowing Date, to provide to the Borrower and the Agent on or prior to the Initial Borrowing Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Sec tion 1.11 or
13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or trans fer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Initial Borrowing Date, such Bank will provide to the Borrower and the Agent two original signed copies of Internal

Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the Initial Borrowing Date, to provide to the Borrower and the Agent, on or prior to the Initial Borrowing Date (x) a certificate substantially in the form of Exhibit R (any such certificate, a "Section 4.04(b)(iii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate (assuming compliance by the Borrower with Section 8.12) to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note, and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pur suant to
Section 1.11 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Initial Borrowing Date, to provide to the Borrower and the Agent such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Not withstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 13.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or with held by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any ap plicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 5. CONDITIONS PRECEDENT TO LOANS ON THE INI TIAL BORROWING DATE. The obligation of each Bank to amend and restate the Term Loans and to make the Revolving Loans, and the obligation of BTCo to issue Letters of Credit, on the Initial

Borrowing Date is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satis faction of the following conditions:

            5.1 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Term Note and/or Revolving Note executed by the Borrower, and to BTCo the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.2 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Agent shall have received a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by the President, any Executive Vice President or any Vice President of the Borrower stating that all of the conditions in Section 5 have been satisfied on such date.

            5.3 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Agent shall have received (i) from Paul, Weiss, Rif kind, Wharton & Garrison, counsel to the Borrower, an opinion addressed to the Agent, the Co-Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D and such other matters incident to the transaction contemplated herein as the Agent or the Co-Agent may reasonably request, (ii) from Olive & Olive, special intellectual property counsel to the Borrower, an opinion covering the perfection of the security interests granted or continued pursuant to the Security Agreement in the intellectual property covered thereby, which opinion shall be in form and substance satisfactory to the Agent, the Co-Agent and each of the Banks and (iii) from local counsel reasonably satisfactory to the Agent, opinions each of which shall be in form and substance satisfactory to the Agent, the Co-Agent and each of the Banks and shall cover the perfection and priority of the security interests granted or continued pursuant to the Security Agreement, the Cash Collateral Agreement and the Mortgages (except that no opinion need be given with respect to the priority of the lien of any Mortgage) and such other matters incident to the transactions contemplated herein as the Agent or the Co-Agent may reasonably request.

            5.4 CORPORATE DOCUMENTS; PROCEEDINGS; MANAGEMENT. (a) On the Initial Borrowing Date, the Agent shall have re ceived a certificate, dated the Initial Borrowing Date, signed by the President, the Chief Operating Officer, any Executive Vice President or any Vice President of the Borrower, and at tested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and ByLaws of the Borrower and the resolutions of any Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Co-Agent in their reasonable discretion.

            (b) All corporate and legal proceedings and all in struments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent, the Co-Agent and each of the Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent or the Co-Agent reasonably may have requested in con nection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (c) The Borrower shall have identified its senior management and board of directors to the Agent, the Co-Agent and the Banks, and the Agent, the Co-Agent and each of the Banks shall be reasonably satisfied with all arrangements (including compensation arrangements) pertaining thereto.

            5.5 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; DEBT AGREEMENTS. On the Initial Borrow ing Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of all of the following (except to the extent that the same have been previously delivered to the Banks): (i) all employee benefit plans (other than multiem ployer plans as defined in Section 4001(a)(3) of ERISA), or any other similar plans or arrangements for the benefit of employees of the Borrower and any profit sharing plans and deferred compensation plans of the Borrower (collectively, the "Employee Benefit Plans"),
(ii) all agreements entered into by the Bor rower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (col lectively, the "Shareholders' Agreements"), (iii) all agreements with members of, or with respect to, the management of the Borrower (collectively, the "Management Agreements"), (iv) any employment agreements entered into by the Borrower (col lectively, the "Employment Agreements"), (v) all collective bargaining agreements applying or relating to any employee of the Borrower (collectively, the "Collective Bargaining Agree ments"), and (vi) all agreements evidencing or relating to In debtedness of the Borrower which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrow ing Date if the aggregate principal amount of the respective Indebtedness exceeds (or upon utilization of any unused commit ments may exceed) $50,000 (collectively, the "Debt Agreements"); all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements and Debt Agreements shall be in form and substance satisfactory to the Agent, the Co-Agent and each of the Banks and shall be in full force and effect on the Initial Borrowing Date.

            5.6 EFFECTIVE DATE OF REORGANIZATION PLAN. On or prior to the Initial Borrowing Date, (i) the Reorganization Plan shall have been confirmed by a Final Order (the "Confirmation Order") and (ii) all conditions to the occurrence of the Reorganization Plan Effective Date shall have been satisfied or waived in accordance with the terms of the Reorganization Plan. Without limiting the generality of the foregoing, all Existing Credit Agreement Obligations required pursuant to the Reorgani zation Plan to be paid on and as of the Effective Date (includ ing, without limitation, accrued and unpaid non-default interest to the Effective Date and accrued and unpaid default interest to October 31, 1996) shall be so paid with the proceeds of Loans in accordance with the terms of the Reorganization Plan, and the Borrower shall remain liable for all other Existing Credit Agreement Obligations (including without limitation Bank Indemnification claims) in accordance with the terms of the Reorganization Plan and this Agreement.

            5.7 PLEDGE AGREEMENT. On or before the Initial Borrowing Date, the Borrower shall have duly authorized, ex ecuted and delivered an Amended and Restated Pledge Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have de livered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by the Bor rower, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock consti tuting Pledged Securities and (z) an officer's certificate to the effect that the pledges under the Original Pledge Agreement shall continue to constitute legal, valid, effective and con tinuing first priority pledges (except for Permitted Liens) securing all Obligations.

            5.8 SECURITY AGREEMENT. On or before the Initial Borrowing Date, the Borrower shall have duly authorized, ex ecuted and delivered an Amended and Restated Security Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, together with:

            (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (b) copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or as to which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

            (c) evidence of the completion of all other record ings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect or continue the perfection of the security interests granted by the Secu rity Agreement;

            (d) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests granted by the Security Agreement have been taken; and

            (e) an officer's certificate to the effect that the liens on, pledges of and security interests in the assets and property of the Borrower and its affiliates under the Original Security Agreement shall continue to constitute legal, valid, effective and continuing first priority (ex cept for Permitted Liens) liens, pledges and security in terests securing all Obligations.

            5.9 CASH COLLATERAL AGREEMENT. On the Initial Bor rowing Date, the Borrower shall have delivered to the Agent written confirmation from First Union National Bank of North Carolina ("First Union") that First Union will continue to act as Original Cash Collateral Agent pursuant to the Original Cash Collateral Agreement until at least 60 days after the Initial Borrowing Date.

            5.10  INTENTIONALLY OMITTED.

            5.11 MORTGAGES; TITLE INSURANCE; SURVEYS; ETC. On the Initial Borrowing Date, the Collateral Agent shall have received:

            (i) fully executed counterparts of amended and re stated mortgages or deeds to secure debt in each case in form and substance satisfactory to the Agent and the Co-Agent (each, a "Mortgage" and, collectively, the "Mort gages"), which Mortgages shall cover all of the Real Prop erty owned by the Borrower and its Subsidiaries and which shall be designated as such on Schedule II (each, a "Mort gaged Property" and collectively, the "Mortgaged Proper ties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance com pany insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

           (ii) mortgagee title insurance policies or date/down modification endorsements to existing policies, as ap plicable, on each Insured Property issued by First American Title Insurance Company or such other title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts satisfactory to the Col lateral Agent, the Co-Agent and each of the Banks assuring the Collateral Agent that the Mortgages on such Insured Properties are valid and enforceable first priority mort gage liens on the respective Insured Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Col lateral Agent, the Co-Agent and each of the Banks and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent, the Co-Agent or any Bank in its or their discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent, the Co-Agent or any Bank in its or their discretion may reasonably request; and

          (iii) a survey, in form and substance reasonably sat isfactory to the Collateral Agent, of each Insured Prop erty, certified by a licensed professional surveyor rea sonably satisfactory to the Collateral Agent.

            5.12 ADVERSE CHANGE, ETC. (a) On the Initial Bor rowing Date, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent, the Co-Agent or any Bank shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent, the Co-Agent or the Banks, or on the ability of the Borrower to perform its obligations to the Agent, the Co-Agent and the Banks or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower.

            (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans.

            5.13 LITIGATION. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transac tions contemplated hereby, or with respect to any material In debtedness of the Borrower which is to remain outstanding after the consummation of the transactions contemplated by the Credit Documents or which the Agent, the Co-Agent or any Bank shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower.

            5.14 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid to the Agent, the Co-Agent and the Banks all reasonable costs, fees and expenses (including, with out limitation, legal fees and expenses, and the expense of the accounts receivable and inventory audit referred to in Section 5.15) incurred by the Agent, the Co-Agent and the Banks with respect to the transactions contemplated herein and in connec tion with the restructuring and reorganization of the Borrower prior the Effective Date as contemplated in the Reorganization Plan and the Confirmation Order, to the extent then due.

            5.15 SOLVENCY CERTIFICATE; ENVIRONMENTAL ANALYSES; INSURANCE ANALYSES; ACCOUNTS RECEIVABLE AUDIT; REAL ESTATE AP PRAISALS. On the Initial Borrowing Date, the Borrower shall cause to be delivered to the Agent (i) a certificate in the form of Exhibit K, addressed to the Agent, the Co-Agent and each of the Banks and dated the Initial Borrowing Date, from the Chief Financial Officer of the Borrower, providing the opinion of the Chief Financial Officer of the Borrower that, after giving effect to the transactions contemplated by the Credit Documents, the Borrower is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and become due, (ii) updated environmental assessments from the Borrower's internal environmental personnel, the results of which shall be in scope, form and substance acceptable to the Agent, the Co-Agent and each of the Banks, (iii) analyses and evidence of insurance (including key-man life insurance) complying with the requirements of Section 8.03 for the business and properties of the Borrower, in scope, form and substance satisfactory to the Agent, the Co-Agent and each of the Banks and naming the Collateral Agent as an additional insured and/or loss payee (or assignee in the case of the key-man life insurance), and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Agent, (iv) an accounts receivable and inventory audit of the Borrower performed by Price Waterhouse LLP, the results of which shall be satisfactory to the Agent, the Co-Agent and each of the Banks, and (v) real estate appraisals with respect to each Mortgaged Property owned by the Borrower, which real estate appraisals shall satisfy the requirements set forth in 12 CFR, Part 34-Subpart C, shall be accompanied by a certification of the appraisal firm providing such appraisals that they comply with such requirements and shall in all other respects be satisfactory to the Agent, the Co-Agent and each of the Banks.

            5.16 CONSENT LETTER. On the Initial Borrowing Date, the Agent shall have received a letter from CT Corporation Sys tem, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit K, indicating its consent to its appointment by the Borrower as its agent to re ceive service of process as specified in Section 13.08.

            5.17 PRO FORMA BALANCE SHEET. On or prior to the Initial Borrowing Date, the Banks shall have received an unau dited PRO FORMA consolidated balance sheet of the Borrower at November 1, 1996 prepared in accordance with generally accepted accounting principles except as specifically set forth in the notes to such balance sheet (after giving effect to the trans actions contemplated by the Credit Documents), which PRO FORMA consolidated balance sheet shall be in form and substance sat isfactory to the Agent, the Co-Agent and each of the Banks.

            5.18 INITIAL BORROWING BASE CERTIFICATE. On the Initial Borrowing Date, the Borrower shall have delivered to the Agent the initial Borrowing Base Certificate meeting the requirements of Section 8.01(k).

            SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to amend and restate the Term Loans and to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date, but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of BTCo to issue any Letter of Credit, is subject, at the time of each such Credit Event (ex cept as hereinafter indicated), to the satisfaction of the fol lowing conditions:

            6.1 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.2 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Loan (excluding Swingline Loans), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the mak ing of any Swingline Loan, BTCo shall have received the notice required by
Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Agent and BTCo shall have received a Letter of Credit Re quest meeting the requirements of
Section 2.03.

            The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance satisfactory to the Banks.

            SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREE MENTS. In order to induce the Banks to enter into this Agree ment and to amend and restate the Term Loans and to make the Revolving Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower and each other Credit Party makes the following representations, warranties and agreements, in each case after giving effect to the transactions contemplated by the Credit Documents, all of which shall survive the execution and delivery of this Agreement and the Notes and the amending and restating of the Term Loans and the making of the Revolving Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.1 CORPORATE STATUS. The Borrower and each Sub sidiary of the Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            7.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.3 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any Subsidiary of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instru ment, to which the Borrower or any Subsidiary of the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any Subsidiary of the Borrower.

            7.4 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or en forceability of any such Credit Document.

            7.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UN DISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The statement of financial condition of the Borrower at February 2, 1996 and the related statement of income and cash flow and changes in share holders' equity of the Borrower for the fiscal year ended on such date, and furnished to the Banks prior to the Effective Date present fairly the financial condition of the Borrower at the date of such statements of financial condition and the re sults of the operations of the Borrower for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since February 2, 1996, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsid iaries taken as a whole.

            (b) On and as of the Initial Borrowing Date, after giving effect to the transactions contemplated by the Credit Documents and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower in con nection therewith, (a) the sum of the assets, at a fair valua tion, of the Borrower will exceed its debts; (b) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means
(i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliqui dated, fixed, contingent, matured, unmatured, disputed, undis puted, legal, equitable, secured, or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be mate rial to the Borrower. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature what soever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be material to the Borrower.

            (d) On and as of the Initial Borrowing Date, the financial projections (the "Projections") previously delivered to the Agent, the Co-Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth in such Projections), and there are no statements or conclusions in any of the Pro jections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believed that the Projections were reasonable and at tainable.

            7.6 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, prop erty, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsid iaries taken as a whole.

            7.7 TRUE AND COMPLETE DISCLOSURE. All factual in formation (taken as a whole) furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Agent, the Co-Agent or any Bank (including, without limitation, all informa tion contained in the Disclosure Statement, the Business Plan and the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Agent, the Co-Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.8 USE OF PROCEEDS; MARGIN REGULATIONS. (i) Pro ceeds of Revolving Loans incurred on the Initial Borrowing Date shall be used for the purposes described in Section 7.08(a) and may be used for the purpose described in clause
(ii) hereof, and (ii) proceeds of Revolving Loans and Swingline Loans incurred after the Initial Borrowing Date shall be used for the Borrower's general corporate purposes, including to finance the working capital needs of the Borrower.

            (a) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.9 TAX RETURNS AND PAYMENTS. The Borrower and the Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The returns accurately reflect all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and its Subsidiaries has paid all taxes payable by it other than taxes the amounts of which have not been established, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the

Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, and except for state tax audit exten sions entered into in the ordinary course of the Borrower's and its Subsidiaries' respective businesses, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable stat ute of limitations. None of the Borrower or any of its Subsid iaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

            7.10 COMPLIANCE WITH ERISA. Each Plan is in sub stantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a mate rial risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods con sistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower, all Subsidiaries of the Borrower and all ERISA Affiliates to all Plans which are multi employer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Credit Event, would not exceed $1,000,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and none of the Borrower or any Subsidiary of the Borrower maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could have a material adverse effect on the ability of the Borrower to per form its obligations under this Agreement. Except with respect to representations made regarding withdrawal liability, all of the representations contained in this Section 7.10 which are made with respect to any Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of each of the Borrower.

            7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Original Security Agreement were, and the provisions of the Security Agreement are, effective to create and continue in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Security Agreement Collateral described therein, and the Original Secu rity Agreement created, and the Security Agreement creates, a fully perfected first lien on, and security interest in, all right, title and interest of the Borrower, in all of the Secu rity Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, and which Lien continues uninterrupted and unaffected by the filing by the Borrower of a petition for relief under the Bankruptcy Code and the con summation of the Reorganization Plan. The recordation of the Original Security Agreement in the United States Patent and Trademark office together with filings on Form UCC-1 made pur suant to the Original Security Agreement was effective, under federal law, to perfect, and the recordation of the Security Agreement in such office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective to continue the perfection of, the security interest granted to the Collateral Agent in the trademarks and patents covered by the Original Security Agreement, and the filing of the Original Security Agreement with the United States Copyright office to gether with filings on Form UCC-1 made pursuant to the Original Security Agreement was effective under federal law to perfect, and the recordation of the Security Agreement in such office together with filings on Form UCC-1 made pursuant to the Secu rity Agreement will be effective to continue the perfection of, the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. The Borrower has good and marketable title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

            (b) The security interests created in favor of the Collateral Agent, as Pledgee for the benefit of the Secured Creditors, under the Original Pledge Agreement did, and the provisions of Pledge Agreement do, constitute first perfected security interests in the Pledged Securities described in the Pledge Agreement (subject to no security interests of any other Person), and which security interests continue uninterrupted and unaffected by the filing by the Borrower of a petition for relief under the Bankruptcy Code and the consummation of the Reorganization. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the se curity interests created in the Pledged Securities under the Pledge Agreement.

            (c) The security interests created in favor of the Cash Collateral Agent for the benefit of the Secured Creditors under the Original Cash Collateral Agreement did, and the pro visions of the Cash Collateral Agreement do, constitute first perfected security interests in the Cash Collateral (subject to no security interests of any other Person), and which security interests continue uninterrupted and unaffected by the filing by the Borrower of a petition for relief under the Bankruptcy Code and the consummation of the Reorganization Plan. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Cash Collateral under the Cash Collateral Agreement.

            (d) The Original Mortgages when filed did create, and the Mortgages do continue, as security for the obligations purported to be secured thereby, a valid and enforceable per fected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens), and which mortgage liens continue uninterrupted and unaffected by the filing by the Borrower of a petition for relief under the Bankruptcy Code and the consummation of the Reorganization Plan. Schedule II contains a true and complete list of each parcel of Real Property owned or leased by the Borrower on the Effective Date, and the type of interest therein held by the Borrower. The Borrower has good title to all Mortgaged Properties free and clear of all Liens except those described in the first sentence of this subsection (d).

            7.12 PROPERTIES. The Borrower and each of its Sub sidiaries have good title to all properties owned by them, in cluding all property reflected in the balance sheet of the Bor rower as referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.17 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permit ted Liens. Schedule II sets forth all the real property owned by the Borrower. No Subsidiary of the Borrower owns real prop erty.

            7.13 CAPITALIZATION. On the Initial Borrowing Date and after giving effect to the transactions contemplated by the Reorganization Plan, the authorized capital stock of the Bor rower shall consist of 27,500,000 shares of common stock, $.01 par value per share, and 2,500,000 shares of preferred stock, $0.01 par value per share, of which 10,000,000 shares of common stock shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Other than Indebtedness of the Borrower being converted to capital stock of the Borrower on the Initial Borrowing Date in accordance with the terms of the Reorganization Plan, the Borrower does not, as of the Initial Borrowing Date, have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for employee stock options to be granted to certain employees of the Borrower as set forth in the Ithaca Industries, Inc. 1996 Long-Term Stock Incentive Plan (a copy of which has heretofore been delivered to the Banks).

            7.14 SUBSIDIARIES. (a) Other than Ithaca, S.A. and Robson Square 1800 Services, Ltd. (both of which are organized in jurisdictions other than the United States of America) and Subsidiaries created pursuant to Section 9.16 after the Initial Borrowing Date, the Borrower has no Subsidiaries.

            (b) At least 65% of the equity of each Subsidiary of the Borrower organized in jurisdictions other than the United States of America has been pledged in favor of the Agent for the benefit of the Agent, Co-Agent and Banks pursuant to the Pledge Agreement.

            7.15 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and its Subsidiaries is in compliance with all ap plicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies or authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non compliances as could not, in the aggregate, reasonably be ex pected to have a material adverse effect on the business, op erations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            7.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company controlled by an "investment company," within the mean ing of the Investment Company Act of 1940, as amended.

            7.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.18 ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Envi ronmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower or any of its Subsidiaries after due inquiry, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or other wise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole. There are no facts, circum stances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of the Borrower after due inquiry, could reasonably be expected
(i) to form the basis of an Envi ronmental Claim against the Borrower or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condi tion (financial or otherwise) or prospects of the Borrower or of the Borrower and its subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. Except as set forth on Schedule III, there are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            7.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken at whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Sub sidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration pro ceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Sub sidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threat ened against the Borrower or any of its Subsidiaries, and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individu ally or in the aggregate) such as could not reasonably be ex pected to have a material adverse effect on the business, op erations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            7.20 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            7.21 INDEBTEDNESS. Schedule IV sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect thereto (excluding the Loans, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respec tive borrower and any other entity which directly or indirectly guaranteed such debt.

            7.22 REORGANIZATION PLAN. At the time of consumma tion of the transactions contemplated in the Credit Documents, the Reorganization Plan Effective Date shall have occurred. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all courts, governmental agencies, authorities or instrumentalities required in order to make or consummate the transactions contemplated in the Reorganization Plan have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the transactions contemplated in the Reorganization Plan. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the transactions contemplated in the Reorganization Plan, or the occurrence of any Credit Event or the performance by the Borrower of its obligations under the Credit Documents. All actions taken by the Borrower pursuant to or in furtherance of the consummation of the transactions contemplated in the Reorganization Plan have been taken in compliance with the Credit Documents, the Reorga nization Plan and all applicable laws.

            7.23 INDEBTEDNESS OF HOLDINGS AND ITS NON-ITHACA SUBSIDIARIES. Except as set forth in the Intercompany Compro mise and Settlement Agreement, neither the Borrower nor any Subsidiary of the Borrower is liable for any Indebtedness or other obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) of Holdings or any of its Non-Ithaca Subsidiaries.

            7.24 ACKNOWLEDGMENT OF OBLIGATIONS; NO CLAIMS. As of the Initial Borrowing Date, the Borrower is truly and justly indebted to the other parties to this Agreement for the payment of the Obligations owing to each such party, without defense, reduction, offset, counterclaim or cause of action of any kind whatsoever.

            7.25 TERM LOANS. Immediately after giving effect to the repayment and reduction of Term Loans pursuant to Section 1.02, the outstanding principal amount of Term Loans is $55,000,000.

            SECTION 8. AFFIRMATIVE COVENANTS. The Borrower cov enants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder, thereunder and under the other Credit Documents, are paid in full:

            8.1 INFORMATION COVENANTS. The Borrower will furnish to each Bank:

            (a) MONTHLY REPORTS. Within 45 days after the end of each fiscal month of the Borrower, the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the re spective budget delivered pursuant to Section 8.01(e).

            (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, the consoli dated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related (x) consolidated statements of income (categorized by business segment) and retained earnings and (y) consolidated statement of cash flows, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

            (c) ANNUAL FINANCIAL STATEMENTS. Within 100 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its Con solidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income (catego rized by business segment) and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and (other than as to such categorization by business segment) certified by independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (d) MANAGEMENT LETTERS. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its certified public accountants and the management's responses thereto.

            (e) BUDGETS. No later than 30 days prior to the commencement of the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Required Banks (including budgeted statements of income and sources and uses of cash and balance sheets and a projection of the peak inventory amount for the first fiscal year covered by each such budget) prepared by the Borrower for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the two years immediately following such fiscal year prepared in summary form, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby; PROVIDED, HOWEVER, that for the fiscal year ended closest to January 31, 1998, the Borrower shall furnish such budget no later than February 1, 1997.

            (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section

      8.01(b) and (c), a certificate of the chief financial of ficer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(f) and (g) (but with respect to Section 4.02(g) only to the extent delivered with the financial statements required by Section 8.01(c)), 9.04, 9.05, 9.06 and 9.08 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(c), set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

            (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within ten Business Days (or three Business Days in the case of clause (i) below) after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Bor rower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (fi nancial or otherwise) or prospects of the Borrower or any of its Subsidiaries, (y) with respect to any material In debtedness of the Borrower or any of its Subsidiaries, or (z) with respect to any Credit Document.

            (h) OTHER REPORTS AND FILING. Promptly, copies of all financial information, proxy materials and other in formation and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environ mental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any con dition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiar ies that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any con dition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Sub sidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Haz ardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administra tive agency, PROVIDED that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or govern mental agency under, or pursuant to, CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all communications with any gov ernment or governmental agency relating to Environmental Laws, all communications with any person relating to Envi ronmental Claims, and such detailed reports of any Envi ronmental Claim as may reasonably be requested by the Banks.

            (j) ANNUAL MEETINGS WITH BANKS. Within 150 days after the close of each fiscal year of the Borrower, the Borrower shall hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower.

            (k) BORROWING BASE CERTIFICATES, ETC. On the Initial Borrowing Date and, to the best extent practicable, not later than 10:00 a.m. (New York time) on the twentieth Business Day of each month from and after the Initial Borrowing Date, but in no event later than the date of delivery of the monthly reports required by Section 8.01(a), a borrowing base certificate in the form of Exhi bit M (each a "Borrowing Base Certificate") which shall be prepared as of November 1, 1996 (in the case of the first such certificate) or as of the last Business Day of the preceding fiscal month (in the case of subsequent certifi cates) and certified by the chief financial officer of the Borrower. Such Borrowing Base Certificate shall include (i) a breakdown of inventory showing the amounts thereof comprising work in process, raw material and finished goods and (ii) such other information pertaining thereto as any Bank may reasonably request.

            (l) On the second Business Day of each week from and after the Initial Borrowing Date through and including the week ended January 31, 1997 (the "Delivery Day"), (w) pro jections showing (on a daily basis for such week and the immediately succeeding week, and on a weekly basis there after) anticipated cash receipts and disbursements, Re volving Loans, Swingline Loans and Letter of Credit Out standings for the four-week period commencing on the Busi ness Day immediately preceding the Delivery Day, (x) a statement of such information on a historical basis for the immediately preceding week, (y) a statement of the Borrower's and its Subsidiaries' outstanding accounts re ceivable and, to the best extent practicable, accounts payable, in each case as of the end of the immediately preceding week, and all reserves applicable to such ac counts receivable, together with an aging report on such accounts receivable and, to the best extent practicable, accounts payable and (z) such other information pertaining to any of the foregoing as any Bank may reasonably request.

            (m) On the second Business Day of each month from and after February 1997, (w) projections showing (on a weekly basis) anticipated cash receipts and disbursements, Revolving Loans, Swingline Loans and Letter of Credit Out standings for such month, (x) a statement of such informa tion on a historical basis for the immediately preceding month, (y) a statement of the Borrower's and its Subsid iaries' outstanding accounts receivable and, to the best extent practicable, accounts payable, in each case as of the end of the immediately preceding month, and all re serves applicable to such accounts receivable, together with an aging report on such accounts receivable and, to the best extent practicable, accounts payable and (z) such other information pertaining to any of the foregoing as any Bank may reasonably request.

            (n) To the best extent practicable, on the twentieth Business Day of each month from and after the Initial Bor rowing Date, but in no event later than the date of deliv ery of the monthly reports required by
      Section 8.01(a), (x) a breakdown reflecting (aa) the Borrower's and its Subsidiaries' inventory by location as of the end of such month, (bb) the Borrower's and its Subsidiaries' ten larg est accounts payable by payee,
      (cc) the Borrower's and its Subsidiaries' overhead expenditures by category and (dd) a preliminary estimate of Consolidated EBITDA and (y) a cer tificate of the Chief Financial Officer of the Borrower describing in reasonable detail the Borrower's progress in selling the "assets held for disposition" as described in the Business Plan and the net book value and sales prices of the assets sold.

            (o) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Bank may reasonably request.

            8.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting prin ciples and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

            8.3 MAINTENANCE OF PROPERTY; INSURANCE. (a) Schedule V sets forth a true and complete listing of all insur ance maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice, provided that with respect to each Mortgaged Property, such insurance shall be maintained in such amounts as are set forth opposite each such Mortgaged Property on Schedule II, (iii) maintain, to the extent available, on a nonrated basis by reputable insurers, policies of key-man life insurance of $10,000,000 on Mr. Jim D. Waller (and $5,000,000 on each chief executive officer of the Borrower subsequent to Mr. Waller) which policies shall be assigned to the Collateral Agent as collateral security for the obligations of the Borrower hereunder, and (iv) furnish to each Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule V is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will notify the Banks in writing within three Business Days thereof and, if thereafter notified by the Required Banks to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule V to the extent then generally available.

            (b) The Borrower will at all times keep its property insured in favor of the Collateral Agent, and all policies (in cluding Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Col lateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be can celled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non contributory mortgagee clause endorsement in favor of the Col lateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Bor rower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is ob tainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary,
(C) any foreclosure or other proceeding relating to the insured properties, or
(D) any change in the title to or ownership or possession of the insured properties, and (vi) shall be depos ited with the Collateral Agent. If the Borrower shall fail to insure its property in accordance with this Section 8.03, or if the Borrower shall fail so to endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

            8.4 CORPORATE FRANCHISES. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, li censes and patents; PROVIDED, HOWEVER, that nothing in this
Section 8.04 shall prevent (i) sales of assets by the Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or
(iii) the taking of any action respecting any right, franchise, license or patent determined by the board of directors of the Borrower to be in the best interest of the Borrower or any of its Subsidiaries.

            8.5 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities or bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition

(financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            8.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Sub sidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens im posed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

            (b) At the written request of the Agent or the Re quired Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Bor rower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Prop erty, prepared by an environmental consulting firm approved by the Required Banks, indicating the presence or absence of Haz ardous Materials and the potential cost of any removal or reme dial action in connection with any Hazardous Materials on such Real Property, PROVIDED that in no event shall such request be made more often than once every two years for any particular Real Property unless either (i) the Obligations have been de clared due and payable pursuant to Section 10 or (ii) the Banks receive notice under Section 8.01(i) of any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same ninety (90) days after such request was made, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and spe cifically grants the Agent and the Banks an irrevocable nonex clusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            8.7 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary of the Bor rower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code (other than pursuant to Section 4204 of ERISA), that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069 or 4201 of ERISA or, except as disclosed on Schedule VI, under Section 4204 of ERISA, or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service (other than any Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA). In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Borrower or the Subsidiary or the ERISA Affiliate.

            8.8 END OF FISCAL YEARS; FISCAL QUARTERS. The Bor rower shall cause
(i) each of its, and each of its Subsidiar ies', fiscal years to end on the Saturday closest to January 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the Saturday closest to April 30, July 31, October 31 and January 31.

            8.9 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, secu rity agreement and other debt instrument by which it is bound, except such nonperformances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsid iaries taken as a whole.

            8.10 PAYMENT OF TAXES. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, as sessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 INTEREST RATE PROTECTION. The Borrower shall no later than 45 days following the Initial Borrowing Date enter into Interest Rate Protection Agreements acceptable to the Agent establishing a fixed or maximum interest rate acceptable to the Agent for an aggregate amount equal to at least $45,000,000 notional principal amount for (i) an initial period of at least eighteen months and (ii) thereafter for a period expiring on or after the Final Maturity Date.

            8.12 REGISTRY. The Borrower hereby covenants that it shall maintain a register on which it will record the Com mitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the prin cipal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. Upon the written request of the Borrower, the Agent hereby agrees to use its reasonable efforts to provide to the Borrower such information, not otherwise available to the Borrower, as the Borrower shall reasonably request from time to time in order to enable it to fulfill its obligations pursuant to this Section 8.12 and the Borrower shall have no obligation to make any such recordation until it receives such requested information from the Agent. Without limiting the Borrower's obligations hereunder, the Borrower shall indemnify any Bank described in Section 4.04(b)(iii) or (iv) for any losses (including withholding of Taxes required) arising as a result of the Borrower's failure to comply with this Section 8.12. With re spect to any Bank described in Section 4.04(b)(iii) or (iv), (a) the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the register maintained by the Borrower with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor and (b) the Borrower shall immediately record all such transfers when notified thereof by the transferor Bank and such transfer shall be made only through (x) the surrender of a Note and the reissuance of such Note by the Borrower to the new holder of the old Note or the issuance by the Borrower of a new Note to the new holder (the "Issuance System") or (y) a register maintained by the Borrower and referred to in the first sentence of this Section (the "Book Entry System"). The Borrower agrees to indemnify any transferee Bank from and against any and all losses, claims, damages and liabilities (including, without limitation, any amounts paid by the transferee to the transferor in connection with the transfer and all amounts which would otherwise be owing to the transferee if the transfer had been properly recorded) resulting from the Borrower's failure to record any such transfer through either the Issuance System or the Book Entry System.

            8.13 ACCOUNTS. The Borrower will, and will cause its Subsidiaries to:

      (a) Except for deposit and other bank accounts at the institutions set forth on Schedule VII ("Excepted Ac counts"), maintain all of their respective active deposit and other bank accounts ("Accounts") (x) as collateral accounts (collectively, the "Collateral Account") at (aa) the offices of the Original Cash Collateral Agent pursuant to the Original Cash Collateral Agreement until the Origi nal Cash Collateral Agreement is terminated pursuant to Section 8.14 and (bb) thereafter at the offices of the Successor Cash Collateral Agent pursuant to the Successor Cash Collateral Agreement and/or (y) as collateral accounts at one or more other commercial banks reasonably acceptable to the Required Banks (such other commercial banks, collectively, an "Alternative Bank"), and in the event that such deposits shall be maintained at any such other Alternative Bank, the Borrower shall have conveyed to such Alternative Bank for the ratable benefit of the Secured Creditors, a lien on and security interest in such Accounts and the funds and other property therein, pursuant to agreements in form and substance reasonably satisfactory to the Required Banks; PROVIDED, HOWEVER, that the Borrower shall (x) not maintain balances in (aa) the Excepted Accounts and Transferred Accounts in excess of $600,000 in the aggregate at any one time and (bb) an Excepted Account or Transferred Account in any amount unless the Local Bank or the bank holding the Transferred Account, as applicable, shall have executed and delivered, with respect thereto, a letter agreement (executed by the Borrower and the Original Cash Collateral Agent or Successor Cash Collateral Agent) in the form of Exhibit N hereto (a "Letter Agreement"), PROVIDED that (xx) with respect to Excepted Accounts other than the two Accounts identified on Schedule VII as being located in Honduras (the "Honduras Accounts"), this clause (x)(bb) shall apply only to Excepted Accounts having $25,000 or more on deposit at any time from and after the Initial Borrowing Date, (yy) with respect to the Honduras Accounts, the Borrower and its Subsidiaries shall not maintain balances in such Accounts in excess of $200,000 in the aggregate for more than two consecutive Business Days and (zz) notwithstanding the foregoing, the Borrower may (xxx) maintain balances in its Local Payroll Account not to exceed $2,500,000 at any one time, so long as the Borrower, the Local Payroll Bank and the Original Cash Collateral Agent or Successor Cash Collateral Agent shall have executed and delivered a Letter Agreement with respect thereto and (yyy) exceed the limit established in clause

(yy) above for its Honduras Accounts by $1,500,000 for up to five consecutive days during June and December of each year in order to make extra payroll and other benefits payments in accordance with the customs and practice for the Borrower's Honduran operations, and (y) take any other action with respect thereto reasonably requested by the Agent, the Co-Agent or the Cash Collateral Agent; PROVIDED, FURTHER, that (xxx) so long as an Event of Default has occurred and is continuing, the Cash Collateral Agent may deliver the written instructions referred to in the Letter Agreement directing that the funds and other property in the Excepted Accounts or Transferred Accounts be paid to the Cash Collateral Agent, which funds shall then be distributed or otherwise dealt with in accordance with the terms of the Cash Collateral Agreement and the Security Agreement and (yyy) nothing herein shall be deemed to prohibit the Borrower from, at its option at any time, terminating an Excepted Account or Transferred Account and transferring the funds therein to the Collateral Account or another account held or maintained by a commercial bank (a "Transferred Account") with respect to which a Letter Agreement has been executed and delivered; and

      (b) Deposit cash receipts into, and make cash dis bursements out of, the Accounts and (subject to the limi tation on balances set forth in clause (x) to the first proviso in subparagraph (a) above) the Excepted Accounts and Transferred Accounts, in each case in the ordinary course of business.

            8.14 SUCCESSOR CASH COLLATERAL AGREEMENT. No later than 60 days following the Initial Borrowing Date, the Borrower shall (a) terminate the Original Cash Collateral Agreement, (b) duly authorize, execute and deliver the Successor Cash Col lateral Agreement, (c) transfer all Collateral Accounts to the Successor Cash Collateral Agent and (d) to the extent necessary or appropriate in the reasonable judgment of the Agent and the Co-Agent, procure a written modification (in form and substance reasonably satisfactory to the Agent and the Co-Agent) to each Letter Agreement reflecting the foregoing.

            SECTION 9. NEGATIVE COVENANTS. The Borrower cov enants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.1 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or here after acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to re purchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsid iaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

      (i) inchoate Liens for taxes, assessments or govern mental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being con tested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

     (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsid iary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established, which proceed ings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

    (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule VIII, PROVIDED that (x) the aggregate principal amount of the In debtedness, if any, secured by such Liens is not in excess of $150,000 and
(y) any such renewals or extensions do not encumber any additional assets or properties of the Bor rower or any of its Subsidiaries;

     (iv)   Permitted Encumbrances;

      (v)   Liens created pursuant to the Security Documents;

     (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole, so long as such leases or subleases are otherwise permitted by Section 9.02;

    (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.08, pro vided that (x) the amount of such Capitalized Lease Obli gations incurred in any one fiscal year, together with the aggregate principal amount of all Indebtedness incurred in such fiscal year and secured by Liens permitted by clause (viii) of this Section 9.01, shall not exceed that ag gregate amount permitted by Section 9.05(v), (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

   (viii) Liens placed upon (i) equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries or (ii) Real Property of the Borrower or any of its Subsidiaries, in each case at the time of acquisition thereof by the Borrower or any such Subsidiary or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, PROVIDED that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (viii) incurred in any fiscal year, together with the amount of all Capitalized Lease Obligations incurred in such year, does not exceed that aggregate amount permitted by
Section 9.05(v) and (y) in all events, the Lien encumbering the equipment, machinery or Real Property so acquired does not encumber any other asset of the Borrower or such Subsidiary;

     (ix) easements, rights-of-way, restrictions, en croachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing In debtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

      (x) Liens arising from precautionary UCC financing statement filings regarding operating leases, equipment under construction for the Borrower or any of its Subsid iaries or equipment being used by the Borrower or any of its Subsidiaries on a trial basis (and anticipated to be leased pursuant to an operating lease, or purchased, by the Borrower or such Subsidiary);

     (xi) Liens arising out of judgments or awards in re spect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, PROVIDED that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not ex ceed $1,000,000 at any time outstanding;

    (xii) statutory and common-law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

   (xiii) customary restrictions imposed by licensors of software or trademarks on users thereof;

    (xiv) interests of licensees and sublicensees in any trademarks or other intellectual property license or sublicense by the Borrower or any of its Subsidiaries; and

     (xv) Liens arising from precautionary UCC financing statement filings regarding sales of accounts receivable permitted under Section 9.02(x).

            9.2 CONSOLIDATION, MERGER, PURCHASE OR SALE OF AS SETS, ETC. Except as otherwise permitted in writing by the Supermajority Banks, the Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolida tion, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time unless such agreement is expressly conditioned upon either (x) obtaining the written approval of the Banks in accordance with the re quirements of Section 13.12 or (y) the repayment in full of all Obligations and the termination of all Commitments) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in vio lation of Section 9.08;

           (ii) each of the Borrower and its Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are no longer useful in the conduct of such Person's business, PROVIDED that the aggregate Net Sale Proceeds of all assets subject to sales or other dis positions shall not exceed $500,000 in any fiscal year of the Borrower;

          (iii) investments may be made to the extent permitted by Section 9.06;

           (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Section 9.04 (so long as any such lease does not create a Capitalized Lease Obligation);

            (v) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

           (vi) each of the Borrower and its Subsidiaries may sell or otherwise dispose of equipment and other assets (other than Real Property) at the fair market value there of, PROVIDED that the proceeds thereof (x) shall consist of at least 75% in cash and no more than 25% in promissory notes and (y) do not exceed $50,000 in the aggregate for any single sale or other disposition or series of related sales or other dispositions;

          (vii) each of the Borrower and its Subsidiaries may sell or otherwise dispose of equipment and other assets (other than Real Property) at the fair market value thereof and in amounts in excess of those amounts permitted pursuant to Section 9.02(vi), PROVIDED that the proceeds thereof
      (x) shall consist of at least 75% in cash and no more than 25% in promissory notes and (y) do not exceed $1,000,000 in the aggregate in any fiscal year of the Bor rower;

         (viii) the Borrower may enter into licensing agreements and make related purchases of inventory in the ordinary course of business provided that the aggregate amount of inventory so purchased in any fiscal year of the Borrower does not exceed $1,000,000;

           (ix)   Dividends may be paid to the extent permitted by
      Section 9.03; and

            (x) the Borrower and its Subsidiaries may sell ac counts receivable for cash pursuant to customary factoring arrangements in form and substance reasonably satisfactory to the Agent; PROVIDED, HOWEVER, that
      (i) the Borrower or such Subsidiary shall have determined in its reasonable judgment that such sale is prudent in light of the finan cial condition of the account debtor, (ii) the proceeds of each such sale shall equal or exceed 98% of the face amount of the account receivable sold,
      (iii) all such sales are on a non-recourse basis to the Borrower and its Subsidiaries and (iv) the aggregate amount of all such sales does not exceed $15,000,000 in any fiscal year of the Borrower.

To the extent the Supermajority Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.3 DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that any Subsidiary of the Borrower may pay

Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

            9.4 LEASES. The Borrower will not permit the ag gregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed (x) for each of the fiscal years ending closest to January 31, 1997 and January 31, 1998, $9,000,000 and (y) for each fiscal year thereafter, 110% of the amount permitted for the immediately preceding fiscal year.

            9.5 INDEBTEDNESS. Except as otherwise permitted in writing by the Supermajority Banks, the Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule IV in an aggregate principal amount not in excess of $150,000, PROVIDED that no refinancings or renewals thereof shall be permitted;

          (iii) accrued expenses and current trade accounts pay able incurred in the ordinary course;

           (iv)   Indebtedness under Interest Rate Protection
      Agreements entered into in compliance with Section 8.11;
      and

            (v) Indebtedness subject to Liens permitted under Section 9.01(viii) or evidenced by Capitalized Lease Obli gations to the extent permitted pursuant to Section 9.08, PROVIDED that in no event shall the aggregate principal amount of such Indebtedness and Capitalized Lease Obliga tions incurred in any fiscal year set forth below (PROVIDED that the first period set forth below shall begin on the Effective Date and shall end on the last day of the fiscal year ended closest to January 31, 1997) exceed the amount set forth opposite such fiscal year below:

FISCAL YEAR ENDING CLOSEST TO             AMOUNT

January 31, 1997                             $500,000
January 31, 1998                           $1,000,000
January 31, 1999                           $1,500,000
January 31, 2000                           $2,000,000

            9.6 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, di rectly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or enter into swaps, options, repurchase agreements, caps, collars, floors or other derivative transac tions with respect to interest rates (except as required by Section 8.11), commodities, securities or other financial in struments, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans of Non-Defaulting Banks or Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Bor rower and its Subsidiaries shall not exceed $5,000,000 for any period of two consecutive Business Days;

          (iii) investments in capital stock or promissory notes resulting from the conversion of uncollectible accounts receivable of the Borrower or any of its Subsidiaries;

           (iv) noncash consideration received by the Borrower or any of its Subsidiaries in connection with any asset sale to the extent permitted by Sections 9.02(vi) and (vii);

            (v) the Borrower and its Subsidiaries may make ad ditional loans, advances and other investments in partner ships, joint ventures and similar investments with Persons that are not Affiliates of the Borrower so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs thereof) shall not exceed $1,000,000; and

           (vi) advances to or for the benefit of employees of the Borrower or its Subsidiaries in an aggregate unpaid amount of $250,000 or less at any time.

            9.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions sub stantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) Dividends may be paid to the extent provided in Section 9.03, (ii) loans may be made and other transactions may be entered into by the Borrower to the extent permitted by Section 9.06 and (iii) the Borrower may consummate the transactions contemplated by the Intercompany Compromise and Settlement Agreement. Without limiting the foregoing, in no event shall any management or similar fees be paid by the Borrower or any of its Subsidiaries to any Person, except to Alvarez & Marsal, Inc. as the same has been disclosed to the Banks in the Reorganization Plan (or as modified with the written agreement of the Required Banks).

            9.8 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year (taken as one accounting period) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $6,000,000 in such fiscal year. Notwithstanding anything to the contrary contained in this Section 9.08, (A) the Borrower and its Subsidiaries may make additional Capital Expenditures in any fiscal year in an amount equal to the amount of insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event occurring within one year prior to the start of such fiscal year to the extent such proceeds are not required to be applied by the Borrower as a mandatory repayment pursuant to
Section 4.02(h) and have not yet been applied to replace or restore properties or assets as permitted by Section 4.02(h) and (B) to the extent that the amount of Capital Expenditures permitted in a fiscal year as set forth in this Section
9.08 (and without increasing any such amount by the amount of any additional amounts permitted to be spent in such fiscal year pursuant to this sentence) exceeds the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, an amount (the "Rollover Amount") equal to 90% of such excess may be carried forward and utilized to make Capital Expenditures in addition to the amount permitted above in the immediately succeeding fiscal year; PROVIDED that no amount once carried forward to the next fiscal year may be carried forward to a fiscal year thereafter.

            9.9 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for (a) the period commencing February 3, 1996 and ending October 31, 1996, taken as one accounting period, to be less that 0.8:1 and (b) each period of four consecutive fiscal quar ters ending with the quarter set forth in column A below, taken as one accounting period, to be less than the corresponding ratio set forth in column B below:

            A                                  B

Fourth quarter 1997                          0.8:1
First quarter 1998                           0.85:1
Second quarter 1998                          0.95:1
Third quarter 1998                           0.95:1
Fourth quarter 1998
  and each quarter thereafter
  until August 31, 1999                      1.0:1

            9.10 MINIMUM EBITDA. The Borrower will not permit Consolidated EBITDA for (a) the period commencing February 3, 1996 and ending October 31, 1996, taken as one accounting pe riod, to be less than $14,700,000 and (b) each period of four consecutive fiscal quarters ending with the quarter set forth in column A below, taken as one accounting period, to be less than the corresponding amount set forth in column B below:

            A                                   B

Fourth quarter 1997                          $16,000,000
First quarter 1998                           $16,500,000
Second quarter 1998                          $19,100,000
Third quarter 1998                           $21,300,000
Fourth quarter 1998                          $24,000,000
First quarter 1999                           $26,300,000
Second quarter 1999                          $28,000,000
Third quarter 1999                           $30,200,000
Fourth quarter 1999
  and each quarter thereafter
  until August 31, 1999                      $31,500,000

            9.11 CONSOLIDATED INTEREST COVERAGE RATIO. The Bor rower will not permit the Consolidated Interest Coverage Ratio for (a) the period commencing February 3, 1996 and ending Octo ber 31, 1996, taken as one accounting period, to be less than 1.3:1 and (b) each period of four consecutive fiscal quarters ending with the quarter set forth in column A below, taken as one accounting period, to be less than the corresponding amount set forth in column B below:

            A                                   B

Fourth quarter 1997                           1.3:1
First quarter 1998                            1.4:1
Second quarter 1998                           1.6:1
Third quarter 1998                            1.8:1
Fourth quarter 1998                           2.0:1
First quarter 1999                            2.2:1
Second quarter 1999                           2.4:1
Third quarter 1999                            2.7:1
Fourth quarter 1999
  and each quarter thereafter
  until August 31, 1999                       2.9:1

            9.12 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICA TIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPO RATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of deposit ing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing

Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, (iv) amend, modify or change the Intercompany Compromise and Settlement Agreement or any Employee Benefit Plan (except, in the case of an Employee Benefit Plan, to the extent that such amendment, modification or change does not impose liabilities, obligations or costs on Borrower or any Subsidiary that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

            9.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSID IARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any In debtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries, or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or re strictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) cus tomary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Sub sidiary of the Borrower, and (iv) customary provisions re stricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

            9.14 LIMITATION ON ISSUANCE OF CAPITAL STOCK. The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not de crease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsid iary, and (iii) to qualify directors to the extent required by applicable law.

            9.15 BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indi rectly) in any business other than the business in which the Borrower is engaged on the Effective Date and any other reason ably related businesses.

            9.16 LIMITATION ON CREATION OF SUBSIDIARIES AND EN TERING INTO PARTNERSHIPS AND JOINT VENTURES. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary without the prior written consent of the Required Banks. In connection with any such consent, it is understood that the Required Banks may re quire that any newly formed Subsidiary enter into a guaranty (a "Subsidiary Guaranty") and a security agreement (a "Subsidiary Security Agreement") in each case, in form and substance rea sonably satisfactory to the Agent, the Co-Agent and the Required Banks. Notwithstanding the foregoing, the Borrower may create up to four Wholly Owned Subsidiaries under the laws of Honduras so long as (i) the capital stock thereof is at all times owned directly by the Borrower and (ii) no less than 65% of the outstanding shares of such capital stock are pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement; PROVIDED, HOWEVER, that if there is a change in any statute, law, rule or regulation to the effect that the Borrower is able to pledge 66-2/3% or more of the stock of such Subsidiaries to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement, and such Subsidiaries are able to execute a Subsidiary Guaranty and Subsidiary Security Agreement, all without the imposition of material adverse tax consequences on the Borrower or its Subsidiaries taken as a whole, then the Borrower shall promptly effectuate such pledge and such Subsidiaries shall promptly execute and deliver such Subsidiary Guaranty and Subsidiary Security Agreement.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any partnerships or joint ventures except to the extent permitted by Section 9.06(v).

            SECTION 10.  EVENTS OF DEFAULT.  Upon the occurrence
of any of the following specified events (each an "Event of Default"):

            10.1 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

            10.2 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material re spect on the date as of which made or deemed made as provided in
Section 6; or

            10.3 COVENANTS. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and, in the case of this clause (ii), such default shall continue un remedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

            10.4 DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any Subsidiary of the Borrower shall (i) default in any payment of any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness of the Borrower or any Subsidiary of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $500,000; or

            10.5 BANKRUPTCY, ETC. The Borrower or any Subsidiary of the Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bank ruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any Subsidiary of the Borrower, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Subsidiary of the Borrower, or the Borrower or, any Subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Subsidiary of the Bor rower, or there is commenced against the Borrower or any Sub sidiary of the Borrower any such proceeding which remains un dismissed for a period of 60 days, or the Borrower or any Sub sidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary of the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Bor rower or any Subsidiary of the Borrower makes a general assign ment for the benefit of creditors; or any corporate action is taken by the Borrower or any Subsidiary of the Borrower for the purpose of effecting any of the foregoing; or

            10.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amor tization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

            10.7 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Credi tors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or the Borrower or any Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

            10.8 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a repu table insurance company) and such judgments and decrees either shall be final and nonappealable or shall not be vacated, dis charged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $500,000; or

            10.9  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, the Col lateral Agent, the Original Cash Collateral Agent (prior to the termination of the Original Cash Collateral Agreement as set forth in Section 8.14) and the Successor Cash Collateral Agent, as applicable, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commit ments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obliga tions owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) enforce, as Collateral Agent, Original Cash Collateral Agent (prior to the termination of the Original Cash Collateral Agreement as set forth in Section 8.14) or Successor Cash Collateral Agent, as applicable, all of the Liens and security interests created pursuant to the Security Documents.

            SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS.

            11.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounts" shall have the meaning provided in Section 8.13.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled

"Select Interest Rates," published weekly on Form H.15, as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

            "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and noncash interest expense) which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net noncash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period, plus the sum of all gains arising from the reversal during such period of restruc turing and other charges in respect of lines of business con stituting discontinued businesses as of the Effective Date.

            "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Li abilities.

            "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commit ments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been termi nated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such

Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made dur ing the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

            "Adjusted Revolving Loan Sub-Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted Percentage and the Adjusted Total Revolving Loan
Sub-Commitment.

            "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the ag gregate Revolving Loan Commitments of all Defaulting Banks.

            "Adjusted Total Revolving Loan Sub-Commitment" shall mean, at any time, an amount equal to the Adjusted Total Re volving Loan Commitment, PROVIDED that during each (a) December Clean-Down Period, the Adjusted Total Revolving Loan Sub-Commitment shall not exceed $63,000,000 MINUS the aggregate Revolving Loan Commitments of all Defaulting Banks and (b) May Clean-Down Period, the Adjusted Total Revolving Loan Sub-Commitment shall not exceed $68,000,000 MINUS the aggregate Revolving Loan Commitments of all Defaulting Banks.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.07, an Affiliate of the Borrower shall include Holdings, each Non-Ithaca Subsidiary and any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean Bankers Trust Company, in its ca pacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

            "Agreement" shall mean this Credit Agreement, as mod ified, supplemented or amended from time to time.

            "Alternative Bank" shall have the meaning provided in Section 8.13.

            "Applicable Margin" shall mean:

            (w) from and after the Initial Borrowing Date through and including the last day of the fiscal year ended closest to January 31, 1997 (the "1997 Fiscal Year"), 1.5%;

            (x) from and after the first day of the fiscal year commencing closest to February 1, 1997 through and including the last day of such fiscal year (the "1998 Fiscal Year"), the sum (the "1998 Fiscal Year Rate") of (i) 1.5% PLUS (ii) if Con
                                                 ----
                  solidated EBITDA for the 1997 Fiscal Year shall have been less than $17,500,000, or the Borrower shall not have prepaid the Term Loans in an ag gregate principal amount of at least $5,000,000 (other than pursuant to Section 4.02(c)) during, or in respect of, the 1997 Fiscal Year, 0.25%;

            (y) from and after the first day of the fiscal year commencing closest to February 1, 1998 through and including the last day of such fiscal year (the "1999 Fiscal Year"), the sum (the "1999 Fiscal Year Rate") of (i) the 1998 Fiscal Year Rate PLUS (ii) if Consolidated EBITDA for the
                       ----
                  1998 Fiscal Year shall have been less than 28,300,000, or the Borrower shall not have pre paid the Term Loans in an aggregate principal amount of at least $5,000,000 (other than pursu ant to Section 4.02(c)) during, or in respect of, such fiscal year, 0.5%; and

            (z) from and after the first day of the fiscal year commencing closest to February 1, 1999 through and including the Final Maturity Date, the sum of (i) the 1999 Fiscal Year Rate PLUS (ii) if
                                                   ----
                  Consolidated EBITDA for the 1999 Fiscal Year shall have been less than 37,000,000, or the Borrower shall not have prepaid the Term Loans in an aggregate principal amount of at least $5,000,000 (other than pursuant to Section 4.02(c)) during, or in respect of, such fiscal year, 0.5%.

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section
1.11 or 13.04(b).

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under
Section 1.01(a), 1.01(b) or 1.01(d) or Section 2, in either case as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bank Indemnification Claims" shall have the meaning provided in the Reorganization Plan.

            "Bankruptcy Code" shall have the meaning provided in
Section 10.05.

            "Bankruptcy Court" shall have the meaning provided in the Reorganization Plan.

            "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the Prime Lending Rate and (iii) 1/2 of 1% in excess of the overnight Federal Funds Rate.

            "Book Entry System" shall have the meaning provided in
Section 8.12.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of a Loan of a single Tranche from all the Banks having Commitments with re spect to the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date. Any and all Borrowings per mitted hereunder shall be limited to Borrowings of Revolving Loans and/or Swingline Loans.

            "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the sum of (i) 85% of Eligible Receivables, (ii) 50% of Eligible Inventory, (iii) 50% of the Foreign Letter of Credit Stated Amount and (iv) the Maximum Overadvance Amount, each as deter mined from the Borrowing Base Certificate most recently deliv ered pursuant to
Section 8.01(k).

            "Borrowing Base Certificate" shall have the meaning provided in Section 8.01(k).

            "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

            "BTCo" shall mean Bankers Trust Company in its indi vidual capacity.

            "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal hol iday or a day on which banking institutions are authorized or required by law or other government action to close.

            "Business Plan" shall mean the Borrower's business plan dated May 7, 1996, attached as Exhibit P hereto.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expen ditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Collateral" shall mean all "Collateral" as de fined in the Cash Collateral Agreement.

            "Cash Collateral Order" shall mean that certain "Emergency Order Authorizing Debtor in Possession to Use Cash Collateral Pursuant to Section 363 of the Bankruptcy Code and Providing Adequate Protection and Granting Superpriority Claims and Replacement Liens and Security Interests" entered on or about October 8, 1996 by the Bankruptcy Court and any Final Order entered with respect thereto.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

            "Change of Control" shall mean such time, after the Reorganization Plan Effective Date as (i) any Schedule 13D under the Securities Exchange Act, or any amendment to any such Schedule, or any successor form is received by the Borrower which indicates that, or the Borrower otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) has become the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act), by way of merger, consolidation or otherwise, of 51% or more of the voting power of the voting capital stock of the Borrower, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower, as the case may be, was ap proved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower, as the case may be, then in office.

            "Co-Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Original Security Document or Security Document, including, without limitation, all Cash Collateral, all Pledge Agreement Collat eral, all Security Agreement Collateral, all Mortgaged Prop erties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 11 hereof.

            "Collateral Account" shall have the meaning provided in Section 8.13.

            "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Se curity Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean any of the commitments of any Bank, I.E., whether the Term Loan Commitment or Revolving Loan Commitment.

            "Commitment Commission" shall have the meaning pro vided in Section 3.01(a).

            "Confirmation Order" shall have the meaning provided in the Reorganization Plan.

            "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Consolidated Subsidiaries.

            "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

            "Consolidated Debt" shall mean, at any time, the sum of the aggregate outstanding principal amount of all Indebted ness (including, without limitation, the principal component of Capitalized Lease Obligations, but excluding Interest Rate Pro tection Agreements) of the Borrower and its Consolidated Sub sidiaries.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries, before Consolidated Net Interest Expense and pro vision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consoli dated Fixed Charges for such period.

            "Consolidated Fixed Charges" for any period shall mean the sum of
(i) Consolidated Net Interest Expense for such period, (ii) the amount of all cash Dividends which were paid on any capital stock of the Borrower and its Subsidiaries during such period (other than Dividends paid by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower), (iii) the amount of all Capital Expenditures for such period (other than (1) Capital Expenditures made with the proceeds from sales of assets or insurance proceeds from any Recovery Event, in each case to the extent such proceeds are not required to be applied by the Borrower as a mandatory repayment pursuant to
Section 4.02 and (2) additional Capital Expenditures made during such period utilizing the Rollover Amount but only to the extent that the Borrower would have been in compliance with the Consolidated Fixed Charge Coverage Ratio for all periods which include one or more fiscal quarters from the fiscal year preceding the fiscal year in which the Rollover Amount is so utilized, recalculated on the assumption that the amount of all additional Capital Expenditures so utilizing the Rollover Amount were instead made on a ratable basis over the four fiscal quarters comprising the immediately preceding fiscal year), (iv) the excess, if any, of all taxes paid for such period over all tax refunds received for such period, and (v) the scheduled principal amount of all amortization payments on all Indebtedness of the Borrower and its Subsidiaries for such pe riod.

            "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Interest Expense.

            "Consolidated Net Income" shall mean, for any period, net income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis plus the amount of all noncash compensation expenses arising in connection with management stock option plans less the sum of all gains arising from the reversal of restructuring and other charges in respect of lines of business constituting discontinued businesses as of the Effective Date.

            "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of the Bor rower and its Consolidated Subsidiaries for such period (calcu lated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of the Bor rower and its Consolidated Subsidiaries for such period.

            "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guar antee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obli gor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capi tal or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each Security Document and, after the execution and delivery thereof, each Subsidiary Guar anty.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and, following the execution and delivery of one or more Subsidiary Guaranties, each Subsidiary of the Borrower which is a party to a Subsidiary
Guaranty.

            "Debt Agreements" shall have the meaning provided in
Section 5.05.

            "December Clean-Down Period" shall mean any period of thirty consecutive days commencing on any date on or after each December 1, commencing with December 1, 1996 (or, if such date is not a Business Day, on the first Business Day immediately thereafter), and ending on or before the immediately succeeding January 31 (or, if such date is not a Business Day, on the first Business Day immediately thereafter).

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Disclosure Statement" shall have the meaning provided in the Reorganization Plan.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired (other than by way of issuance of shares of capital stock), directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consid eration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any op tions or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section
2.05(b).

            "Effective Date" shall have the meaning provided in
Section 13.10.

            "Eligible Inventory" shall mean the gross dollar value (valued at the lower of cost (determined on a first-in, first-out basis) or market value) of the inventory of the Borrower which conforms to the representations and warranties contained in the Security Agreement and which at all times continues to be acceptable to the Collateral Agent in its reasonable judgment, less (i) any supplies (other than raw materials), spare parts, goods returned or rejected (except to the extent that such returned or rejected goods continue to conform to the representations and warranties contained in the Security Agree ment and continue to be acceptable to the Collateral Agent in its reasonable judgment) by customers and goods to be returned to suppliers, (ii) any advance payments made by customers with respect to inventory of the Borrower, (iii) any inventory held at locations outside of the United States of America (other than In-Transit Inventory), (iv) any inventory held at locations not owned or leased by the Borrower or any of its Subsidiaries and (v) reserves required by the Collateral Agent in its reasonable judgment.

            "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower which conform to the representations and warranties contained in the Security Agree ment and at all times continue to be acceptable to the Col lateral Agent in its reasonable judgment less any returns, dis counts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors owing the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) contracts or sales to any Affiliate of the Borrower, (iii) all receivables which have not been paid in full within 30 days of the due date thereof or which have been disputed by the account debtor, (iv) governmental sales, (v) receivables with respect to which the Borrower has recorded, on its books and records, a partially or wholly offsetting payable (but only to the extent of the amount so offset), (vi) sales to account debtors outside the United States and (vii) accounts receivable sold as permitted by Section 9.02(x).

            "Eligible Transferee" shall mean and include a com mercial bank, financial institution or other "accredited inves tor" (as defined in Regulation D of the Securities Act).

            "Employee Benefit Plans" shall have the meaning pro vided in Section 5.05.

            "Employment Agreements" shall have the meaning pro vided in Section 5.05.

            "Environmental Claims" means any and all administra tive, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by gov ernmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indem nification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Ma terials.

            "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereaf ter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C, ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted there for.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

            "Event of Default" shall have the meaning provided in
Section 10.

            "Excepted Accounts" shall have the meaning provided in
Section 8.13.

            "Excess Cash Flow" shall mean, for any Excess Cash Payment Period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period, (b) the provision for taxes for such period to the extent such provision reduces Ad justed Consolidated Net Income for such period, and (c) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of Capital Expenditures (to the extent not financed with Indebtedness or made with insurance proceeds and otherwise as permitted pursuant to Section 9.08) made by the

Borrower and its Subsidiaries on a consolidated basis during such period, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower (other than repayments of Loans, PROVIDED that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under
Section 4.02(c) or (y) made as a vol untary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Re volving Loan Commitment)) during such period, (c) the amount of taxes paid in cash with respect to such period, and (d) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period. Notwithstanding the foregoing, for purposes of calculating "Excess Cash Flow," federal, state or local income tax refunds or the proceeds of sales of "Assets Held for Disposition" (as described in the Business Plan), to the extent that the Borrower's actual or anticipated receipt of the same increases or decreases Adjusted Consolidated Working Capital, shall not be included in such calculation; PROVIDED, HOWEVER, that the Borrowers' obligations to make payments pursuant to Section 4.02(f) and (i) shall not in any way be affected by such calculation.

            "Excess Cash Payment Date" shall mean the date occur ring 90 days after the last day of each fiscal year of the Bor rower (beginning with its fiscal year ended closest to January 31, 1997).

            "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

            "Excess Tax Refund" shall mean any federal, state and local income tax refund the amount of which, together with all such refunds received by the Borrower and its Subsidiaries from and after February 1, 1996, exceeds $25,300,000.

            "Existing Bankers Trust Letter of Credit" shall mean the Letters of Credit, if any, issued by BTCo pursuant to the Original Credit Agreement which are outstanding and undrawn as of the Effective Date and are identified on
Schedule IX.

            "Existing Credit Agreement Obligations" shall mean
"Obligations" as defined in the Original Credit Agreement.

            "Existing Indebtedness" shall have the meaning pro vided in Section 7.21.

            "Facing Fee" shall have the meaning provided in Sec tion 3.01(c).

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

            "Final Maturity Date" shall mean August 31, 1999, or such earlier date on which the Commitments terminate and the Notes become due and payable pursuant to Section 10 hereof.

            "Final Order" shall have the meaning provided in the Reorganization Plan.

            "Foreign Letter of Credit Stated Amount" means the Stated Amount of Letters of Credit issued in favor of third-party contractors (or their designees) to support the production of goods for the Borrower or any of its Subsidiaries outside of the United States of America, which goods (i) are not owned by the Borrower at the time of issuance of any such Letters of Credit, and
(ii) will become In-Transit Inventory substantially simultaneously with the first payment or disbursement by BTCo under such Letters of Credit.

            "Hazardous Materials" means (a) any petroleum or pe troleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insula tion, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Holdings" means Ithaca Holdings, Inc.

            "Honduras Accounts" shall have the meaning provided in
Section 8.13.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, inter est, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person,
(iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement entered into with a Person not a Bank.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the first Borrowing hereunder occurs.

            "Insured Property" shall mean each Mortgaged Property designated as such on Schedule II.

            "Intercompany Compromise and Settlement Agreement" shall have the meaning provided in the Reorganization Plan.

            "Interest Rate Protection Agreements" shall have the meaning provided in the Security Documents.

            "In-Transit Inventory" shall mean inventory (i) owned by the Borrower, (ii) in the possession, custody or control of the Borrower or its agents, (iii) located outside of, but in transit to, the United States of America and (iv) in which the Borrower has granted to the Collateral Agent for the benefit of the Secured Creditors a legal, valid, enforceable, fully per fected, first priority security interest, subject to no Liens other than Permitted Liens and to which effect, an opinion of counsel to the Borrower has been given in form and substance reasonably satisfactory to the Collateral Agent, the Agent, the Co-Agent and the Banks (it being understood that such opinion may contain customary exceptions or limitations as to the pri ority of such security interest).

            "Issuance System" shall have the meaning provided in
Section 8.12.

            "L/C Supportable Indebtedness" shall mean (i) obliga tions of the Borrower or its Subsidiaries incurred in the ordi nary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiar ies as are reasonably acceptable to BTCo and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter Agreement" has the meaning provided in Section
8.13.

            "Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all out standing Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "Local Bank" shall mean a commercial bank holding or maintaining an Excepted Account.

            "Local Payroll Account" shall mean the payroll account maintained by the Local Payroll Bank for the Borrower.

            "Local Payroll Bank" shall mean First Union National
Bank of North Carolina.

            "Management Agreements" shall have the meaning pro vided in Section 5.05.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Maximum Overadvance Amount" shall mean the lesser of (i) 50% of the excess of (x) the gross dollar value (valued at the lower of cost (determined on a first-in, first-out basis) or market value) of inventory which (aa) conforms to the repre sentations and warranties contained in the Security Agreement, (bb) at all times continues to be acceptable to the Collateral Agent in its reasonable judgment, (cc) is owned by the Borrower and (dd) is held at locations that are (xx) not owned or leased by the Borrower or any of its Subsidiaries or
(yy) outside of the United States of America (other than In-Transit Inventory) over (y) $8,200,000 and (ii) for the fiscal year ended closest to the date set forth in column 1 below, the corresponding amount set forth in column 2 below:

                  1                                 2
                  -                                 -

January 31, 1997                         $3,500,000
January 31, 1998                          4,500,000
January 31, 1999
  and thereafter until
  August 31, 1999                         6,500,000

            "Maximum Swingline Amount" shall mean $5,000,000.

            "May Clean-Down Period" shall mean any period of thirty consecutive days commencing on any date on or after each May 1 (or, if such date is not a Business Day, on the first Business Day immediately thereafter), from and after the Effec tive Date and ending on or before the immediately succeeding June 30 (or, if such date is not a Business Day, on the first Business Day immediately thereafter).

            "Mortgage" shall have the meaning provided in Section
5.11.

            "Mortgage Policies" shall have the meaning provided in
Section 5.11.

            "Mortgaged Property" shall have the meaning provided in Section 5.11.

            "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of cash taxes payable by reason of such sale, reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale and the amount of such gross cash proceeds required to be used to repay any In debtedness (other than Indebtedness of the Banks pursuant to the Credit Documents) which is secured by the respective assets which were sold.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-Ithaca Subsidiaries" shall mean any Subsidiary of Holdings other than the Borrower or any Subsidiary of the Borrower.

            "Note" shall mean each Term Note, the Swingline Note and each Revolving Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03.

            "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Atten tion: Dana Klein, or such other office as the Agent may here after designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Agent, the Co-Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement, the Reorganization Plan or any other Credit Document.

            "Original Cash Collateral Agent" shall mean First Union National Bank of North Carolina, as Cash Collateral Agent pursuant to the Original Cash Collateral Agreement.

            "Original Cash Collateral Agreement" shall mean the Cash Collateral Agreement dated as of December 4, 1995 between the Borrower and First Union National Bank of North Carolina, as in effect immediately prior to the Effective Date.

            "Original Credit Agreement" shall mean the Credit Agreement, dated as of December 1, 1992, among Holdings, the Borrower, various lenders, Canadian Imperial Bank of Commerce and Kleinwort Benson Limited, as Co-Agents and Bankers Trust Company, as Agent, as the same has been amended, modified or supplemented through the Effective Date.

            "Original Mortgage" shall mean a Mortgage (as defined in the Original Credit Agreement).

            "Original Pledge Agreement" means the Pledge Agree ment, dated as of December 10, 1992, made by the Borrower, and the Agent, as Collateral Agent for the benefit of the Banks, the Agent and the Co-Agent, as in effect immediately prior to the Effective Date.

            "Original Security Agreement" means the Security Agreement, dated as of December 10, 1992, between the Borrower and the Agent for the benefit of the Agent, the Co-Agent and the Banks, as in effect immediately prior to the Effective Date.

            "Original Security Document" means a Security Document (as defined in the Original Credit Agreement).

            "Participant" shall have the meaning provided in Sec tion 2.04(a).

            "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corpo ration established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be deter mined immediately prior (and without giving effect) to such termination.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment deliv ered with respect thereto, all of which exceptions must be ac ceptable to the Required Banks in their reasonable discretion.

            "Permitted Liens" shall have the meaning provided in
Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of any Credit Event was maintained or contributed to by (or to which there was an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate.

            "Pledge Agreement" shall have the meaning provided in
Section 5.07.

            "Pledge Agreement Collateral" shall mean all "Col lateral" as defined in the Pledge Agreement.

            "Pledged Securities" shall have the meaning assigned that term in the Pledge Agreement.

            "Pledged Stock" shall have the meaning assigned that term in the Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Projections" shall have the meaning provided in Sec tion 7.05(d).

            "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Effective Date.

            "RCRA" shall mean the Resource Conservation and Re covery Act, as the same may be amended from time to time, 42
U.S.C. ss. 6901 ET SEQ.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, im provements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Bor rower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained by the Borrower under Section 8.03.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof estab lishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escap ing, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Reorganization Plan" shall mean the Debtor's Pre packaged Plan of Reorganization Under Chapter 11 of the Bank ruptcy Code, in the form of Exhibit Q, confirmed by the Bank ruptcy Court on November 22, 1996.

            "Reorganization Plan Effective Date" shall mean the
"Effective Date" as defined in the Reorganization Plan.

            "Replaced Bank" shall have the meaning provided in
Section 1.11.

            "Replacement Bank" shall have the meaning provided in
Section 1.11.

            "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Banks" shall mean, at any time, Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) at such time represent an amount greater than fifty percent of the sum of all outstanding Term Loans of Non-Defaulting Banks (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment) and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Required Term Loan Banks" shall mean, at any time, Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commit ments) at such time represent an amount greater than fifty per cent of the sum of all outstanding Term Loans (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment).

            "Returns" shall have the meaning provided in Section
7.09.

            "Revolving Loan" shall have the meaning provided in
Section 1.01(b).

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pur suant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.11 or 13.04(b).

            "Revolving Note" shall have the meaning provided in
Section 1.05(a).

            "Rollover Amount" shall have the meaning provided in
Section 9.08.

            "Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

            "Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

            "SEC" shall have the meaning provided in Section 8.01(h).

            "Section 4.04(b)(iii) Certificate" shall have the meaning provided in Section 4.04(b).

            "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regula tions promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section 5.08.

            "Security Agreement Collateral" shall mean all "Col lateral" as defined in the Security Agreement.

            "Security Document" shall mean the Pledge Agreement, the Security Agreement, the Original Cash Collateral Agreement, the Successor Cash Collateral Agreement, each Mortgage and, after the execution and delivery thereof, each Subsidiary Secu rity Agreement.

            "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

            "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guaranty" shall have the meaning provided in Section 9.16.

            "Subsidiary Security Agreement" shall have the meaning provided in Section 9.16.

            "Successor Cash Collateral Agent" shall mean Bankers Trust Company, and its successors and assigns as Cash Collateral Agent pursuant to the Successor Cash Collateral Agreement.

            "Successor Cash Collateral Agreement" shall mean an Amended and Restated Cash Collateral Agreement substantially in the form of Exhibit H (as modified, supplemented or amended from time to time), covering all present and future Cash Collateral.

            "Supermajority Banks" shall mean, at any time, Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) at such time represent an amount greater than two thirds of the sum of all outstanding Term Loans of Non-Defaulting Banks (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment) and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Out standings at such time).

            "Supermajority Revolving Loan Banks" shall mean, at any time, Non-Defaulting Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of at such time represent an amount greater than two thirds of the sum of the Adjusted Total Revolving Loan Commitment (or after the ter mination thereof, the sum of the then total outstanding Revolv ing Loans of Non-Defaulting Banks, and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Swingline Expiry Date" shall mean, at any time, the earlier of (i) the date which is two Business Days prior to August 31, 1999 or (ii) the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in
Section 1.01(c).

            "Swingline Note" shall have the meaning provided in
Section 1.05(a).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall have the meaning provided in Section 1.01(a).

            "Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Term Loan Commitment", as same may be adjusted from time to time as a result of assign ments to or from such Bank pursuant to Section 1.11 or 13.04(b).

            "Term Note" shall have the meaning provided in Section 1.05 (a).

            "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Revolving Loan Sub-Commitment" shall mean, at any time, an amount equal to the Total Revolving Loan Commitment at such time, PROVIDED that during each (a) December Clean-Down Period, the Total Revolving Loan Sub-Commitment shall not exceed $63,000,000 and (b) May Clean-Down Period, the Total Revolving Loan Sub-Commitment shall not exceed $68,000,000.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

            "Total Unutilized Adjusted Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Adjusted Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of outstanding Revolving Loans made by Non-Defaulting Banks and the principal amount of all Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning pro vided in Section 2.01(a).

            "Tranche" shall mean the respective facility and com mitments utilized in amending and restating and making the Loans hereunder, with there being three separate Tranches, I.E., Term Loans, Revolving Loans and Swingline Loans.

            "Transferred Accounts" has the meaning provided in Section 8.13.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412 of the Code.

            "United States" and "U.S." shall each mean the United
States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time, less the sum of (i) the aggregate out standing principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

            "Wholly-Owned Subsidiary" shall mean, as to any Per son, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-owned Subsidiaries of such Person has a 100% equity interest at such time.

            SECTION 12.  THE AGENT AND CO-AGENT.

            12.1 APPOINTMENT. The Banks hereby designate Bankers Trust Company as Agent (for purposes of this Section 12, the term "Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents) and Canadian Imperial Bank of Commerce, acting through one or more agencies, branches or affiliates, as Co-Agent, to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent and the Co-Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent or the Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent and the Co-Agent may perform any of their duties hereunder by or through their respective officers, directors, agents or employees.

            12.2  NATURE OF DUTIES.  Neither the Agent nor the Co-
Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Docu ments. Neither the Agent, the Co-Agent nor any of their re spective officers, directors, agents or employees shall be li able for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent and the Co-Agent shall be mechanical and administrative in nature; neither the Agent nor the Co-Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent or any Co-Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.3 LACK OF RELIANCE ON THE AGENT AND CO-AGENT. Independently and without reliance upon the Agent or the Co-Agent, each Bank and the holder of each Note confirm that, to the extent it deems appropriate, such Bank or holder, as ap plicable, has made and shall continue to make (i) its own inde pendent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in con nection herewith and (ii) its own appraisal of the creditwor thiness of the Borrower and, except as expressly provided in this Agreement, neither the Agent nor the Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Agent nor the Co-Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfec tion, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

            12.4 CERTAIN RIGHTS OF THE AGENT AND CO-AGENT. If either the Agent or the Co-Agent shall request instructions from the (i) Banks, (ii) Required Banks, (iii) Supermajority Banks or (iv) Supermajority Revolving Loan Banks and the Required Term Loan Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent or the Co-Agent shall be entitled to refrain from such act or taking such action unless and until the Agent or the Co-Agent shall have received instructions from the applicable Banks; and neither the Agent nor the Co-Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent or the Co-Agent as a result of the Agent or the Co-Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the applicable Banks.

            12.5 RELIANCE. The Agent and the Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent or the Co-Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent or the Co-Agent.

            12.6 INDEMNIFICATION. To the extent the Agent and/or the Co-Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent and/or the Co-Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent and/or the Co-Agent in performing their respective duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Co-Agent's gross negligence or willful mis conduct.

            12.7 THE AGENT AND CO-AGENT IN THEIR INDIVIDUAL CAPACITIES. With respect to their respective obligations to make Loans under this Agreement, the Agent and the Co-Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though they were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent and the Co-Agent in their individual capaci ties. The Agent and the Co-Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            12.8 HOLDERS. The Agent and the Co-Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the as signment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.9 RESIGNATION BY THE AGENT AND THE CO-AGENT. (a) The Agent or the Co-Agent may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. In the case of the resignation by the Agent, such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below. In the case of a resignation by the Co-Agent, such resignation shall become effective immediately.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

            (c) If a successor Agent shall not have been so ap pointed within such 15 Business Day period, the Agent, with the consent of the Borrower, which shall not be unreasonably with held, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

            (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

            SECTION 13.  MISCELLANEOUS.

            13.1 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent, the Co-Agent, and the Banks (including, without limitation, the reasonable fees and expenses of the appraiser delivering the real estate appraisals pursuant to Section 5.14 and the reasonable fees and disbursements of Wachtell, Lipton, Rosen & Katz, and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of the Agent, the Co-Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (in cluding, without limitation, the reasonable fees and disburse ments of counsel for the Agent, for the Co-Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent, the Co-Agent and each Bank, and each of their respective Affiliates, share holders, officers, directors, employees, representatives, at torneys and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or re medial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Co-Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent, the Co-Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum con tribution to the payment and satisfaction of each of the indem nified liabilities which is permissible under applicable law.

            13.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby granted a security interest in and is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off against or sell and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Bank Indemnification Claims or the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.3 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at such Credit Party's address specified opposite its signature below; if to any Bank, at its address specified op posite its name below; and if to the Agent, at its Notice Of fice; or, as to any Credit Party, the Agent or the Co-Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent or Co-Agent shall not be effective until received by the Agent or Co-Agent.

            13.4 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all the Banks and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PRO VIDED FURTHER, that no Bank shall transfer or grant any par ticipation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such par ticipant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of thy participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obliga tions hereunder to its parent company and/or any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Commit ments of such new Bank and of the existing Banks,
(ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments, (iii) the consent of BTCo shall be required in connection with any assignment of Revolving Loan Commitments (which consent shall not be unreasonably withheld) and (iv) the Agent shall receive at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 13.04(b), from and after the effective date of such assignment the as signing Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) or (iv) of
Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.11 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.08, 1.09, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or pro hibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

            13.5 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Co-Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Co-Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Co-Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, any Co-Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.6 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should re ceive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or other wise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commis sion or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such excess amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary con tained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            13.7 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); PROVIDED that, except as otherwise spe cifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a).

            (b) All computations of interest, Commitment Commis sion and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

            13.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. ANY LEGAL ACTION OR

PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN NEW YORK COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, AP POINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE CO-AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OB JECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CON TEMPLATED HEREBY OR THEREBY.

            13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

            13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Bor rower, the Agent, the Co-Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (ac tually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower, the Co-Agents and each Bank prompt written notice of the occurrence of the Effective Date.

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER. (a) Neither this Agree ment nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks or, as set forth in Section 13.12(b) hereof, the Supermajority Banks, the Supermajority Revolving Loan Banks or the Required Term Loan Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the prior writ ten consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of Section 5 or this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks, or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (w) increase the Commitments of any Bank over the amount thereof then in effect without the prior written consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the prior written consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the prior written consent of the Agent or the Co-Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or the Co-Agent or any other provision as same relates to the rights or obligations of the Agent or the Co-Agent or (z) without the prior written consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) Notwithstanding any of the foregoing, the prior written consent of the (x) Supermajority Banks shall be required to (i) amend, modify or waive any of the provisions or requirements of Sections 9.02 and 9.05 hereof or (ii) reduce the percentage specified in the definition of Supermajority Banks and (y) Supermajority Revolving Loan Banks and the Required Term Loan Banks shall be required to (i) amend, modify or waive any of the definitions of Borrowing Base, Eligible Receivables, Eligible Inventory, Foreign Letter of Credit Stated Amount or Maximum Overadvance Amount and (ii) reduce the percentage specified in the definition of Supermajority Revolving Loan Banks or Required Term Loan Banks, as applicable.

            13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.08, 1.09, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

            13.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any office, Sub sidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.08, 1.09 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective trans fer).

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:

Highway 268 West                       ITHACA INDUSTRIES, INC.
Wilkesboro, North Carolina
  28697
Tel:  (919) 667-5231
Fax:  (919) 667-2979                   By   /s/ Eric Hoyle
                                         --------------------------------
                                         Title: Chief Financial Officer
Attention:  Eric Hoyle


130 Liberty Street                     BANKERS TRUST COMPANY,
30th Floor                                individually and as Agent
New York, New York 10006
Tel:  (212) 250-1724
Fax:  (212) 250-7218
                                       By  /s/ Dana Klein
                                         --------------------------------
                                     Title: Vice President
Attention:  Dana Klein


Two Paces West                         CANADIAN IMPERIAL BANK OF
2727 Paces Ferry Road                     COMMERCE, acting through one
Suite 1200                                or more agencies, branches
Atlanta, GA  30339                        or affiliates, as Co-Agent
Tel:  (770) 319-4902
Fax:  (770) 319-4954

                                       By  /s/ Douglas J. Smith
                                         --------------------------------
Attention:  Roger Colden                  Title: Senior Manager


277 Park Avenue - 9th Floor            DLJ CAPITAL FUNDING
New York, NY 10017
Tel:  (212) 892-2407
Fax:  (212) 892-5286

                                       By  /s/ Stephen P. Hickey
                                         --------------------------------
                                     Title:
Attention:  Wendy LaMantia


 Two Paces West                        CIBC, INC.
2727 Paces Ferry Road
Suite 1200
Atlanta, GA  30339
Tel:  (770) 319-4902
Fax:  (770) 319-4954
                                       By  /s/ Douglas J. Smith
                                         --------------------------------
                                       Title: Vice President

Attention:  Roger Colden

787 Seventh Avenue                     BANQUE PARIBAS
New York, NY 10019
Tel:  (212) 841-2551
Fax:  (212) 841-2333

                                       By   /s/ J. McCarthy
                                          -----------------------------------
                                     Title:
Attention:  Mary Finnegan


11111 Santa Monica Boulevard           FOOTHILL CAPITAL CORPORATION
Suite 1500
Los Angeles, CA 90025
Tel:  (310) 996-7159
Fax:  (310) 478-8785
                                       By    /s/ Karen S. Sandler
                                          -----------------------------------
                                     Title:  Vice President
Attention:  Karen Sandler


Two World Trade Center                 THE FUJI BANK, LIMITED
79-81st Floors
New York, NY 10048
Tel:  (212) 898-2073
Fax:  (212) 912-0516
                                       By    /s/ Masanobu Kobayashi
                                          -----------------------------------
                                     Title: Vice President and Manager
Attention:  Mark Hanslin


One Parkview Plaza                     VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, IL 60181                PRIME RATE INCOME TRUST
Tel:  (708) 684-6425
Fax:  (708) 684-6740

                                       By  /s/ Brian Good
                                          -----------------------------------
                                     Title: Vice President
Attention:  Jeffrey W. Maillet



85 Broad Street-26th Floor             PEARL STREET/GOLDMAN SACHS
New York, NY 10004
Tel:  (212) 902-2512
Fax:  (212) 902-3757

                                       By   /s/ John E. Urbar
                                          -----------------------------------
                                     Title: Authorized Signer
Attention:  Marnie Gordon

1 South Wacker Drive- Suite 2800          SANWA BUSINESS CREDIT CORPORATION
Chicago, Il 60606
Tel:  (312) 853-1326
Fax:  (312) 853-8753

                                       By  /s/ Les Meier
                                          -----------------------------------
                                     Title: First Vice President
Attention:  Les Meier



1900 East Ninth Street                 NATIONAL CITY BANK
Cleveland, OH 44114
Tel:  (216) 575-3130
Fax:  (216) 575-3053
                                       By  /s/ Jeffrey C. Geeding
                                          -----------------------------------
                                     Title:  Vice President
Attention:  Jeffrey C. Geeding


231 South LaSalle Street               BANK OF AMERICA ILLINOIS
17th Floor
Chicago, Il 60697
Tel:  (312) 828-6521
Fax:  (312) 828-5423

                                       By   /s/ Christopher S. Field
                                          -----------------------------------
                                     Title:
Attention:  Christopher Field

                                                                       Exhibit A
                                                                       ---------


                          Notice of Borrowing



Bankers Trust Co., as Agent for the Banks party to the
     Credit Agreement referred to below
One Bankers Trust Plaza
New York, NY  10006

Attention:  Mr. M. Egleston


Gentlemen:

The undersigned, Ithaca Industries , Inc. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of December 16, 1996 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as defined), among the Borrower, various Banks from time to time party thereto, Canadian Imperial Bank of Commerce, as Co-Agent and you as Agent for such Banks and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
1.03 of the Credit Agreement:

      (i) The aggregate principal amount of the Proposed Borrowing is $ 22,185,598.61.

      (ii)  The Business Day of the Proposed Borrowing is December 16, 1996.

      (iii) The December Clean-Down Period shall begin on December 16, 1996.

      (iv)  The Proposed Borrowing is to consist of Revolving Loans.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

      (a) the representations and warranties contained in the Credit Agreement are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date ( it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

Notice of Borrowing
Page 2


      (b) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.



Very truly yours,
ITHACA INDUSTRIES, INC.




ERIC N. HOYLE
Senior Vice President Finance and Administration
Chief Financial Officer

ENH:btf/lem

                                                                     Exhibit B-1
                                                                     -----------




                         AMENDED AND RESTATED TERM NOTE


$
 ------------                                                  New York, New
                                                               York
                                                               December   , 1996

            FOR VALUE RECEIVED, ITHACA INDUSTRIES, INC., a Dela ware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of DOLLARS ($ ) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 1, 1992 and amended and restated as of December , 1996, among the Borrower, the lenders from time to time party thereto (including the Bank), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, pro test or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          ITHACA INDUSTRIES, INC.


                                          By
                                            ---------------------------------
                                            Title:

                                                                     Exhibit B-2
                                                                     -----------



                    AMENDED AND RESTATED REVOLVING NOTE

$                                                              New York, New
 -----------                                                   York
                                                               December 16, 1996

            FOR VALUE RECEIVED, ITHACA INDUSTRIES, INC., a Dela ware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of DOLLARS ($ ) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.07 of the Agreement.

            This Note is one of the Revolving Notes referred to in the Credit Agreement, originally dated as of December 1, 1992 among the Borrower, the lenders from time to time party thereto (including the Bank), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent, as amended and restated as of December 16, 1996 (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, pro test or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          ITHACA INDUSTRIES, INC.


                                          By
                                            -------------------------
                                            Title:

                                                                     Exhibit B-3
                                                                     -----------



                    AMENDED AND RESTATED SWINGLINE NOTE

$5,000,000                                         New York, New York
                                                   December 16, 1996

            FOR VALUE RECEIVED, ITHACA INDUSTRIES, INC., a Dela ware corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.07 of the Agreement.

            This Note is the Swingline Note referred to in the Credit Agreement, originally dated as of December 1, 1992, among the Borrower, the lenders from time to time party thereto (including the Bank), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent and amended and restated as of December 16, 1996 (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, pro test or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    ITHACA INDUSTRIES, INC.


                                       By
                                         ---------------------------------
                                         Title:

         EXHIBIT C
         ---------

                            LETTER OF CREDIT REQUEST



No.      (1)   Dated        (2)
    ---------        ----------------------

         Bankers Trust Company, as Agent under the Amended and Restated Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), originally dated as of December 1, 1992 and amended and restated as of December 16, 1996, among Ithaca Industries, Inc., the lenders from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent One Bankers Trust Plaza New York, New York 10006



Dear Sirs:

         We hereby request that Bankers Trust Company, in its individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the
undersigned on      (3)      (the "Date of Issuance") in the aggregate stated
               -------------
amount of     (4)    .
         ------------



         (1)   Insert Letter of Credit Request Number.

         (2)   Insert date of Letter of Credit Request.

         (3) Insert date of Issuance which shall be at least 10 Business Days (or 2 Business Days in the case of Trade Letters of Credit) from the date hereof (or, in each case, such shorter period as is acceptable to Bankers Trust Company).

         (4)   Aggregate initial stated amount of Letter of Credit.

         For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the re spective meaning provided therein.

         The beneficiary of the requested Letter of Credit will be
    (5)   , and such Letter of Credit will be in support of       (6)      and
----------                                                  --------------
will have a stated expiration date of        (7)      .
                                      ----------------

         We hereby certify that:

         (1) The representations and warranties contained in the Credit Agreement will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such date).

         (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.





         (5)   Insert name and address of beneficiary.

         (6) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

         (7) Insert last date upon which drafts may be presented which may not be later than (i) 12 months after the Date of Issuance or, if earlier, the Final Maturity Date for Standby Letters of Credit or (ii) 180 days after the Date of Issuance or, if earlier, the Final Maturity Date in the case of Trade Letters of Credit.

         EXHIBIT C

         Copies of all documentation with respect to the supported transaction are attached hereto.


                                 ITHACA INDUSTRIES, INC.



                                 By
                                   --------------------------
                                   Title:

                                                                       Exhibit D
                                                                       ---------



                                December 16, 1996







To the Agent, Co-Agent and each of the Banks party to the Credit Agreement referred to below


Ladies and Gentlemen:

                        We have acted as counsel to Ithaca Industries, Inc., a Delaware corporation (the "Borrower") in connection with the Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December 16, 1996 ( the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Banks"), Bankers Trust Company, as Agent (the "Agent") and Canadian Imperial Bank of Commerce, acting through one or more agencies, branches or affiliates, as co-agent (the "Co-Agent"). Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is being furnished to you at the request of the Borrower pursuant to Section 5.03 of the Agreement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, the Credit Documents executed on or before the date hereof, and such other public and corporate certificates, agreements, documents and records as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

To the Agent, Co-Agent and each of the Banks                        2
party to the Credit Agreement referred to below




            In our examination of the Credit Documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the enforceability of the Credit Documents against each party thereto other than the Borrower, the legal capacity of all individuals who have executed any of the Credit Documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies of valid existing agreements or other documents and the authenticity of the originals of all such copies. As to questions of fact, we have relied upon the factual matters contained in the representations and warranties of the Borrower made in the Credit Documents and upon certificates of officers of the Borrower, public officials and other appropriate persons.

            Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

            1. The Borrower (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in, and
(iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction listed on Schedule 1.

            2. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Assuming compliance with the laws of the jurisdictions in which the real property subject to the Mortgages are located, the Borrower has duly executed and delivered each of the Credit Documents to which it is a party and each of such Credit Documents (other than the Mortgages as to which we express no opinion) constitutes its legal, valid and binding obligation enforceable against the Borrower, in accordance with its terms.

            3. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, (i) will contravene or violate (x) any provision of any law, statute, rule or regulation of the United States (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve

To the Agent, Co-Agent and each of the Banks                        3
party to the Credit Agreement referred to below




System) or the State of New York or the General Corporation Law of the State of Delaware ("GCL"), or (y) any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower of which we have knowledge, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except for Liens in favor of the Collateral Agent or Original Cash Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents) upon any of the property or assets of the Borrower pursuant to the terms of the agreements set forth on Schedule 2, to which the Borrower is a party or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower.

            4. To our knowledge, there are no actions, suits or proceedings pending, or threatened with respect to any Credit Document.

            5. Except for the filings which are necessary to perfect the security interests granted under the Security Documents, no order, consent, approval, license or authorization of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority of the United States or the State of New York, or any subdivision thereof, or under the GCL is required to authorize, or is required in connection with, (i) the execution, delivery or performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

            6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8. The Borrower is the record owner of all of the Pledged Stock (as such term is defined in the Pledge Agreement) listed on Part I of Annex A to the Pledge Agreement. After giving effect to the delivery to the Collateral Agent of such Pledged Stock in the State of New York and assuming the continued possession by the Collateral Agent of such Pledged Stock, and after giving effect to the making of, or

To the Agent, Co-Agent and each of the Banks                        4
party to the Credit Agreement referred to below




amendment and restatement of, the Loans on the date hereof, the security interest created in favor of the Collateral Agent under the Pledge Agreement constitutes a valid and perfected security interest for the benefit of the Secured Creditors and the Collateral Agent to secure the Obligations in all right, title and interest of the Borrower in and to such Pledged Stock, which security interest, assuming the Banks and the Collateral Agent are entering into the Credit Agreement in good faith without notice of any adverse claim to the Pledged Stock, has priority over any other security interest which can be perfected under the Uniform Commercial Code of the State of New York (the "NY-UCC"). No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Pledge Agreement.

            9. After giving effect to the making of, or the amendment and restatement of, the Loans on the date hereof, the security interest created in favor of the Collateral Agent under the Security Agreement constitutes a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Creditors and the Collateral Agent to secure the Obligations, in all right, title and interest of the Borrower in and to the Collateral, to the extent that Article 9 of the NY-UCC is applicable thereto. The UCC-1 financing statements listed on Schedule 3 hereto (the "New York Financing Statements") are in appropriate form for filing, and the filing offices listed on said Schedule 3 (the "New York Filing Offices") are all of the offices in New York in which filings are required to perfect the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral to the extent that such perfection can be accomplished by filing under the NY-UCC. Assuming such New York Financing Statements have been duly presented for filing to the New York Filing Offices with the appropriate filing fees tendered, or duly accepted for filing by the appropriate filing officers in each New York Filing Office, and after giving effect to the making, or the amendment and restatement of, of the Loans on the date hereof, then to the extent that security interests in the Collateral may be perfected by filing under the NY-UCC, such filings have resulted in the perfection of such security interests.

            10. Assuming that the representation made by the Borrower in Section
2.4 of the Security Agreement with respect to the location of its chief executive office is and remains true and correct, under the NY-UCC, the perfection and the effect of perfection or non-perfection of the security interests granted by the Borrower in its Receivables, Contracts, Contract Rights and General Intangibles (as each such term is defined in the Security Agreement) are governed by the laws (including the conflict of laws rules) of the State of North Carolina to the extent that

To the Agent, Co-Agent and each of the Banks                        5
party to the Credit Agreement referred to below




said Receivables, Contracts, Contract Rights and General Intangibles consist of "accounts" and "general intangibles" as described in the NY-UCC.

             The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

                  (a) The enforceability of the Credit Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) subject to the qualification that certain remedial provisions of the Security Agreement and the Pledge Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by the Security Agreement and the Pledge Agreement inadequate for the practical realization of the rights and benefits purported to be provided thereby except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.

                  (b) We express no opinion as to: (i) the enforceability of any provisions contained in the Security Agreement and the Pledge Agreement that purport to establish (or may be construed to establish) evidentiary standards;
(ii) the enforceability of any provisions contained in the Security Agreement and the Pledge Agreement that constitute waivers which are prohibited under the NY-UCC prior to default; (iii) the enforceability of forum selection clauses in the federal courts; (iv) the enforceability of waiver of jury trial clauses; or
(v) the enforceability of any clause relating to indemnification or contribution under federal or state securities laws.

                  (c) In giving the opinions set forth in paragraphs 8, 9 and 10 above, we express no opinion as to: (i) the Borrower's right, title or interest in or to any Collateral or the description of such Collateral in the Security Agreement or the Pledge Agreement; (ii) the laws of any other state or the perfection and effect of perfection or non-perfection of a security interest in the Collateral subject to the laws of any state other than New York; (iii) the perfection of security interests in fixtures, equipment used in farming operations, farm products, consumer goods, timber or minerals or the like, or accounts resulting from the sale thereof; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any patents, trademarks, trade names, service marks, copyrights, deposit

To the Agent, Co-Agent and each of the Banks                        6
party to the Credit Agreement referred to below




accounts, insurance policies, real property or any other items of property to the extent that a security interest therein is excluded from the coverage of
Article 9 of the NY-UCC. In addition, except as specifically set forth in paragraphs 8 and 9 above, we express no opinion as to the perfection of any security interest and, except as specifically set forth in paragraph 9 above, we express no opinion as to the priority of any security interest.

                  (d) We wish to point out that in the case of proceeds (as defined in Article 9 of the NY-UCC), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9-306 of the NY-UCC, and (ii) if such proceeds consist of property in which a perfected security interest cannot be obtained or maintained by the filing of the New York Financing Statements in the New York Filing Offices, will require additional compliance with applicable provisions of the NY-UCC.

                  (e) We call to your attention the fact that (i) Article 9 of the NY-UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing of financing statements or the date of filing of any continuation statement, as applicable, in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if any debtor changes its name, identity or corporate structure or the jurisdictions in which its places of business, its chief executive office or the Collateral are located.

            Our opinions expressed above are limited to the laws of the United States of America and the State of New York and the GCL. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

            This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be relied upon by any other Person, except that the letter may be relied upon by any Person who is a participant of a Bank or your or their respective counsel, or who in the future, becomes a Bank or a participant of a Bank or their respective counsel. We hereby authorize the Borrower's local counsel and intellectual property counsel to rely upon

To the Agent, Co-Agent and each of the Banks                        7
party to the Credit Agreement referred to below




the matters set forth in this letter for purposes of, and as a basis for, the delivery by such law firms of their opinions under Section 5.03 of the Credit Agreement.

                                Very truly yours,



                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                               SCHEDULE 1
                     Jurisdictions of Good Standing



BORROWER:

Alabama
California
Delaware
Florida
Georgia
Kentucky
Louisiana
New York
South Carolina
Texas

                               SCHEDULE 2

                       List of Material Agreements


            Intercompany Compromise and Settlement Agreement among the Borrower, Bestform Foundations, Inc. and Ithaca Holdings, Inc., dated September 30, 1996.

                               SCHEDULE 3

                      List of Financing Statements


                    In all cases the secured party is Bankers Trust Company, as
               Collateral Agent.


            DEBTOR                        FILING OFFICE

      Ithaca Industries, Inc.             Secretary of State, New York

      Ithaca Industries, Inc.             City Register of New York
                                          County, State of New York

                                                                       Exhibit E
                                                                       ---------




                         ITHACA INDUSTRIES, INC.


                          OFFICER'S CERTIFICATE


            I, the undersigned, Senior Vice President of Ithaca Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify that:

            1. This Certificate is furnished pursuant to the Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December 16, 1996 (the "Credit Agreement"), among the Company, the lenders from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one of more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name as of December 16, 1996. The signature written opposite the name and title of each such officer is his correct signature.


            NAME                      OFFICE                 SIGNATURE
Jim D. Waller                Chief Executive Officer,
                             President
                                                      ----------------

R. Dean Riggs                Executive Vice President
                                                      ----------------

---------------------------- ------------------------ -----------------------

Eric N. Hoyle                Senior Vice President
                                                      ----------------
---------------------------- ------------------------ -----------------------


            3. Attached hereto as Exhibit A is a copy of the Amended and Restated Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware on December 16, 1996, as in effect the date hereof.

            4. Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof.

            5. Attached hereto as Exhibit C.1 is a true and correct copy of resolutions which were duly adopted on October 4, 1996 by written consent of the Board of Directors of the Company authorizing the filing of a petition for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Attached hereto as Exhibit C.2 is a true and correct copy of the order of the Bankruptcy Court of the District of Delaware ("Bankruptcy Court") dated November 22, 1996.

            6. Attached hereto as Exhibit D are true and correct copies of all Employee Benefit Plans of the Company.

            7. As indicated in Exhibit E, there are no Shareholders' Agreements with respect to the capital stock of the Company.

            8. Attached hereto as Exhibit F is a true and correct copy of the Management Agreement of the Company.

            9. As indicated in Exhibit G, there are no Employment Agreements of the Company.

            10. As indicated in Exhibit H, there are no Collective Bargaining Agreements of the Company.

            11. Attached hereto as Exhibit I are true and correct copies of the Debt Agreements of the Company.

            12. Attached hereto as Exhibit J is a true and correct copy of the Factoring Agreement of the Company.

            13. On the date hereof, all of the conditions in Section 5 of the Credit Agreement have been satisfied.

            14. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            15. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

            16. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

            17. On the date hereof, the liens on, pledges of and security interests in the assets and property of the Borrower and its affiliates under the

Original Security Agreement continue to constitute legal, valid, effective and continuing first priority (except for Permitted Liens) liens, pledges and security interests securing all Obligations.

            18. On the date hereof, the pledges under the Original Pledge Agreement continue to constitute legal, valid, effective and continuing first priority pledges (except for Permitted Liens) securing all Obligations.

            19. As of the date hereof, the following conditions precedent to the effectiveness of the Reorganization Plan have been satisfied: (Capitalized terms used in this paragraph 19 shall have the meaning set forth in the Reorganization
Plan):

            (a) The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Secured Claims did not exceed $150,000.

            (b) The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Unsecured Claims did not exceed $20,000,000.

            (c) The Clerk of the Bankruptcy Court has entered the Confirmation Order and the Confirmation Order has become a Final Order. A draft Confirmation Order was delivered to the Informal Committee, the Official Committee and the Bank Group Steering Committee prior to the date of the Confirmation Hearing.

            (d) All actions and documents necessary to implement the provisions of the Plan on the Effective Date have been, respectively, effected or executed and delivered.

            (e) The New Ithaca Bank Group Documents are in form and substance reasonably satisfactory to each Lender and the Informal Committee.

            (f) A cash collateral (and, if applicable, a debtor-in-possession financing) order has been entered in the Reorganization Case in form and substance reasonably satisfactory to each Lender and the Informal Committee.

            (g) All outstanding obligations of the Debtor under any debtor-in-possession financing arrangements have been paid in full or otherwise satisfied, and such arrangements have been terminated.

            (h)   The Termination Date has not passed.

            The Debtor, with the consent of the Informal Committee and the Bank Group Steering Committee has waived the condition precedent to the effectiveness of the Plan which would have required the aggregate amount of scheduled (where no superseding proof of Claim was timely filed) and filed Tax Claims and Priority

Claims not to exceed $150,000 (exclusive of amounts required to cure defaults in executory contracts or unexpired leases to be assumed pursuant to the Plan).

            IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of December, 1996.



                                    -----------------------------
                                    Name: Eric N. Hoyle
                                    Title:  Senior Vice President

                        ITHACA INDUSTRIES, INC.




            I, the undersigned, Chief Executive Officer and President, do hereby certify that:

            1. Eric N. Hoyle is a duly elected and qualified Senior Vice President of the Company and the signature above is his genuine signature.


            IN WITNESS WHEREOF, I have hereunto set my hand this         day of
                                                                 -------
December, 1996.



                                          -------------------------
                                          Name:  Jim D. Waller
                                          Title: Chief Executive Officer
                                                 and President

                                                                      Exhibit F
                                                                      ---------


                 AMENDED AND RESTATED PLEDGE AGREEMENT


         AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), originally dated as of December 10, 1992 and amended and restated as of December 16, 1996, made by ITHACA INDUSTRIES, INC., a Delaware corporation (the "Pledgor"), to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee") for the benefit of (x) the Banks, the Co-Agent and the Agent (each as hereinafter defined) under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Banks, the Co-Agent, the Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if one or more Banks enter into one or more (i) interest rate protection agreements (including, without limitation, in terest rate swaps, caps, floors, collars and similar agree ments), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection Agreements"), with, or guaranteed by, the Pledgor, any such Bank or Banks (even if any such Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank participates in the extension of such Interest Rate Protection Agreements and their subsequent assigns, if any (collectively, the "Other Creditors" and, together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                         W I T N E S S E T H :


         WHEREAS, the Pledgor, the lenders (the "Banks") from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent (together with any successor Co-Agent, the "Co-Agent") and Bankers Trust Company, as Agent (together with any successor agent, the "Agent"), have entered into an Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December , 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Amended and Restated Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Pledgor and whose obligations are guaranteed by the Pledgor thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements;

         WHEREAS, the Pledgor may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more Interest Rate Protection Agreements with one or more Other Creditors;

         WHEREAS, it is a condition to each of the above described extensions of credit to the Pledgor that the Pledgor shall have executed and delivered this Agreement;

         WHEREAS, the Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the above described extensions of credit to be made to the Pledgor and other benefits accruing to the Pledgor, the receipt and suf ficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

         1. SECURITY FOR OBLIGATIONS. (a) This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

        (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Pledgor to the Bank Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (all such principal, interest, obligations and liabilities described in this clause (i) being herein collectively called the "Credit Agreement Obligations");

       (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by the Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement, whether such Interest Rate Protection Agreement is now in existence or hereafter arising, and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

      (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; and

       (iv) in the event of any proceeding for the collec tion or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clauses (i) and (ii), after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise dispos ing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         (b) Subject to the terms and conditions and relying on the representations, warranties and covenants set forth herein and in the other Credit Documents, the Original Pledge Agreement is hereby amended and restated in its entirety and each reference to this Agreement shall be deemed to include a reference to the Original Pledge Agreement as amended and restated hereby. The Borrower agrees that the Liens and security interests granted under the Original Pledge Agreement, and the Borrower's obligations thereunder and in respect thereof, are continuing, valid and enforceable and are not subject to any offset, reduction, defense, counterclaim or cause of action of any kind whatsoever.

         2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock at any time owned by the Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by the Pledgor of any Foreign Corporation; PROVIDED, that, except as provided in the last sentence of this Section 2, the Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote and (ii) the term "Notes" shall mean (x) all promissory notes at any time issued to the Pledgor by any of its Subsidiaries or Affiliates and (y) except as otherwise provided in clause (A) of the immediately following proviso, all other promissory notes from time to time issued to, or held by, the Pledgor if the aggregate principal amount of each such promissory note is in excess of $10,000, provided that (A) in the case of the immediately preceding clause (y), the aggregate principal amount of all such promissory notes not required to be pledged hereunder shall at no time exceed $100,000 and (B) except as provided in the last sentence of this Section 2, the Pledgor shall not be required to pledge hereunder any promissory notes issued to the Pledgor by any Subsidiary of the Pledgor which is a Foreign Corporation. As used herein, the term "Securities" shall mean all of the Stock and Notes. The Pledgor represents and warrants, as to the Stock and Notes owned by the Pledgor, that on the date hereof (a) the Stock consists of the number and type of shares of the stock of the corporations as described in
Part I of Annex A hereto; (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Annex A hereto; (c) the Notes consist of the promissory notes described in Part II of Annex A hereto; and (d) the Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes and there exist no options or preemption rights in respect of any of the Stock. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge (x) of 66 2/3% or more of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote and (y) of any promissory note issued by any Subsidiary of the Pledgor which is a Foreign Corporation without causing the undistributed earnings of such Foreign Corporation as determined for Federal income taxes to be treated as a deemed dividend to the Pledgor for Federal income tax purposes, then the 65% limitation set forth in clause (i)(y) and the limitation in the proviso of clause (ii) in each case of this Section 2 shall no longer be applicable and the Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not theretofore required to be pledged hereunder.

         3.    PLEDGE OF SECURITIES, ETC.

         3.1. PLEDGE. To secure the Obligations and for the purposes set forth in Section 1, the Pledgor (i) hereby grants to the Pledgee a security interest in all of the Collateral, (ii) hereby pledges and deposits with the Pledgee the Securi ties owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities, with signatures appropriately guaranteed to the extent required) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee and (iii) hereby assigns, transfers, hypothecates and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

         3.2. SUBSEQUENTLY ACQUIRED SECURITIES. If the Pledgor shall acquire (by purchase, stock dividend or other wise) any additional Securities at any time or from time to time after the date hereof, the Pledgor will promptly thereaf ter pledge and deposit such Securities (or certificates or in struments representing Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes, and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps re quired in connection with the pledge of such Securities, with signatures appropriately guaranteed to the extent required) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of the Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Subject to the last sentence of Section 2, the Pledgor shall not be required at any time to pledge hereunder any Notes issued to the Pledgor by a Subsidiary which is a Foreign Corporation or more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote.

         3.3. UNCERTIFICATED SECURITIES. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions re quired to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code if appli cable). The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

         3.4. DEFINITIONS OF PLEDGED STOCK; PLEDGED NOTES; PLEDGED SECURITIES AND COLLATERAL. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securi ties, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee shall promptly notify the Pledgor of any such subagent appointed by the Pledgee.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to vote any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, PROVIDED that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement, or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has oc curred and is continuing, and
Section 7 hereof shall become applicable.

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in re spect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

         (a) all other or additional Stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

         (b) all other or additional Stock or other securi ties paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassifica tion, combination of shares or similar rearrangement; and

         (c) all other or additional Stock or other securi ties or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquida tion or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Col lateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document, any Interest Rate Protection Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

         (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

         (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

         (c) to accelerate any Pledged Note which may be ac celerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note;

         (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in re spect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

         (e) to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, PROVIDED that at least 10 days' written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, (i) the Pledgee, on behalf of the Secured Creditors, and any Secured Creditor may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption and (ii) may use and apply any of the Obligations owed to it (or, in the case of Pledgor, any or all of the Obligations owed to the Secured Creditors) as a credit on account of the purchase price payable at such sale. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement, the other Credit Documents, or the Interest Rate Protection Agreements, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement, the other Credit Documents or the Interest Rate Protection Agreements or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other or further action in any circumstances without notice or demand.

         9. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Col lateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided by Section 7.4 of the Security Agreement.

         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. The Pledgor agrees to indemnify and hold harmless the Pledgee and each Secured Creditor and their respective successors, assigns, employees, agents, attorneys and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees and expenses, growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the other Credit Documents or the Interest Rate Protection Agreements. In no event shall any Indemnitee be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12.  FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a)
The Pledgor agrees that it will join with the Pledgee in ex ecuting and, at its own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required by law in order to perfect, continue and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instru ments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         (b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's dis cretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agree ment. By accepting the benefits hereof, each Secured Creditor shall be deemed to have agreed to the terms and conditions set forth in Article X of the Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time, which is incorporated herein by reference in its entirety; PROVIDED that all references therein to "this Agreement" shall be a reference to this Agreement, PROVIDED FURTHER that all references therein to the "Assignor" shall be a reference to the "Pledgor," and PROVIDED FURTHER that all references therein to the "Collateral Agent" shall be a reference to the "Pledgee." The Pledgee shall act hereunder on the terms and conditions set forth in said Article X.

         14. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that (a) it is, or at the time when pledged hereunder will be, the legal, record and beneficial owner of, and has (or will have) good title to, all Securities pledged hereunder, subject to no Lien (except the Lien created by this Agreement); (b) it has full corporate power, authority and legal right to pledge all the Securities pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (d) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (i) the execution, delivery or performance of this Agreement,

(ii) the validity or enforceability of this Agreement, (iii) the perfection or enforceability of the Pledgee's security interest in the Collateral or (iv) the exercise by the Pledgee of any of its rights or remedies provided herein; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the Certificate of Incorporation or By-Laws of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (f) all the shares of the Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (g) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms; and (h) the pledge, assignment and delivery to the Pledgee of the Securities pur suant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

         16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obli gations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, dis charged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addi tion or supplement to or deletion from the Credit Documents, the Interest Rate Protection Agreements or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (c) any furnishing of any addi tional security to the Pledgee or its assignee or any accep tance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any in validity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bank ruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or re ceiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by the Pledgor from the Pledgee of a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and dis tribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, PROVIDED that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registra tion statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related reg istration statement, notification or the like) a material fact required to be stated therein or necessary to make the state ments therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason what soever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION; RELEASE. (a) After the Termi nation Date (as defined below), this Agreement shall terminate, and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) Notwithstanding anything to the contrary con tained above, upon the presentment of satisfactory evidence to the Pledgee in its sole and absolute discretion that all obligations evidenced by any Pledged Note have been repaid in full, and that any payments received by the Pledgor were permitted to be received by the Pledgor pursuant to Section 6 hereof, the Pledgee shall, upon the request and at the expense of the Pledgor, duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such Pledged Note if same is then in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

         (c) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement or otherwise released at the direction of the Supermajority Banks as set forth in Section
13.12 of the Credit Agreement (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

         (d) At any time that the Pledgor desires that Col lateral be released as provided in the foregoing subsection (a), (b) or (c), it shall deliver to the Pledgee a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to such subsection
(a), (b) or (c). If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel acceptable to the Pledgee), addressed to the Pledgee, the Agent and the Co-Agent, to the effect set forth in the immediately preceding sentence.

         (e) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Col lateral by it in accordance with this Section 18 except for liability resulting from the Pledgee's gross negligence or willful misconduct.

         19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed as fol lows:

         (a)   if to the Pledgor, at:

               Ithaca Industries, Inc.
               Highway 268 West
               Wilkesboro, North Carolina  28697
               Attention:  Eric N. Hoyle

         (b)   if to the Pledgee, at:

               Bankers Trust Company
               130 Liberty Street
               New York, New York  10006
               Attention:  Dana Klein

            (c) if to any Bank Creditor, at such address as such Bank Creditor shall have specified in the Credit
      Agreement;

            (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such other address as shall have been furnished in writ ing by any Person described above to the party required to give notice hereunder.

            20. WAIVER; AMENDMENT. None of the terms and con ditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee (with the written consent of the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement with the consent of the Supermajority Banks or each of the Banks); PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (y) the Bank Creditors as holders of the Credit Agreement Obligations or (z) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Other Obligations, the hold ers of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            22. RECOURSE. This Agreement is made with full re course to the Pledgor and pursuant to and upon all the repre sentations, warranties, covenants and agreements on the part of the Pledgor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements and otherwise in writing in connection herewith or therewith.

            IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected of ficers duly authorized as of the date first above written.

                                        ITHACA INDUSTRIES, INC.,
                                           as Pledgor


                                        By
                                          ----------------------------------

                                           Name:
                                           Title:

                                        BANKERS TRUST COMPANY, as
                                        Collateral
                                           Agent, as Pledgee


                                        By
                                          -----------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit G
                                                                       ---------






                     AMENDED AND RESTATED SECURITY AGREEMENT

                                     between

                             ITHACA INDUSTRIES, INC.

                                       and

                             BANKERS TRUST COMPANY,
                               as Collateral Agent

                    Originally dated as of December 10, 1992
                and Amended and Restated as of December __, 1996

                           TABLE OF CONTENTS


                                                                  PAGE

ARTICLE I       SECURITY INTERESTS
  2

  0.1.     Grant of Security Interests..........................    2
  0.2.     Power of Attorney....................................    3
1.
ARTICLE II      GENERAL REPRESENTATIONS, WARRANTIES AND
                COVENANTS                                           3

  1.1.     Necessary Filings                                        3
  1.2.     No Liens                                                 4
  1.3.     Other Financing Statements                               4
  1.4.     Chief Executive Office; Records                          4
  1.5.     Location of Inventory and Equipment                      5
  1.6.     Recourse                                                 6
  1.7.     Trade Names; Change of Name                              6
2.
ARTICLE III     SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                CONTRACT RIGHTS; INSTRUMENTS                        7

  2.1.     Additional Representations and Warranties                7
  2.2.     Maintenance of Records                                   7
  2.3.     Direction to Account Debtors; Contracting
              Parties; etc.                                         8
  2.4.     Modification of Terms; etc.                              8
  2.5.     Collection                                               8
  2.6.     Instruments                                              9
  2.7.     Further Action                                           9
3.
ARTICLE IV      SPECIAL PROVISIONS CONCERNING MARKS                 9

  3.1.     Additional Representations and Warranties                9
  3.2.     Licenses and Assignments                                10
  3.3.     Infringements                                           10
  3.4.     Preservation of Marks                                   10
  3.5.     Maintenance of Registration                             11
  3.6.     Future Registered Marks                                 11
  3.7.     Remedies                                                11
4.
ARTICLE V       SPECIAL PROVISIONS CONCERNING PATENTS
                AND COPYRIGHTS                                     12

  4.1.     Additional Representations and Warranties               12
  4.2.     Licenses and Assignments                                12
  4.3.      Infringements                                          12

4.4.       Maintenance of Patents                                  13
4.5.       Prosecution of Patent Application                       13
4.6.       Other Patents and Copyrights                            13
4.7.       Remedies                                                13
5.
ARTICLE VI    PROVISIONS CONCERNING ALL COLLATERAL
  13

  5.1.     Protection of Collateral Agent's Security............   13
  5.2      Warehouse Receipts Non-negotiable                       14
  5.3.     Further Actions......................................   14
  5.4      Financing Statements                                    14
6.

                              ARTICLE VII
           REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT            15

  6.1.     Remedies; Obtaining the Collateral Upon
              Default                                              15
  6.2.     Remedies; Disposition of the Collateral                 16
  6.3.     Waiver of Claims                                        17
  6.4.     Application of Proceeds                                 18
  6.5.     Remedies Cumulative                                     21
  6.6.     Discontinuance of Proceedings                           21
7.
ARTICLE VIII  INDEMNITY.........................................   22

  7.1.     Indemnity............................................   22
  7.2.     Indemnity Obligations Secured by
              Collateral; Survival..............................   23
8.
ARTICLE IX    .......................................DEFINITIONS
  24
9.
ARTICLE X     ..............................THE COLLATERAL AGENT
  30

  9.1.     Appointment..........................................   30
  9.2.     Nature of Duties.....................................   30
  9.3.     Lack of Reliance on the Collateral Agent.............   31
           9.4........... Certain Rights of the Collateral Agent
  32
  9.5.     Reliance.............................................   32
  9.6.     Indemnification......................................   32
  9.7.     The Collateral Agent in its Individual
              Capacity..........................................   33
  9.8.     Holders..............................................   34
  9.9.     Resignation by the Collateral Agent..................   34
  9.10.    Fees and Expenses of Collateral Agent................   34
10.
ARTICLE XI    .....................................MISCELLANEOUS
  35

  10.1.    Notices..............................................   35
  10.2.    Waiver; Amendment....................................   36
  10.3.    Obligations Absolute.................................   36

           10.4...........................Successors and Assigns
  37
  10.5.    Headings Descriptive.................................   37
  10.6.    Severability.........................................   37
  10.7.    GOVERNING LAW........................................   37
  10.8.    Assignor's Duties....................................   37
  10.9.    Termination; Release.................................   38
  10.10.   Counterparts.........................................   39


ANNEX A Schedule of Permitted Filings
ANNEX B Schedule of Record Locations
ANNEX C Schedule of Inventory and Equipment Locations
ANNEX D Schedule of Trade, Fictitious and Other Names
ANNEX E Schedule of Marks
ANNEX F Schedule of License Agreements and Assignments
ANNEX G Schedule of Patents and Applications
ANNEX H Schedule of Copyrights and Applications

                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------

         AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December __, 1996 amending and restating the Security Agreement dated as of December 2, 1992 (the "Original Security Agreement"), between ITHACA INDUSTRIES, INC., a Delaware corporation (the "Assignor"), and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the benefit of (x) the Banks, the Co-Agent and the Agent (each as hereinafter defined) under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Banks, the Co-Agent, the Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if one or more Banks enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection Agreements") with, or guaranteed by, the Assignor, any such Bank or Banks (even if any such Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank participates in the extension of such Interest Rate Protection Agreements and their subsequent assigns, if any (collectively, the "Other Creditors" and, together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                         W I T N E S S E T H :


         WHEREAS, the Assignor, the lenders (the "Banks") from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, affiliates or branches, as Co-Agent (together with any successor Co-Agent, the "Co-Agent") and Bankers Trust Company, as Agent (together with any successor agent, the "Agent"), have entered into an Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December , 1996, providing for the amending and restating of Term Loans and the making of Revolving Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Amended and Restated Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Assignor and whose obligations are guaranteed by the Assignor thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements;

         WHEREAS, the Assignor may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more Interest Rate Protection Agreements with one or more Other Creditors;

         WHEREAS, it is a condition to each of the above-described extensions of credit to the Assignor that the As signor shall have executed and delivered this Agreement;

         WHEREAS, the Assignor desires to enter into this Agreement in order the satisfy the condition described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the extensions of credit to be made to the Assignor and other benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

1.
                               ARTICLE I

                          SECURITY INTERESTS

         1.1. GRANT OF SECURITY INTERESTS. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does here by grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Liens permitted under Section 9.01 of the Credit Agreement) in, all of the right, title and interest of the Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) the Cash Collateral Account (B) established for the Assignor and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account (B), (v) all Equipment, (vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Assignor symbolized by the Marks, (vii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (viii) all computer programs of the Assignor and all intellectual property rights therein and all other proprietary information of the Assignor, including, but not limited to, Trade Secrets, (ix) all other Goods, General Intangibles, Chattel Paper, Documents and

Instruments (other than the Pledged Securities), and (x) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

         (b) The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agree ment.

         (c) Subject to the terms and conditions and relying on the representations, warranties and covenants set forth herein and in the other Credit Documents, the Original Security Agreement is hereby amended and restated in its entirety and each reference to this Agreement shall be deemed to include a reference to the Original Security Agreement as amended and restated hereby. The Borrower agrees that the Liens and security interests granted under the Original Security Agreement, and the Borrower's obligations thereunder and in respect thereof, are continuing, valid and enforceable and are not subject to any offset, reduction, defense, counterclaim or cause of action of any kind whatsoever.

         1.2. POWER OF ATTORNEY. The Assignor hereby consti tutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise), in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

2.
                              ARTICLE II

           GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         2.1. NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the As signor to the Collateral Agent hereby in respect of the Col lateral have been or shall have been accomplished and the security interest granted to the Collateral Agent pursuant to the Original Security Agreement and continued pursuant to this Agreement in and to the Collateral constitutes or shall constitute a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by the financing statements dis closed on Annex A hereto, but only to the respective date, if any, set forth on Annex A (the "Permitted Filings") and to any other Liens permitted under Section 9.01 of the Credit Agreement) and is or shall be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant juris diction to perfected security interests.

         2.2. NO LIENS. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, Liens permitted under Section 9.01 of the Credit Agreement or evidenced by the Permitted Filings), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         2.3. OTHER FINANCING STATEMENTS. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdic tion) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto and so long as the Total Commitments have not been terminated or any Letter of Credit or Note remains outstanding or any of the obligations remain unpaid or any Interest Rate Protection or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor.

         2.4. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of the Assignor is located at Highway 268 West, Wilkesboro, North Carolina 28697. The Assignor will not move its chief executive office except to such new location as the Assignor may establish in accordance with the last sentence of this Section
2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secrets of the Assignor and the only original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on Annex B hereto or at such new locations as the Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of the Assignor are, and will continue to be, maintained at, and controlled and directed (including, with out limitation, for general accounting purposes) from, the office locations described above. The Assignor shall not es tablish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.5. LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and Equipment held on the date hereof by the As signor is located at one of the locations shown on Annex C hereto or is In-Transit Inventory (as defined in the Credit Agreement). The Assignor agrees that all Inventory and all Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the loca tions shown on Annex C hereto, or such new location as the Assignor may establish in accordance with the last sentence of this Section 2.5. The Assignor may establish a new loca tion for Inventory and Equipment only if
(i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, as promptly as practicable and in no event later than 30 days after the establishment thereof, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such fil ings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.6. RECOURSE. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements and otherwise in writing in connection herewith or therewith.

         2.7. TRADE NAMES; CHANGE OF NAME. The Assignor does not have or operate in any jurisdiction under, or in the pre ceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. The Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, ficti tious or other name except those names listed on Annex D hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.7. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have fur nished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation state ments and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and main tain the perfection and priority of) the security interest granted hereby.

3.
                              ARTICLE III

                     SPECIAL PROVISIONS CONCERNING
               RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         3.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As of the time when each of its Receivables arises, the Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         3.2. MAINTENANCE OF RECORDS. The Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available on the Assignor's premises to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default and upon the request of the Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, the Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of the Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         3.3. DIRECTION TO ACCOUNT DEBTORS; CONTRACTING PAR TIES; ETC. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs the Assignor, the Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account (B) established for the Assignor, (y) that the Collateral Agent may, at its op tion, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or com promise the amount of payment thereof, in the same manner and to the same extent that the Assignor might have done. With out notice to or assent by the Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account (B) in the manner provided in Section 7.4 of this Agreement. The costs and expenses (in cluding reasonable attorneys' fees and expenses) of collec tion, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

         3.4. MODIFICATION OF TERMS; ETC. The Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term relating to such indebtedness or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, (or, except as provided in the Credit Agreement, sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5. The Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

         3.5. COLLECTION. The Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delin quent, such amounts to he collected in accordance with gener ally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Con tract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or dam aged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees and expenses) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

         3.6. INSTRUMENTS. If the Assignor owns or acquires any Instrument constituting Collateral (and not otherwise re quired to be pledged pursuant to the Pledge Agreement), the Assignor will within ten days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

         3.7. FURTHER ACTION. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or de liver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

4.

                              ARTICLE IV

                  SPECIAL PROVISIONS CONCERNING MARKS

         4.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants that it is the true and lawful exclusive owner of the Marks listed in Annex E hereto and that said listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office. The Assignor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any Mark. The Assignor represents and warrants that it is the owner of record of all United States registrations and applications listed in Annex E hereto and that said registrations are valid, subsisting, have not been cancelled and that the Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill, and record the same. The Assignor represents and warrants that it has executed an Assignment of Security Interest in U.S. Trademarks, dated as of the date hereof, in favor of the Collateral Agent and in form and substance acceptable to the Collateral Agent.

         4.2. LICENSES AND ASSIGNMENTS. Other than the license agreements listed on Annex F hereto and any extensions or renewals thereof, the Assignor hereby agrees not to divest itself of any right under any Significant Mark absent prior written approval of the Collateral Agent.

         4.3. INFRINGEMENTS. The Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of the Assignor's rights in and to any Significant Mark, or with respect to any party claiming that the Assignor's use of any Sig nificant Mark violates any property right of that party, in each case to the extent that the Assignor reasonably believes that such infringement or violation is material to its business. The Assignor further agrees, unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing any Significant Mark to the extent that the Assignor reasonably believes that such infringement is material to its business.

         4.4. PRESERVATION OF MARKS. The Assignor agrees to use its Significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Significant Marks as trademarks or service marks registered under the laws of the United States.

         4.5. MAINTENANCE OF REGISTRATION. The Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946,
1.5 U.S.C. ss.ss. 1051 ET SEQ. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Significant Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

         4.6. FUTURE REGISTERED MARKS. If any Mark registration issues hereafter to the Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate the Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Collateral Agent.

         4.7. REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Col lateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of the Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and
(iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change the Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.



5.
                               ARTICLE V

                     SPECIAL PROVISIONS CONCERNING
                        PATENTS AND COPYRIGHTS

         5.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants that it is the true and lawful exclusive owner of all rights in the Patents listed in Annex G hereto and in the Copyrights listed in Annex H hereto, that said Patents include all the United States patents and applications for United States patents that such Assignor now owns and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that the Assignor now owns. The Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations in fringes or will infringe any patent or any copyright. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and record the same. The Assignor represents and warrants that it has executed an Assignment of Security Interest in U.S. Patents, dated as of the date hereof, in favor of the Collateral Agent and in form and substance satisfactory to the Collateral Agent.

         5.2. LICENSES AND ASSIGNMENTS. Other than the license agreements listed on Annex F hereto and any extensions or renewals thereof, the Assignor hereby agrees not to divest itself of any right under any Significant Patent or Significant Copyright absent prior written approval of the Collateral Agent.

         5.3. INFRINGEMENTS. The Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement or other violation of the Assignor's rights in any Significant Patent or Significant Copyright, or with respect to any claim that practice of any Significant Patent or Significant Copyright violates any property right of that party, in each case to the extent that the Assignor reasonably believes that such infringement or violation is material to its business. The Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Significant Patent or Significant Copyright to the extent that the Assignor reasonably believes that such infringement is material to its business.

         5.4. MAINTENANCE OF PATENTS. At its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force its present rights under each Significant Patent.

         5.5. PROSECUTION OF PATENT APPLICATION. At its own expense, this Assignor shall diligently prosecute all applications for Significant Patents listed in Annex G hereto and shall not abandon any such application prior to exhaustion of all- administrative and judicial remedies, absent written consent of the Collateral Agent.

         5.6. OTHER PATENTS AND COPYRIGHTS. Within 30 days of acquisition of a Patent or Copyright, or of filing of an application for a Patent or Copyright, the Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Collateral Agent.

         5.7. REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of the Assignor in each of the Patents and Copyrights vested, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and Copyrights directly or indi rectly, and the Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

6.
                              ARTICLE VI

                 PROVISIONS CONCERNING ALL COLLATERAL

         6.1. PROTECTION OF COLLATERAL AGENT'S SECURITY. The Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at the Assignor's own expense to the extent and in the manner provided in Section 8.03 of the Credit Agreement. Subject to Section 4.02(h) of the Credit Agreement, the Collateral Agent may apply any proceeds of such insurance in accordance with Section 7.4 hereof. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

         6.2. WAREHOUSE RECEIPTS NON-NEGOTIABLE. The Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         6.3. FURTHER ACTIONS. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         6.4. FINANCING STATEMENTS. The Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees, recordation taxes and related expenses. The Assignor authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law.


7.
                              ARTICLE VII

             REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         7.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements; of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may also:

         (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other fa cilities of the Assignor; and

         (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of the Assignor in respect of such Col lateral; and

         (c) withdraw all monies, securities and instruments in the Cash Collateral Account (B) for application to the Obligations in accordance with
   Section 7.4; and

         (d) sell, assign or otherwise liquidate, or direct the Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

         (e) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Assignor shall at its own expense:

                 (i) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

                 (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                 (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

         (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

         7.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the As signor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable require ments of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, each of the Collateral Agent and each of the Secured Creditors (i) may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Assignor and (ii) may use and apply any of the Obligations owed to it (or, in the case of Collateral Agent, any or all of the Obligations owed to the Secured Creditors) as a credit on account of the purchase price payable at such sale. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such man datory requirements of applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Col lateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

         7.3. WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives, to the extent permitted by law:

         (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

         (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

         (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

         7.4. APPLICATION OF PROCEEDS. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or the Mortgage to which the Assignor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

        (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

       (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(f), with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary
    Obligations, its Pro Rata Share of the amount remaining to be distributed;

      (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in
   Section 7.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

       (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 11.9(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

         (b)   Intentionally Omitted.

         (c) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Pri mary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection

Agreements (other than indemnities, fees (including, without limitation, attorneys' fees and expenses) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (d) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only)
(i) first, to their Primary obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in over payment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

         (e) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable ben efit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

         (f) Except as set forth in Section 7.4(e), all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of, and distribution to, the Bank Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

         (g) For purposes of applying payments received in accordance with this
Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowl edge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Col lateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements are in existence.

         (h) It is understood and agreed that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses
(i) through (iii), inclusive, of Section 7.4(a).

         7.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements, the other Credit Docu ments or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collat eral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, renewal or extension of any of the Obligations and no course of dealing between the Assignor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees and expenses, and the amounts thereof shall be included in such judgment.

         7.6. DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


8.
                             ARTICLE VIII

                               INDEMNITY

         8.1. INDEMNITY. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, agents, attorneys and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnities") harmless from any and all liabili ties, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnities in any way relating to or arising out of this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this
Section 8.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to notify promptly the Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 8.1(a), the Assignor agrees to pay, or reimburse the Collateral Agent and the Secured Creditors for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Col lateral and all other fees, costs and expenses in connection with protecting, maintaining or reserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or pro ceedings arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 8.1(a) or (b), the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement, any Interest Rate Protection Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or any other Credit Document.

         (d) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         8.2. INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

9.
                              ARTICLE IX

                              DEFINITIONS

         The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

         "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

         "Bank Creditor" shall have the meaning provided in the first paragraph of this Agreement.

         "Banks" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Cash Collateral Account (B)" shall mean a non-interest bearing cash collateral account established pursuant to this agreement and maintained with the Collateral Agent for the benefit of the Secured Creditors.

         "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Class" shall have the meaning provided in Section 11.2.

         "Co-Agent" shall have the meaning provided in the first Whereas clause of this Agreement.

         "Collateral" shall have the meaning provided in Section
1.1(a) of this Agreement.

         "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "Contract Rights" shall mean all rights of the Assignor (including, without limitation, all rights to payment) under each Contract.

         "Contracts" shall mean all contracts between the Assignor and one or more additional parties (including, without limitation, (i) each partnership agreement to which the Assignor is a party and (ii) any Interest Rate Protection Agreements), but excluding licenses to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses.

         "Copyrights" shall mean any United States copyright which the Assignor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by the Assignor.

         "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

         "Credit Agreement Revolving Obligations" shall mean all Credit Agreement Obligations which do not constitute Georgia Mortgage Secured Credit Agreement Obligations.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

         "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include all of the Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which the Assignor is a party or with respect to any partnership of which the Assignor is a partner.

         "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

         "Instrument" shall have the meaning provided in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Inter-Bank Revolving Credit Amount" shall have the meaning provided in
Section 7.4(b).

         "Interest Rate Protection Agreements" shall have the meaning provided in the first paragraph of this Agreement.

         "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production --from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor.

         "Marks" shall mean any trademarks and service marks now held or hereafter acquired by the Assignor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by the Assignor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States.

         "Obligations" shall mean (i) (x) the principal of and interest on the Notes issued, and Term Loans amended and restated and Revolving Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit under the Credit Agreement and
(y) all other obligations and indebtedness (in cluding, without limitation, indemnities, Fees and interest thereon) of the Assignor to the Bank Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations"); (ii) all obligations and liabilities owing by the Assignor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement, whether such Interest Rate Protection Agreement is now in existence or hereafter arising, and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause
(ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its secu rity interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         "Original Security Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Other Creditors" shall have the meaning provided in the first paragraph of this Agreement.

         "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

         "Patents" shall mean any United States patent now or hereafter owned by the Assignor, as well as any application for a United States patent now or hereafter owned by the Assignor.

         "Permitted Filings" shall have the meaning provided in Section 2.1 of this Agreement.

         "Primary Obligations" shall have the meaning provided in Section 7.4(c) of this Agreement.

         "Pro Rata Share" shall have the meaning provided in Section 7.4(c) of this Agreement.

         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any govern mental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all of the Assignor's rights to payment for goods sold or leased or services performed by the Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Assignor to secure the foregoing, (ii) all of the Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, records, ledger cards, and invoices relating thereto, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

         "Representative" shall have the meaning provided in Section
7.4 of this Agreement.

         "Required Secured Creditors" shall mean (i) the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, the Supermajority Banks, the Supermajority Revolving Loan Banks, the Required Term Loan Banks or all of the Banks) under the Credit Agreement so long as any Credit Agreement Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of a majority of the outstanding principal amount of the Other Obligations.

         "Requisite Creditors" shall have the meaning provided in
Section 11.2.

         "Secondary Obligations" shall have the meaning provided in Section 7.4(c) of this Agreement.

         "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

         "Significant Copyrights" shall mean those Copyrights which the Assignor believes in its reasonable judgment to be material to its business.

         "Significant Marks" shall mean those Marks which the Assignor believes in its reasonable judgment to be material to its business.

         "Significant Patents" shall mean those Patents which the Assignor believes in its reasonable judgment to be material to its business.

         "Termination Date" shall have the meaning provided in Section 11.9 of this Agreement.

         "Trade Secrets" shall mean any know-how, technology, product formulations, procedures and product and manufacturing specifications or standards now or hereafter utilized in the manufacture, production and packaging of hosiery or underwear products.


10.
                               ARTICLE X

                         THE COLLATERAL AGENT

         10.1. APPOINTMENT. The Secured Creditors, by their acceptance of the benefits of this Agreement hereby irrevocably designate Bankers Trust Company, as Collateral Agent, to act as specified herein. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note and by the acceptance of the benefits of this Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or there under by or through its authorized agents or employees.

         10.2. NATURE OF DUTIES. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any Interest Rate Protection Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any Interest Rate Protection Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein.

         (b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Assignor of any of the covenants or agreements contained in this Agreement, any other Credit Document or any Interest Rate Protection Agreement.

         (d) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any other Credit Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Credit Document or (iii) would subject the Collateral Agent to IN PERSONAM jurisdiction in any locations where it is not then so subject.

         (e) Notwithstanding any other provision of this Agreement, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct.

         10.3. LACK OF RELIANCE ON THE COLLATERAL AGENT. Independently and without reliance upon the Collateral Agent, each Secured Creditor confirms that, to the extent it deems appropriate, it has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the security interests granted hereunder or the financial condition of the Assignor or any Subsidiary of the Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Assignor or any Subsidiary of the Assignor, or the existence or possible existence of any Default or Event of Default. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Assignor thereto or as to the security afforded by this Agreement.

         10.4. CERTAIN RIGHTS OF THE COLLATERAL AGENT. (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action. If the Collateral

Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with this Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

         (b) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Secured Creditors, unless such Secured Creditors shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that might be in curred by it in compliance with such request or direction.

         10.5. RELIANCE. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it.

         10.6. INDEMNIFICATION. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignor under this Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit and any unreimbursed drawings in respect of Letters of Credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of this Agreement except for those resulting solely from the Collateral Agent's own gross negligence or willful misconduct. The indemnities set forth in this
Article X shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obliga tions at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of this Agreement. The indemnities set forth in this
Article X are in addition to any indemnities provided by the Banks to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Banks shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section
10.6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent, the respective Banks who paid same shall be subrogated to the rights of the Collateral Agent to receive payment from the Secured Creditors).

         10.7. THE COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a "Bank," or an "Agent," as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "Required Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Assignor or any Affiliate or Subsidiary of the Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignor for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

         10.8. HOLDERS. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes thereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         10.9. RESIGNATION BY THE COLLATERAL AGENT. (a) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving 15 Business Days' prior or written notice to the Assignor and the Banks. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

         (b) If a successor Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of the Assignor, which consent shall not be unreasonably withheld (it being understood that any Bank Creditor is acceptable to the Assignor), shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

         (c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the Assignor to consent to the appointment of such a successor Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

         10.10. FEES AND EXPENSES OF COLLATERAL AGENT. (a) The Assignor (by its execution and delivery hereof) hereby agrees that it shall pay to Bankers Trust Company as the original Collateral Agent, such fees as have been separately agreed to in writing with Bankers Trust Company for acting as Collateral Agent hereunder. In the event a successor Collateral Agent is at any time appointed pursuant to the preceding Section 10.9, the Assignor hereby agrees to pay such successor Collateral Agent such fees for acting as such as would customarily be charged by such Collateral Agent for acting in such capacity in similar situations. Absent manifest error, the determination by a successor Collateral Agent of the fees owing to it shall be conclusive and binding upon the Assignor.

         (b) In addition, the Assignor agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with this Agreement and any actions taken by the Collateral Agent hereunder, and agrees to pay all costs and expenses of the Collateral Agent in connection with the enforcement of this Agreement and the documents and instruments referred to herein (including, without limita tion, reasonable fees and disbursements of counsel for the Collateral Agent).


11.
                              ARTICLE XI

                             MISCELLANEOUS

         11.1. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

         (a)   if to the Assignor, at:

               Ithaca Industries, Inc.
               Highway 268 West
               Wilkesboro, North Carolina  28697
               Attention:  Eric N. Hoyle

         (b)   if to the Collateral Agent:

               Bankers Trust Company
               130 Liberty Street
               New York, New York  10006
               Attention:  Dana Klein

         (c) if to any Bank Creditor, at such address as such Bank Creditor shall have specified in the Credit Agreement;

         (d) if to any Other Creditor, either (x) to the Rep resentative for the Other Creditors, at such address as such Representative may have provided to the Assignor and the Collateral Agent from time to time, or (y) directly to the Other Creditors at such address as the Other Creditors shall have specified in writing to the Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         11.2. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the written consent of the Required Banks, or to the extent required by Section
13.12 of the Credit Agreement, the Supermajority Banks, the Supermajority Revolving Loan Banks, the Required Term Loan Banks or all of the Banks) PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all

Secured Creditors in a like or similar manner) shall require the written consent of the Requi site Creditors of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (y) the Bank Creditors as holders of the Credit Agreement Obligations or
(z) the Other Creditors as the holders of the Other Obligations; and the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, the Supermajority Banks or all of the Banks) and (y) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements Agreements.

         11.3. OBLIGATIONS ABSOLUTE. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this

Agreement, any other Credit Document or any Interest Rate Protection Agreement except as specifically set forth in a waiver granted pursuant to Section 11.2 hereof; or (c) any amendment to or modification of any Credit Document of any Interest Rate Protection Agreement or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

         11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns, provided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of all of the Secured Creditors. All agreements, statements, representations and warranties made by the As signor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

         11.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.6. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.7.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         11.8. ASSIGNOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except to the extent directly resulting from the Collateral Agent's gross negligence or willful misconduct, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

         11.9. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement shall terminate and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral of the Assignor as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

         (c) At any time that the Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 11.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to Section 11.9(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence.

         (d) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 11.9.

         11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Assignor and the Collateral Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ADDRESSES

Highway 286 West                       ITHACA INDUSTRIES, INC.,
Wilkesboro, North Carolina  28697         as Assignor
Attention:  Eric N. Hoyle

                                       By
                                          ---------------------------
                                          Name:
                                          Title:



130 Liberty Street                     BANKERS TRUST COMPANY,
New York, New York  10006                 as Collateral Agent
Attention:  Jeffrey Bennett

                                       By
                                          ---------------------------
                                          Name:
                                          Title:

                                                                       Exhibit H
                                                                       ---------





                 AMENDED AND RESTATED CASH COLLATERAL AGREEMENT

                                     between

                             ITHACA INDUSTRIES, INC.

                                       and

                             BANKERS TRUST COMPANY,
                            as Cash Collateral Agent

                   Originally dated as of December 4, 1995 and
                    amended and restated as of ______ , 1997

                                TABLE OF CONTENTS


                                                                 PAGE
ARTICLE I

   SECURITY INTERESTS                                              2

   0.1.    Grant of Security Interests                             2

   0.2.    Power of Attorney                                       3


ARTICLE II
1
   GENERAL REPRESENTATIONS, WARRANTIES
     AND COVENANTS                                                 3

   1.1.    Necessary Filings                                       4

   1.2.    No Liens                                                4

   1.3.    Other Financing Statements                              4

   1.4.    Recourse                                                4

   1.5.    Corporate Power and Authority                           5

   1.6.    No Violation                                            5

   1.7.    Governmental Approvals                                  5


ARTICLE III
2
   ESTABLISHMENT AND OPERATION
     OF COLLATERAL ACCOUNT                                         6

   2.1.    Establishment of Collateral Account                     6

   2.2.    Investments                                             6


ARTICLE IV
3
   OTHER PROVISIONS CONCERNING COLLATERAL                          7

   3.1.    Protection of Cash Collateral Agent's
             Security                                              7

   3.2.    Further Actions                                         7

   3.3.    Financing Statements                                    7


ARTICLE V
4
   REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT                    8

   4.1.    Remedies; Obtaining the Collateral
             Upon Default                                          8

   4.2.    Remedies; Disposition of the Collateral                 8

   4.3.    Waiver of Claims                                        9

   4.4.    Application of Proceeds                                10

   4.5.    Remedies Cumulative                                    13

   4.6.    Discontinuance of Proceedings                          13


ARTICLE VI
5
   INDEMNITY                                                      14

   5.1.    Indemnity                                              14

   5.2.    Indemnity Obligations Secured
             by Collateral; Survival                              15


ARTICLE VII
6
   DEFINITIONS                                                    16


ARTICLE VIII
7
   THE CASH COLLATERAL AGENT                                      19

   7.1.    Appointment                                            19

   7.2.    Nature of Duties                                       19

   7.3.    Lack of Reliance on the Cash Collateral
             Agent                                                20

   7.4.    Certain Rights of the Cash Collateral Agent            21

   7.5.    Reliance                                               22

   7.6.    Indemnification                                        22

   7.7.    The Cash Collateral Agent
             in its Individual Capacity                           23

   7.8.    Holders                                                23

   7.9.    Resignation by the Cash Collateral Agent               23

   7.10.   Fees and Expenses of Cash Collateral Agent.            24


ARTICLE IX
8
   MISCELLANEOUS                                                  24

   8.1.    Notices                                                24

   8.2.    Waiver; Amendment                                      25

   8.3.    Obligations Absolute                                   26

   8.4.    Successors and Assigns                                 26

   8.5.    Headings Descriptive                                   26

   8.6.    Severability                                           26

   8.7.    GOVERNING LAW                                          27

   8.8.    Assignor's Duties                                      27

   8.9.    Termination; Release                                   27

   8.10.   Counterparts                                           28

   8.11.   Acknowledgement                                        28

                 AMENDED AND RESTATED CASH COLLATERAL AGREEMENT


         AMENDED AND RESTATED CASH COLLATERAL AGREEMENT, originally dated as of ____ , 199_, between ITHACA INDUSTRIES, INC., a Delaware corporation (the "Assignor"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as original Cash Collateral Agent, and amended and restated as of December , 1997 by Assignor and BANKERS TRUST COMPANY, as successor Cash Collater Agent (the "Cash Collateral Agent") for the benefit of (x) the Banks, the Co-Agent and the Agent under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Banks, the Agent, the Co-Agent and other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if one or more Banks enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements),
(ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection or Other Hedging Agreements") with, or guaranteed by, the As signor, any such Bank or Banks (even if any such Bank subse quently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank participates in the extension of such Interest Rate Protection or Other Hedging Agreements and their subsequent assigns, if any (collectively, the "Other Creditors" and, together with the Bank Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.


                              W I T N E S S E T H :

         WHEREAS, the Assignor, the lenders (the "Banks") from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, affiliates or branches, as Co-Agent, and Bankers Trust Company, as Agent (together with any successor agent, the "Agent"), have entered into a Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December , 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Assignor and whose obligations are guaranteed by the Assignor thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements;

         WHEREAS, the Assignor may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more Interest Rate Protection or Other Hedging Agreements with one or more Other Creditors;

         WHEREAS, the Credit Agreement requires that this Agreement be executed and delivered within 60 days following the Initial Borrowing Date;

         WHEREAS, the Assignor desires to enter into this Agreement in order the satisfy the requirement described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the execution and delivery of the Credit Agreement, extensions of credit to be made to the Assignor and other benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following repre sentations and warranties to the Cash Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Cash Collateral Agent for the benefit of the Secured Creditors as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

         0.1. GRANT OF SECURITY INTERESTS. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor does hereby sell, assign and transfer unto the Cash Collateral Agent, and does hereby grant to the Cash Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to Liens permitted under Section 9.01 of the Credit Agreement) in, all of the right, title and interest of the Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired:

        (i)    the Collateral Account;

       (ii) all cash, checks, drafts, monies, certificates and other instruments for deposit in the Col lateral Account from time to time;

      (iii)    the Liquid Investments made pursuant to Section
               3.2;

       (iv) other monies and property of any kind of the Borrower in the possession or under the control of the Cash Collateral Agent (other than money and/or property in the possession or under the control of the Cash Collateral Agent to the ex tent such money and/or property is subject to any other Collateral Agreement); and

        (v) all Proceeds of all or any of the foregoing (all of the above, collectively, the "Collateral").

         (b) The security interests granted herein are granted as security only and shall not subject the Cash Collateral Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

         (c) The security interests of the Cash Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement.

         0.2. POWER OF ATTORNEY. The Assignor hereby consti tutes and appoints the Cash Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise), in the Cash Collateral Agent's discretion, to take any action and to execute any instrument which the Cash Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

           GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
1
         The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         1.1. NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the As signor to the Cash Collateral Agent hereby in respect of the Collateral have been or shall have been accomplished and the security interest granted to the Cash Collateral Agent pursuant to this Agreement in and to the Collateral constitutes or shall constitute a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to Liens permitted under Section 9.01 of the Credit Agreement) and is or shall be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial

Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

         1.2. NO LIENS. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby or permitted under Section 9.01 of the Credit Agreement), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Cash Collateral Agent.

         1.3. OTHER FINANCING STATEMENTS. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdic tion) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral (except for financing statements reflecting the Lien of the Collateral Agent for the benefit of the Secured Creditors under the Security Agreement) and so long as the Total Commitments have not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection or Other Hedging Agreement remains in effect or any obligations are owed with respect thereto, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor.

         1.4. RECOURSE. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

         1.5. CORPORATE POWER AND AUTHORITY. The Assignor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execu tion, delivery and performance by it of this Agreement. The Assignor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         1.6. NO VIOLATION. Neither the execution, delivery or performance by the Assignor of this Agreement, nor compli ance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings, the Assignor or any Subsidiary of the Assignor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Assignor or any Subsidiary of the Assignor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, the Assignor or any Subsidiary of the Assignor.

         1.7. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement.


                                   ARTICLE III

           ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT
2
         2.1. ESTABLISHMENT OF COLLATERAL ACCOUNT. There is hereby established with the Cash Collateral Agent one or more cash collateral accounts (collectively, the "Collateral Ac count") under the exclusive dominion and control of the Cash Collateral Agent into which the Assignor shall deposit cash receipts (no later than one Business Day after the Assignor's receipt thereof), and, subject to Article V hereof, from which the Assignor may make cash disbursements, in the ordinary course of its business. The Collateral Account shall be maintained in the name of "Cash Concentration Collateral Account for the benefit of Bankers Trust Company." Any income received by the Cash Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account; PROVIDED, HOWEVER, that such income may be withdrawn by the Assignor for use in the ordinary course of business, subject to Article V hereof. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to Section 3.2 shall vest in the Cash Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.

         2.2. INVESTMENTS. Amounts on deposit in the Col lateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Assignor shall determine, which Liquid Investments shall be held in the name and be under the control of the Cash Collateral Agent. For this purpose, "Liquid Investments" means Temporary Cash Investments; PROVIDED that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Cash Collateral Agent and (ii) in order to provide the Cash Collateral Agent, for the benefit of the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

                 (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Cash Collateral Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Cash Collateral Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates); or

                 (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Cash Collateral Agent) appropriate measure shall have been taken for perfection of the security interest hereby granted.


                                   ARTICLE IV

                OTHER PROVISIONS CONCERNING COLLATERAL
3
         3.1. PROTECTION OF CASH COLLATERAL AGENT'S SECURITY. The Assignor will do nothing to impair the rights of the Cash Collateral Agent in the Collateral. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

         3.2. FURTHER ACTIONS. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or de liver to the Cash Collateral Agent from time to time such lists, descriptions and designations of its Collateral, docu ments of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer en dorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Cash Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         3.3. FINANCING STATEMENTS. The Assignor agrees to execute and deliver to the Cash Collateral Agent such financing statements, in form acceptable to the Cash Collateral Agent, as the Cash Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Cash Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay, any applicable filing fees, recor dation taxes and related expenses. The Assignor authorizes the Cash Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law.


                                    ARTICLE V

             REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
4
         4.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Cash Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Com mercial Code in all relevant jurisdictions and may also:

         (a) personally, or by agents or attorneys, imme diately retake possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor; and

         (b) instruct the obligor or obligors on any agree ment, instrument or other obligation constituting the Col lateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Cash Collateral Agent and may exercise any and all remedies of the Assignor in respect of such Collateral; and

         (c) withdraw all monies, securities and instruments in the Collateral Account (including without limitation

   Liquid Investments) for application to the Obligations in accordance with
   Section 5.4; and

         (d) sell, assign or otherwise liquidate, or direct the Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation.

         4.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Cash Collateral Agent under or pursuant to Section 5.1 and any other Collateral whether or not so repossessed by the Cash Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Cash Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Cash Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Cash Collateral Agent and the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Assignor. If, under mandatory requirements of applicable law, the Cash Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Cash Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

         4.3. WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE CASH COLLATERAL AGENT'S TAKING POSSESSION OR THE CASH COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COL LATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NO TICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives, to the extent permitted by law:

         (a) all damages occasioned by such taking of posses sion except any damages which are the direct result of the Cash Collateral Agent's gross negligence or willful mis conduct;

         (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Cash Collateral Agent's rights hereun der; and

         (c) all rights of redemption, appraisement, valua tion, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, in terest, claim and demand, either at law or in equity of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

         4.4. APPLICATION OF PROCEEDS. (a) All moneys col lected by the Cash Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Cash Collateral Agent hereunder, shall be applied as follows:

        (i) first, to the payment of all amounts owing the Cash Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations" in Ar ticle VII hereof;

       (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 5.4(f), with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

      (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in
   Section 5.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

       (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 9.9(a) hereof, to the As signor or to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's por tion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (x) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 5.4 only)
(i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

         (d) Each of the Secured Creditors agrees and ac knowledges that if the Bank Creditors are to receive a dis tribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Cash Collateral Agent for distribution in accordance with
Section 5.4(a) hereof.

         (e) Except as set forth in Section 5.4(d), all pay ments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of the Bank Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

         (f) For purposes of applying payments received in accordance with this
Section 5.4, the Cash Collateral Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Cash Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Cash Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an

Other Creditor) to the contrary, the Cash Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

         (g) It is understood and agreed that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses
(i) through (iii), inclusive, of Section 5.4(a).

         4.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Cash Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Cash Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Cash Collateral Agent in the exercise of any such right, power or remedy, renewal or extension of any of the Obligations and no course of dealing between the Assignor and the Cash Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Cash Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Cash Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Cash Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         4.6. DISCONTINUANCE OF PROCEEDINGS. In case the Cash Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Cash Collateral Agent, then and in every such case the Assignor, the Cash Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Cash Collateral Agent shall continue as if no such proceeding had been instituted.

                                   ARTICLE VI

                                    INDEMNITY
5
         5.1. INDEMNITY. (a) The Assignor agrees to indem nify, reimburse and hold the Cash Collateral Agent, each Se cured Creditor and their respective successors, assigns, em ployees, agents and servants (hereinafter in this Section 6.1 referred to individually as "Indemnitee," and collectively as "Indemnities") harmless from any and all liabilities, obliga tions, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 6.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnities in any way relating to or arising out of this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this
Section 6.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 6.1(a), the Assignor agrees to pay, or reimburse the Cash Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Cash Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect to the Collateral, premiums for insurance with respect of the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Cash Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceeding arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 6.1(a) or (b), the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection or Other Hedging Agreement or any other Credit Document.

         (d) If and to the extent that the obligations of the Assignor under this Section 6.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         5.2. INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE VII

                                   DEFINITIONS
6
         The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

         "Additional Fees" shall mean all fees and expenses (other than Fees) payable to the Bank Creditors under the Credit Agreement or any other Credit Document.

         "Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Agreement" shall mean this Cash Collateral Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

         "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

         "Bank Creditor" shall have the meaning provided in the first paragraph of this Agreement.

         "Banks" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Cash Collateral Agent" shall have the meaning pro vided in the first paragraph of this Agreement.

         "Class" shall have the meaning provided in Section 11.2.

         "Collateral" shall have the meaning provided in Sec tion 1.1(a) of this Agreement.

         "Collateral Account" shall have the meaning provided in Section 3.1 of this Agreement.

         "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

         "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article VII.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

         "Indemnitee" shall have the meaning provided in Sec tion 8.1 of this Agreement.

         "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the first paragraph of this Agreement.

         "Liquid Investments" shall have the meaning provided in Section 3.2

         "Obligations" shall mean (i) (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and

Unpaid Drawings with respect to the Letters of Credit under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees, Additional Fees and interest thereon) of the Assignor to the Bank Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations"); (ii) all obligations and liabilities owing by the Assignor to the Other Creditors under, or with respect to, any Interest Rate Protection or other Hedging Agreement, whether such Interest Rate Protection or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained therein (all such obligations and described in this clause (ii) being herein collectively called the "Other Obligations");
(iii) any and all sums advanced by the Cash Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clauses
(i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Cash Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 6.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended or incurred from time to time after the date of this Agreement.

         "Other Creditors" shall have the meaning provided in the first paragraph of this Agreement.

         "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article VII.

         "Primary Obligations" shall have the meaning provided in Section 5.4(b) of this Agreement.

         "Pro Rata Share" shall have the meaning provided in Section 5.4(c) of this Agreement.

         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Cash Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Representative" shall have the meaning provided in
Section 5.4 of this Agreement.

         "Required Secured Creditors" shall mean (i) the Re quired Banks (or, to the extent required by Sections 14.04 or 14.12 of the Credit Agreement, all of the Banks) under the Credit Agreement so long as any Credit Agreement Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of a majority of the outstanding principal amount of the Other Obligations.

         "Requisite Creditors" shall have the meaning provided in Section 9.2.

         "Secondary Obligations" shall have the meaning pro vided in Section 5.4(b) of this Agreement.

         "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

         "Temporary Cash Investment" shall mean any investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or
(iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above.

         "Termination Date" shall have the meaning provided in Section 9.9 of this Agreement.


                                  ARTICLE VIII

                            THE CASH COLLATERAL AGENT
7

         7.1. APPOINTMENT. The Secured Creditors, by their acceptance of the benefits of this Agreement hereby irrevocably designate Bankes Trust Company, as Cash Collateral Agent, to act as specified herein. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note and by the acceptance of the benefits of this Agreement shall be deemed irrevocably to authorize, the Cash Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Cash Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Cash Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents or employees.

         7.2. NATURE OF DUTIES. (a) The Cash Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Cash Collateral Agent shall be mechanical and administrative in nature; the Cash Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any Interest Rate Protection or Other Hedging Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any Interest Rate Protection or Other Hedging Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Cash Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein.

         (b) The Cash Collateral Agent shall not be responsi ble for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (c) The Cash Collateral Agent shall not be required to ascertain or inquire as to the performance by the Assignor of any of the covenants or agreements contained in this Agreement, any other Credit Document or any Interest Rate Protection or Other Hedging Agreement.

         (d) The Cash Collateral Agent shall be under no ob ligation or duty to take any action under this Agreement or any other Credit Document if taking such action (i) would subject the Cash Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Cash Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Cash Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Credit Document or (iii) would subject the Cash Collateral Agent to IN PERSONAM jurisdiction in any locations where it is not then so subject.

         (e) Notwithstanding any other provision of this Agreement, neither the Cash Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct.

         7.3. LACK OF RELIANCE ON THE CASH COLLATERAL AGENT. Independently and without reliance upon the Cash Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Assignor and its Subsidiaries, and the Cash Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or at any time or times thereafter. The Cash Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the security interests granted hereunder or the financial condition of the Assignor or any Subsidiary of the Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Assignor or any Subsidiary of the Assignor or the existence or possible existence of any Default or Event of Default. The Cash Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Assignor thereto or as to the security afforded by this Agreement.

         7.4. CERTAIN RIGHTS OF THE CASH COLLATERAL AGENT. (a) No Secured Creditor shall have the right to cause the Cash Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Cash Collateral Agent to take any such action. If the Cash Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with this Agreement, the Cash Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Cash Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Cash Collateral Agent as a result of the Cash Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

         (b) The Cash Collateral Agent shall be under no ob ligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Secured Creditors, unless such Secured Creditors shall have offered to the Cash Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         7.5. RELIANCE. The Cash Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it.

         7.6. INDEMNIFICATION. To the extent the Cash Col lateral Agent is not reimbursed and indemnified by the Assignor under this Agreement, the Secured Creditors will reimburse and indemnify the Cash Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit and any unreimbursed drawings in respect of Letters of Credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection or Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obliga tions, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature what soever which may be imposed on, incurred by or asserted against the Cash Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Cash Collateral Agent in respect of this Agreement except for those resulting solely from the Cash Collateral Agent's own gross negligence or willful misconduct. The indemnities set forth in this Article VIII shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Cash Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of this Agreement. The indemnities set forth in this Article VIII are in addition to any indemnities provided by the Banks to the Cash Collateral Agent pursuant to the Credit Agreement, with the effect being that the Banks shall be responsible for indemnifying the Cash Collateral Agent to the extent the Cash Collateral Agent does not receive payments pursuant to this Section 8.6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Cash Collateral Agent, the respective Banks who paid same shall be subrogated to the rights of the Cash Collateral Agent to receive payment from the Secured Creditors).

         7.7. THE CASH COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Cash Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Cash Collateral Agent shall have the rights and powers specified therein and herein for a "Bank", or an "Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "Required Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Cash Collateral Agent in its individual capacity. The Cash Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Assignor or any Affiliate or Subsidiary of the Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignor for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

         7.8. HOLDERS. The Cash Collateral Agent may deem and treat the payee of any Note as the owner thereof for all pur poses hereof unless and until written notice of the assign ment, transfer or endorsement thereof, as the case may be, shall have been filed with the Cash Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         7.9. RESIGNATION BY THE CASH COLLATERAL AGENT. (a) The Cash Collateral Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving 15 Business Days' prior or written notice to the Assignor and the Banks. Such resignation shall take effect upon the appointment of a successor Cash Collateral Agent pursuant to clause (b) or (c) below.

         (b) If a successor Cash Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Cash Collateral Agent, with the consent of the Assignor, which consent shall not be unreasonably withheld, shall then appoint a successor Cash Collateral Agent who shall serve as Cash Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Cash Collateral Agent as provided above.

         (c) If no successor Cash Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Cash Collateral Agent, as a result of a failure by the Assignor to consent to the appointment of such a successor Cash Collateral Agent, the Required Secured Creditors shall then appoint a successor Cash Collateral Agent who shall serve as Cash Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Cash Collateral Agent as provided above.

         7.10. FEES AND EXPENSES OF CASH COLLATERAL AGENT. (a) The Assignor (by its execution and delivery hereof) hereby agrees that it shall pay, to Bankers Trust Company as the original Cash Collateral Agent, such fees as have been separately agreed to in writing with First Union National Bank of North Carolina for acting as Cash Collateral Agent hereunder. In the event a successor Cash Collateral Agent is at any time appointed pursuant to the preceding Section 8.9, the Assignor hereby agrees to pay such successor Cash Collateral Agent such fees for acting as such as would customarily be charged by such Cash Collateral Agent for acting in such capacity in similar situations. Absent manifest error, the determination by a successor Cash Col lateral Agent of the fees owing to it shall be conclusive and binding upon the Assignor.

         (b) In addition, the Assignor agrees to pay all rea sonable out-of-pocket costs and expenses of the Cash Collateral Agent in connection with this Agreement and any actions taken by the Cash Collateral Agent hereunder, and agrees to pay all costs and expenses of the Cash Collateral Agent in connection with the enforcement of this Agreement and the documents and instruments referred to herein (including, without limitation, reasonable fees and disbursements of counsel for the Cash Collateral Agent).


                                   ARTICLE IX

                                  MISCELLANEOUS
8
         8.1. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

         (a)  if to the Assignor, at:

               Ithaca Industries, Inc.
               Highway 268 West
               Wilkesboro, North Carolina 28697
               Attention:  Eric N. Hoyle

         (b)  if to the Cash Collateral Agent:

               Bankers Trust Company
               130 Liberty Street
               30th Floor
               New York,  New York  10006
               Attention:  Dana Klein

         (c) if to any Bank Creditor, either (x) to the Agent and the Co-Agent, at their respective addresses specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

         (d) if to any Other Creditor, either (x) to the Rep resentative for the Other Creditors, at such address as such Representative may have provided to the Assignor and the Cash Collateral Agent from time to time, or (y) di rectly to the Other Creditors at such address as the Other Creditors shall have specified in writing to the Assignor and the Cash Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         8.2. WAIVER; AMENDMENT. None of the terms and con ditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Cash Collateral Agent (with the written consent of the Required Banks, or to the extent required by Section 14.12 of the Credit Agreement, the Agent, the Co-Agent and/or all the Banks); PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, I.E., whether (y) the Bank Creditors as holders of the Credit Agreement Obligations or (z) the Other Creditors as the holders of the Other Obligations; and the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agree ments.

         8.3. OBLIGATIONS ABSOLUTE. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection or Other Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 9.2 hereof; or (c) any amendment to or modification of any Credit Document or any Interest Rate Protection or Other Hedging Agreement or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

         8.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Cash Collateral Agent and each Secured Creditor and their respective successors and as signs, provided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Required Secured Creditors. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

         8.5. HEADINGS DESCRIPTIVE. The headings of the sev eral sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construc tion of any provision of this Agreement.

         8.6. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         8.8. ASSIGNOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Cash Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral except to the extent directly resulting from the Cash Collateral Agent's gross negligence or willful misconduct.

         8.9. TERMINATION; RELEASE. (a) After the Termina tion Date, this Agreement shall terminate and the Cash Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral of the Assignor as may be in the possession of the Cash Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection or other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 14.12(a)(ii) of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
Section 4.02 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Cash Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Cash Collateral Agent and has not theretofore been released pursuant to this Agreement.

         (c) At any time that the Assignor desires that the Cash Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.9(a) or (b), it shall deliver to the Cash Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to Section 9.9(a) or (b). If requested by the Cash Collateral Agent (although the Cash Collateral Agent shall have no obligation to make any such request), the Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Cash Collateral Agent, the Agent and the Co-Agent) to the effect set forth in the immediately preceding sentence. The Cash Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 9.9.

         (d) The Cash Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 9.9.

         8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Assignor and the Cash Collateral Agent.

         8.11. ACKNOWLEDGEMENT. The parties hereto acknowl edge and agree that
(i) the Collateral constitutes Proceeds (as defined in the Security Agreement) and (ii) nothing herein shall impair, modify, supersede, waive or otherwise affect any right (under applicable law, by contract or otherwise) of the Cash Collateral Agent in its individual capacity as a Bank to setoff against the Collateral (subject to the sharing arrangements set forth in Section 14.06(b) of the Credit Agreement).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly au thorized officers as of the date first above written.

ADDRESSES

Highway 286 West                       ITHACA INDUSTRIES, INC.,
Wilkesboro, North Carolina  28697              as Assignor
Attention:  Eric N. Hoyle

                                       By
                                         -------------------------------
                                         Title:


130 Liberty Street                     BANKERS TRUST COMPANY,
30th Floor                               as Cash Collateral Agent
New York New York  10006
Attention:  Dana Klein
                                       By
                                         -------------------------------
                                         Title:

                                                                       Exhibit K
                                                                       ---------


                     OFFICER'S SOLVENCY CERTIFICATE

            I, the undersigned, the Chief Financial Officer of ITHACA INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify on behalf of the Company that:

            1. This certificate is furnished pursuant to Section 5.15 (i) of the Amended and Restated Credit Agreement, originally dated as of December 1, 1992, and amended and restated as of December 16, 1996, among the Company, the lenders from time to time party thereto (the "Banks"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company as Agent (such Amended and Restated Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            (a)

            2. For purposes of this Certificate, the terms below shall have the following definitions:

            (a)

      (a)   "Fair Value"

            The amount at which the assets, in their entirety, of the Company would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

      (b)   "Present Fair Salable Value"

            The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company are sold with reasonable promptness under normal selling conditions in a current market.

      (c)   "New Financing"

            The indebtedness incurred or to be incurred by the Company under the Credit Documents (assuming the full utilization by the Company of the Commitments under the Credit Agreement).

      (d)   "Stated Liabilities"

            The recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of the Company at November 1, 1996, together with (i) the net change in long-term debt (including current maturities) between November 1, 1996 and the date hereof and (ii) without duplication, the amount of all New Financing.

      (e)   "Contingent Liabilities"

            The maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company (exclusive of such contingent Liabilities to the extent reflected in Stated Liabilities).

      (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

            For the period from the date hereof through the stated maturity of all New Financing, the Company will have sufficient assets and cash flow to pay its respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

      (g)   "Does not have Unreasonably Small Capital"

            For the period from the date hereof through the stated maturity of all New Financing, the Company, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the Projections discussed below.

            3. For purposes of this Certificate, I , or officers of the company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

            (a) I have reviewed the consolidated statements of financial condition of the Company at February 2, 1996, and August 2, 1996, and the related consolidated statements of income and cash flow and changes in shareholders' equity of the Company for the fiscal year and six month period ended on such date, as the case may be.

            (b) I have reviewed the unaudited pro forma consolidated financial statements of the Company for the period ending August 2, 1996 prepared in accordance with GAAP consistently applied after giving effect to the plan of reorganization and the credit agreement, and verified the mathematical accuracy of the application of the pro forma adjustments to the amounts in the unaudited consolidated financial statements.

            (c) I have made inquiries of certain other officials of the Company who have responsibility for financial and accounting matters regarding:

                  1. whether the unaudited pro forma consolidated financial
            statements referred to in paragraph (b) above are in conformity with GAAP applied on a basis substantially consistent with that of the unaudited financial statements as at August 2, 1996, and whether omitted notes to the unaudited consolidated financial statements would have disclosed any new information, except to update amounts included in the notes to the August 2, 1996 unaudited consolidated financial statements and

                  2. whether, at November 1, 1996, there were any decreases as compared with August 2, 1996, in the consolidated net assets or the excess of consolidated current assets over consolidated current liabilities of the Company.

            (d)   I have read:

                  1. the Credit Documents and the respective Schedules and Exhibits thereto.

            (e)   With respect to Contingent Liabilities, I:

                  1. inquired of certain officials of the Company who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities know to them;

                  2. confirmed with senior officers of the Company that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof;

                  3. I hereby certify that, to the best of my knowledge, all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Contingent Liabilities of the Company (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

            (f) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable. Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

            (g) I have made inquiries of certain officers of the Company which have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Company, after giving effect to the incurrence of the New Financing, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

            4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Plan of Reorganization and the amended and restated Credit Agreement, it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the company's assets exceed its Stated Liabilities and Contingent Liabilities; (ii) the Company will not have Unreasonably Small Capital; and (iii) the Company will be able to pay its respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

            IN WITNESS WHEREOF, the Company has caused its duly authorized Chief
Financial Officer to execute and deliver this Certificate this       day of
                                                               -----
               , 1996.
---------------
                                          ITHACA INDUSTRIES, INC.



                                          By:
                                              ---------------------------
                                              Name:  Eric N. Hoyle
                                              Title:  Chief Financial Officer

                                                                Exhibit L
                                                                ---------
                                                         TO THE CREDIT AGREEMENT

                                    CT SYSTEM
                                  1633 BROADWAY
                               NEW YORK, NY 10019
                                  212-654-1665



December 1, 1992




To the Agent and the
Banks party to the
Credit Agreement referred to below:

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of December 1, 1992, among Ithaca Holdings, Inc. ("Holdings"), Ithaca Industries, Inc. (the "Company"), the lenders (the "Banks") from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates and Kleinwort Benson Limited, as Co-Agents and Bankers Trust Company, as Agent (the "Agent") (as such Credit Agreement may be modified, supplemented or amended from time to time, the "Credit Agreement").

            Each of Holdings and the Company, pursuant to Section 14.08 of the Credit Agreement has irrevocably designated, appointed and empowered the undersigned, CT Corporation System, with offices currently located at 1633 Broadway, New York, New York 10019, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such legal action or proceeding with respect to the Credit Agreement or any other Credit Document (as defined in the Credit Agreement) in the courts of the State of New York or of the United States of America for the Southern District of New York.

            The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 14.08 of the Credit Agreement for so long as all fees for our services are paid in a timely manner and agrees with you that the undersigned (i) shall inform the Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of Section 14.08 of the Credit Agreement and (iii) shall forward promptly to Holdings and the Company any legal process received by the undersigned in its capacity as process agent.

Page 2
December 2, 1992
Re: Agent for service of process for Ithaca Industries, Inc. and Ithaca Holdings, Inc.





            As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 14.08 of the Credit Agreement.


Very truly yours,

CT CORPORATION SYSTEM


By
  --------------------------
    Frieda Dawson
    Service Representative

                                                                      Exhibit M
                                                                      ---------




                         ITHACA INDUSTRIES INC.
                BORROWING BASE CERTIFICATE AS OF 11/01/96





(I)  ACCOUNTS RECEIVABLE
Total Accounts Receivable Balances from aged trial balances          0.00
LESS:
-----
      Returns, Discounts, Claims, Credit and Allowances              0.00
      Reserves affecting creditworthiness of accounts                0.00
      (i)   Bill and Hold Transactions                               0.00
      (ii)  Contracts or Sales to Affiliates                         0.00
      (iii)       Invoices over 30 days past due                     0.00
      (iv)  Governmental Sales                                       0.00
      (v)   Offsetting Payables                                      0.00
      (vi)  International Sales                                      0.00
      (vii)       Receivable Sold Under Factoring Agreement          0.00
TOTAL ELIGIBLE ACCOUNTS RECEIVABLE                                   0.00
85% OF ELIGIBLE RECEIVABLES                                          0.00
(II)  INVENTORY
Gross Dollar Value of the Inventory (FIFO)                           0.00
      Finished Goods          0.00
      Work in Process         0.00
      Raw Materials           0.00
LESS:

      (i)   Supplies, Spare Parts, Rejected Goods Returned           0.00
      (ii)  Advance payments                                         0.00
      (iii)       Inventory at locations outside U.S.
            (other than in-transit)                                  0.00

                         ITHACA INDUSTRIES INC.
                BORROWING BASE CERTIFICATE AS OF 11/01/96






      (iv)  Inventory at U.S. locations not owned or leased          0.00
      (v)   Reserves for Discontinued & Obsolete Goods               0.00
SUB-TOTAL ELIGIBLE INVENTORY                                         0.00
50% OF ELIGIBLE INVENTORY                                            0.00
-------------------------
(III) 50% OF FOREIGN LETTER OF CREDIT STATED AMOUNT                  0.00


(IV)  MAXIMUM OVERADVANCE AMOUNT (SEE ATTACHED)                      0.00
      BORROWING BASE                                                 0.00
      --------------
      LESS PRINCIPAL AMOUNT OF REVOLVING LOANS AND                   0.00
      --------------------------------------------
      SWINGLINE LOANS
      LESS SUM OF LETTERS OF CREDIT OUTSTANDING                      0.00
            BORROWING BASE SURPLUS (DEFICIENCY)                      0.00




I, the undersigned, Chief Financial Officer of Ithaca Industries, Inc., do hereby certify that all of the information provided above is true and correct as of the date first above written.

IN WITNESS WHEREOF, I have hereunto set my hand this     day of       , 19  .
                                                     ---        ------    --


                                    By
                                      ----------------------------
                                        ERIC HOYLE
                                        CHIEF FINANCIAL OFFICER

                         ITHACA INDUSTRIES INC.
                BORROWING BASE CERTIFICATE AS OF 11/01/96





MAXIMUM OVERADVANCE AMOUNT

Inventory at locations outside U.S.                $0.00
   (other than in-transit)
Inventory at U.S. locations
   not owned or leased                              0.00
                                        ----------------
      Sub-Total

                                                    0.00
          X 50% of Sub-Total                                   $0.00
          Maximum Amount                                8,200,000.00
                                                      --------------

            Amount in Excess of Maximum Amount                 $0.00

            Maximum allowed for FY 01/31/97
                                                        3,500,000.00
                                                      --------------

                  Lesser Amount of Excess or Maximum Allowed                  $0
                                                                  --------------

                                                                      Exhibit N
                                                                      ---------





                                     [Date]



Bank Name
Attention
Addr
City, State  Zip


RE:  LIEN ON ACCOUNT


Dear Sir or Madam:

This letter is to inform you of certain agreements entered into by Ithaca Industries, Inc. (the "Company") which refer to the account(s) entitled "Disbursement", an active deposit or other bank account (the "Account") maintained with you by the Company.

Reference is made hereby to that certain Waiver dated as of January 30, 1996 (the "Waiver") among Ithaca Holdings, Inc., the Company, the various lending parties thereto, Canadian Imperial Bank of Commerce and Kleinwort Benson, as Co-Agents, and Bankers Trust Company, as Agent.

The Company has agreed in the Waiver to take certain steps to convey ratably to or for the benefit of certain secured creditors (the "Secured Creditors") a lien on and security interest in such Account and the funds and other property therein deposited from time to time by subsidiaries or obligors of the Company in the Account and all other cash and property of the Company on deposit in the Account.

Accordingly, by singing this letter agreement, you agree that from the date hereof the Account shall be maintained, and shall be reflected on your books and records as being maintained, for the exclusive benefit of First Union National Bank of North Carolina (the "Cash Collateral Agent") on behalf of the Secured Creditors except as provided herein. The Account shall be subject to written instructions from the Cash Collateral Agent only as provided herein. Otherwise, the Account shall be managed by the Company. You agree that, unless otherwise instructed in writing by the Cash Collateral Agent, you will:

   a) follow your usual operating procedures for the han dling of any remittance which is received in the Ac count, including without limitation endorsing and processing all eligible checks and other remittance items, depositing such checks and other remittance items in the Account and disbursing funds in the Account at the direction of the Company; and

   b) follow your usual operating procedure for maintaining a record of all checks and other remittance items received in the Account an deliver copies of the following to the Cash Collateral Agent at its address set forth below (or such other address as to which the Cash Collateral Agent may notify you in writing): (i) your regular bank statement with respect to the Account, and (ii) notices furnished to the Company with respect to the Account.

Notwithstanding the foregoing you agree to transfer intact, following two) (2) business days' written notice from the Cash Collateral Agent (with a copy of such notice to the Company) of an Event of Default under that certain Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December 16, 1996, as amended, between the Company, the lenders from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, affiliates or branches, as Co-Agent, and Bankers Trust Company, as Agent, which Event of Default is continuing and has not been waived under the terms of such Credit Agreement (an "Unwaived Event of De fault") (in same-day funds, if at all practicable), all funds then and thereafter from time to time in the Account to the account specified by the Cash Collateral Agent in such notice (the "Cash Collateral Account"). Between your receipt of such notice and your transfer of funds to the Cash Collateral Account in accordance therewith, you will not withdraw or transfer the Account or any funds thereon. You also agree that you shall not nor will you allow the Company to, make any charges or debits to the Account, or exercise any right of off-sets or banker's lien with respect thereto except as provided herein. You may debit the Account for any items deposited in the Account which may be returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing other collection and disbursement services, or otherwise in connection herewith, all in accordance with your customary practices; you may charge the Account as permitted at such times as are in accordance with your customary practices for the chargeback of returned items and expenses.

 Additionally, in order to enable the Cash Collateral Agent to reconcile properly the records of the Company, upon notice from the Cash Collateral Agent (with a copy of such notice from the Company), you irrevocably agree to provide, during your regular business hours, reasonable access to the Cash Collateral Agent to any and all of your records of, or relating to, the Company and its accounts maintained by you, including without limita tion records of all collections and disbursements and other transfers of any kind for the Company.

Notwithstanding any other provision of this letter agreement, unless you are grossly negligent or do not act in good faith in performance or non-performance in connection with this letter agreement and the Account, you shall not be liable to the Company or the Cash Collateral Agent for any claims, damages, losses, or expenses incurred by either of them in connection herewith; in the event you breach the standard of care set forth herein, liability shall be limited to damages directly caused by such breach and in no event shall you be liable for any incidental, indirect, consequential or other damages hereunder.

You may terminate this letter agreement only upon thirty days' prior written notice to that effect to the Company and the Cash Collateral Agent, and by canceling the Account on the effective date of such notice and transferring all funds, if any, then and from time to time thereafter in the Account to the Company at the address set forth above or, upon notice from the Cash Collateral Agent (with a copy of such notice to the Company) of an Unwaived Event of Default, then two (2) business days' fol lowing receipt of such notice, to the Cash Collateral Agent; provided, however, that between your receipt of such notice and your transfer of funds to the Cash Collateral Account in accordance therewith, you will not withdraw or transfer the Account or any funds therein.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York for contracts made and wholly performed within that State.

                           FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA
                           First Union National Bank Center, TWI8
                               Charlotte, NC 28288
                            Attention: Julia Bouhuys

                           By:
                              -------------------------------------
                           Title:


                             ITHACA INDUSTRIES, INC.
                           P.O. Box 620
                                Highway 268 West
                           Wilkesboro, North Carolina  28697
                              Attention: Eric Hoyle

                           By:
                              -------------------------------------
                              Title:  Senior Vice President Finance and
                                      Administration


ACCEPTED AND AGREED:

Name of Bank:  Bank Name

By:
   -------------------------------------
   Title:

                                                                      Exhibit O
                                                                      ---------


                  ASSIGNMENT AND ASSUMPTION AGREEMENT


                                             Date            , 19
                                                  ----------     --


         Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may here after be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein
defined.                                                    (the "Assignor") and
         ---------------------------------------------------
                                   (the "Assignee") hereby agree as follows:
-----------------------------------

         1. The Assignor hereby sells and assigns to the As signee without recourse and without representation or war ranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obliga tions under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstand ing rights and obligations under the Credit Agreement relat ing to the facilities listed in Item 4 of Annex I hereto, in cluding, without limitation, (x) in the case of any assignment of outstanding Term Loans, all rights and obli gations with respect to the Assigned Share of such outstanding Term Loans and (y) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being as signed by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in con nection with the Credit Agreement or the other Credit Docu ments or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or docu ment furnished pursuant thereto; and (iii) makes no repre sentation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Borrower's Subsidiaries or the performance or observance by the Borrower or the Borrower's Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agree ment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Agent (including the Agent in its capacity as Collateral Agent), the Co-Agent, the Original Cash Collateral Agent and the Successor Cash Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent, the Co-Agent, the Collateral Agent, the Original Cash Collateral Agent or the Successor Cash Collateral Agent as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be per formed by it as a Bank; and (vi) to the extent legally en titled to do so, attaches the forms described in the last sentence of Section 13.04(b) of the Credit Agreement./1/

         4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an ex ecuted original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of BTCo to the extent required by Section 13.04(b) of the Credit Agreement and receipt by the Agent of the administrative fee referred to in such Section 13.04(b), unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the As signee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its

-------------
     /1/ Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                              EXHIBIT O

obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I;
(x) all Revolving Loan Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Revolving Loan Commitment Commission and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for per iods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this      day                       [NAME OF ASSIGNOR]
             -----
of              , 19                         as Assignor
  --------------    --



                                       By
                                         -----------------------------
                                         Title:
----------------------------------

                                       [NAME OF ASSIGNEE]
                                       as Assignee

                                       By
                                         -----------------------------
                                         Title:
-----------------------------------

[Acknowledged and Agreed:


BANKERS TRUST COMPANY/2/



By
  --------------------------
  Title:




-------------
     /2/ The consent of Bankers Trust Company in its individual capacity is required only for assignments which include any portion of the Assignor's Revolving Loan Commitment.

                                                              EXHIBIT O

             ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                ANNEX I



1.       Borrower: Ithaca Industries, Inc.


2.       Name and Date of Credit Agreement:

   Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December __, 1996, among Ithaca Industries, Inc., the Banks from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Com pany, as Agent, as amended to the date hereof.


3.       Date of Assignment Agreement:


4.       Amounts (as of date of item #3 above):

                           Outstanding Principal             Revolving
                               OF TERM LOANS              LOAN COMMITMENT
                               -------------              ---------------

  a.  Aggregate Amount                                    $
                                                            -------------
         $
          ------------
    for all Banks

  b.  Assigned Share/3/                   %                            %
                                   -------                      -------
  c.  Amount of               $                            $
                               -----------                  -----------
    Assigned Share

5.       Settlement Date:


6.       Rate of Interest                 As set forth in Section
1.07
   to the Assignee:              of the Credit Agreement (unless
                           otherwise agreed to by the Assignor
                           and the Assignee)4
-------------
     /3/
   Percentage taken to 12 decimal places.

    /4/      Ithaca Industries, Inc. and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section
1.07 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7.       Revolving Loan                   As set forth in Section
         3.01(a)
   Commitment                    of the Credit Agreement (unless
   Commission:                   otherwise agreed to by the As
                                 signor and the Assignee)5

8.       Letter of Credit                 As set forth in Section
         3.01(b)
   Fees to the                   of the Credit Agreement (unless
   Assignee:                     otherwise agreed to by the As
                                 signor and the Assignee)6

9.       Commission:                      otherwise agreed to by
                              the Assignor and the
                                    Assignee)

         Notice:

         ASSIGNOR:


           ----------------------------------

           ----------------------------------

           ----------------------------------
           Attention:
           Telephone:
           Telecopier:
           Reference:


         ASSIGNEE:


           ----------------------------------

           ----------------------------------

           ----------------------------------



     -------- /5/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, Ithaca Industries, Inc. and the Agent shall direct the entire amount of the Revolving Loan Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Revolving Loan Commitment Commission through payment by the Assignee to the Assignor.

     /6/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, Ithaca Industries, Inc. and the Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                              EXHIBIT O

           Attention:
           Telephone:
           Telecopier:
           Reference:

   Payment Instructions:

         ASSIGNOR:


           ----------------------------------

           ----------------------------------

           ----------------------------------
           Attention:
           Reference:

         ASSIGNEE:


           ----------------------------------

           ----------------------------------

           ----------------------------------
           Attention:
           Reference:


Accepted and Agreed:


[NAME OF ASSIGNEE]                        [NAME OF ASSIGNOR]


By                                        By
  -------------------------                 -------------------------

  -------------------------                 -------------------------
 (Print Name and Title)                     (Print Name and Title)

                                                              EXHIBIT O

                  ASSIGNMENT AND ASSUMPTION AGREEMENT


                                          Date            , 19
                                              ------------    --

         Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may here after be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein
defined.                                                    (the "Assignor") and
         ---------------------------------------------------
                                       (the "Assignee") hereby agree as follows:
---------------------------------------

         1. The Assignor hereby sells and assigns to the As signee without recourse and without representation or war ranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obliga tions under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstand ing rights and obligations under the Credit Agreement relat ing to the facilities listed in Item 4 of Annex I hereto, in cluding, without limitation, (x) in the case of any assignment of outstanding Term Loans, all rights and obli gations with respect to the Assigned Share of such outstanding Term Loans and (y) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being as signed by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in con nection with the Credit Agreement or the other Credit Docu ments or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or docu ment furnished pursuant thereto; and (iii) makes no repre sentation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Borrower's Subsidiaries or the performance or observance by the Borrower or the Borrower's Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.


         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agree ment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Agent (including the Agent in its capacity as Collateral Agent), the Original Cash Collateral Agent and the Successor Cash Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent, the Collateral Agent, the Original Cash Collateral Agent or the Successor Cash Collateral Agent as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) to the extent legally entitled to do so, attaches the forms described in the last sentence of Section 13.04(b) of the Credit Agreement.7


         4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an ex ecuted original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of BTCo to the extent required by Section 13.04(b) of the Credit Agreement and receipt by the Agent of the administrative fee referred to in such Section 13.04(b), unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the As signee shall be a party to the Credit Agreement and, to the

-------------
     /7/ Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                              EXHIBIT O

extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I;
(x) all Revolving Loan Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Revolving Loan Commitment Commission and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for per iods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this      day                                      [NAME OF
             ------                                         ASSIGNOR]
of              , 19                                        as Assignor
  --------------    --

                                 By
                                   --------------------------
                                   Title:


                                 [NAME OF ASSIGNEE]
                                 as Assignee



                                 By
                                   --------------------------
                                   Title:


[Acknowledged and Agreed:


BANKERS TRUST COMPANY/8/



By
  --------------------------
  Title:

              ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 ANNEX I



1.       Borrower: Ithaca Industries, Inc.


2.       Name and Date of Credit Agreement:


   Amended and Restated Credit Agreement, originally dated as of December 1, 1992 and amended and restated as of December __, 1996, among Ithaca Industries, Inc., the Banks from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Com pany, as Agent, as amended to the date hereof.



3.       Date of Assignment Agreement:


 4.      Amounts (as of date of item #3 above):

                           Outstanding Principal             Revolving
-------------
     /8/ The consent of Bankers Trust Company in its individual capacity is required only for assignments which include any portion of the Assignor's Revolving Loan Commitment.

                                                              EXHIBIT O

                               OF TERM LOANS              LOAN COMMITMENT
                               -------------              ---------------

  a.  Aggregate Amount                                    $
                                                            ------------------
         $
          -------------
    for all Banks

  b.  Assigned Share/9/                   %                            %
                                  --------                     --------
  c.  Amount of               $                            $
                               -----------                  -----------
    Assigned Share

5.       Settlement Date:


6.       Rate of Interest                 As set forth in Section
1.07
   to the Assignee:              of the Credit Agreement (unless
                           otherwise agreed to by the Assignor
                           and the Assignee)/10/

7.       Revolving Loan                   As set forth in Section
         3.01(b)
   Commitment                    of the Credit Agreement (unless
    Commission:                  otherwise agreed to by the As
                                 signor and the Assignee)/11/

8.       Letter of Credit                 As set forth in Section
         3.01(b)
   Fees to the                   of the Credit Agreement (unless

-------------
     /9/
   Percentage taken to 12 decimal places.

     /10/      Ithaca Industries, Inc. and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section
1.07 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

     /11/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, Ithaca Industries, Inc. and the Agent shall direct the entire amount of the Revolving Loan Commitment Commission to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Revolving Loan Commitment Commission through payment by the Assignee to the Assignor.

   Assignee:                     otherwise agreed to by the As
                                 signor and the Assignee)/12/

9.       Commission:                      otherwise agreed to by
                              the Assignor and the
                                    Assignee)

         Notice:

         ASSIGNOR:


           ---------------------------

           ---------------------------

           ---------------------------
           Attention:
           Telephone:
           Telecopier:
           Reference:


         ASSIGNEE:




           ---------------------------

           ---------------------------

           ---------------------------

           Attention:
           Telephone:
           Telecopier:
           Reference:

   Payment Instructions:

         ASSIGNOR:




           ---------------------------

           ---------------------------

           ---------------------------

           Attention:
           Reference:

         ASSIGNEE:


-------------
     /12/ Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, Ithaca Industries, Inc. and the Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(c) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                              EXHIBIT O


           ---------------------------

           ---------------------------

           ---------------------------

           Attention:
           Reference:


Accepted and Agreed:


[NAME OF ASSIGNEE]                        [NAME OF ASSIGNOR]


By                                        By
  --------------------------                --------------------------

  --------------------------                --------------------------
 (Print Name and Title)                     (Print Name and Title)

                                                                      Exhibit R
                                                                      ---------



                        SECTION 4.04(B)(III) CERTIFICATE


         Reference is hereby made to the Credit Agreement, originally dated as of December 1, 1992, among Ithaca Industries, Inc., the lenders from time to time party thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as Co-Agent and Bankers Trust Company, as Agent, as amended and restated as of December 16, 1996, as amended to the date hereof (the "Credit Agreement"). Pursuant to the provisions of
Section 4.04(b)(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.





                                 [NAME OF BANK]


                                 By:
                                    --------------------------------
                                       Title:


Date:
     ------------------------